Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NOVASTAR RESOURCES LTD.
(Name of small business issuer in its charter)

Nevada	1000	91-1975651
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Seth Grae
8300 Greensboro Drive, Suite 800
McLean, VA 22102
(703) 287-8743

(Address and telephone number of principal executive offices)

Copies to:

Louis A. Bevilacqua, Esq.
Joseph R. Tiano, Jr., Esq.
Thelen Reid & Priest LLP
701 8th Street, N.W.
Washington, D.C. 20001
(202) 508-4000

(Names, addresses and telephone numbers of agents for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value (3)	66,140,649	$0.45	$29,763,292.05	$3,184.67
Shares of Common Stock underlying Common Stock Purchase Warrants	20,436,180	$0.45	$9,196,281.00	$984.00
Total	86,576,829	$0.45	$38,959,573.05	$4,168.67

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on June 27, 2006.
(3) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated [__], 2006

NOVASTAR RESOURCES LTD.

86,576,829 Shares of Common Stock

This prospectus relates to an aggregate of up to 86,576,829 shares of our common stock which may be resold from time to time by the selling stockholders identified in this prospectus for their own account, consisting of (i) 40,868,168 shares of our common stock issued pursuant to private placements that were completed on February 14, 2006 and May 4, 2006 and (2) 45,708,661 shares of our common stock that have been issued to consultants of the Company or that have been issued on the effective date of the Merger to persons who were affiliates of Thorium Power prior to the Merger. Of such shares, (i) 66,140,649 are outstanding upon the effective date of the registration statement to which this prospectus relates, and (ii) up to 20,436,180 shares are issuable upon the exercise of warrants held by certain of the selling stockholders. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “NVAS.OB”. The closing sales price for our common stock on June 28, 2006 was $0.46 per share, as reported on the OTC Bulletin Board. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

The selling stockholders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Investing in the shares being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 7, when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2006.

TABLE OF CONTENTS

INTRODUCTORY STATEMENT	2
PROSPECTUS SUMMARY	2
RISK FACTORS	7
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	19
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	19
MANAGEMENT’S DISCUSSION AND ANALYSIS	20
DESCRIPTION OF BUSINESS	34
PROPERTIES	44
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.	46
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
EXECUTIVE COMPENSATION	51
LEGAL PROCEEDINGS	53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53
CHANGE IN ACCOUNTANTS	54
SELLING STOCKHOLDERS	54
DESCRIPTION OF SECURITIES	60
SHARES ELIGIBLE FOR FUTURE SALE	61
PLAN OF DISTRIBUTION	61
LEGAL MATTERS	64
EXPERTS	64
WHERE YOU CAN FIND MORE INFORMATION	65

INTRODUCTORY STATEMENT

On February 14, 2006, Novastar, TP Acquisition Corp. a wholly owned subsidiary of Novastar, and Thorium Power, Inc. entered into a merger agreement, as amended on June 12, 2006 (the “Merger Agreement”). The Merger Agreement contemplates that TP Acquisition will be merged with and into Thorium Power, with Thorium Power, the surviving corporation, becoming a wholly-owned subsidiary of Novastar (the “Merger”). On June 14, 2006, we filed a registration statement on Form S-4, registering the shares of our common stock that we will issue to the shareholders of Thorium Power in connection with the Merger (the “S-4 Registration Statement”). The Merger will not be completed until, among other things, the S-4 Registration Statement is declared effective by the Securities and Exchange Commission.

As this registration statement on Form SB-2 will only be effective after the Merger is completed and since the prospectus contained in this registration statement will not be used until the Merger is consummated, the information set forth in this registration statement presents all information as if the Merger was completed, with the exception of the financial statements and Management’s Discussion and Analysis, for which information is provided for Novastar and Thorium Power separately, as consolidated financial statements are not yet available. The unaudited pro forma consolidated balance sheet of Novastar reflecting the financial position of Novastar had the Merger occurred on March 31, 2006 is included in the registration statement. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “Novastar,” “we,” “us,” or “our,” are references to the combined business of Novastar Resources Ltd. and our wholly-owned subsidiary, Thorium Power, Inc. The terms “Novastar,” “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended.

The Company

Our Business Generally

We have two different lines of business. Our primary line of business is research and development of proprietary nuclear fuel technology for use in nuclear power plants. Our second line of business is mineral exploration. We refer to our primary line of business as our Nuclear Fuel Design Business and we refer to our secondary line of business as our Mineral Exploration Business.

With regard to the Nuclear Fuel Design Business, Novastar has proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve (i) the market for U.S. and Russian weapons grade plutonium disposition; (ii) the market for disposition of reactor-grade plutonium that has already been separated or reactor-grade plutonium currently embedded in spent nuclear fuel that can be separated through reprocessing of such spent fuel; and (iii) the market for commercial thorium-uranium nuclear fuel. The above designs require additional developmental work to be used in reactors, and Novastar plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

Our objective with regard to the Nuclear Fuel Design Business is to develop fast, and cost-effective designs for disposing of weapons-grade and reactor-grade plutonium by using the plutonium combined with thorium as reactor fuel and to develop proliferation resistant nuclear fuel designs and to patent and commercialize these designs in collaboration with public and private entities worldwide.

With regard to our Mineral Exploration Business, as of fiscal year-end June 30, 2005, we had no mineral properties, but subsequently acquired mineral leases and claims located in Alabama, USA and North Queensland, Australia, respectively. These are exploration stage mineral properties prospective for thorium, platinum group metals (platinum group metals) and other rare earth minerals (REM).

The phosphate mineral monazite, which exists in sands, contains concentrations of thorium oxide as well as other REM. All commercially viable thorium metal is extracted from monazite. Utilizing thorium based nuclear fuels has several important societal benefits, such as safety benefits, environmental benefits, and non-proliferation benefits. Thorium is more abundant, more efficient and safer to use as a reactor fuel than uranium. Also important, thorium fueled reactors leave behind very little weapons grade plutonium. To this end, Novastar has acquired, and may acquire, both physical properties and rights to properties that contain monazite deposits. Properties of interest to Novastar contain both monazite stockpiles and in ground concentrations of monazite.

Our objective with regard to the Mineral Exploration Business is to become a global supplier of thorium to the nuclear energy industry.

Background

Novastar Resources Ltd. was incorporated under the laws of the state of Nevada on February 2, 1999, under the name of Aquistar Ventures (USA) Inc. Novastar was organized for the purpose of exploring for and, if possible, developing mineral properties primarily in the province of Ontario, Canada, through our wholly owned subsidiary, Aquistar Ventures Inc. ("Aquistar Canada"). Aquistar Canada was incorporated under the laws of the province of British Columbia, Canada, on April 13, 1995 and is now inactive.

On February 2, 2001, Novastar acquired 100% of the issued and outstanding capital stock of Custom Branded Networks, Inc. or CBN, a Delaware corporation, in exchange for 25,000,000 common shares of Novastar. We then changed our name to Custom Branded Networks, Inc. on or about May 29, 2001. The business of CBN, the Delaware corporation which was Novastar’s wholly owned subsidiary, was the provision of turnkey private label Internet solutions to businesses and private organizations.

In May of 2003 Novastar began actively looking for other business opportunities that would provide superior economic opportunity, and in January 2005 we retained consultants to assist in the identification of opportunities in the nuclear sector, particularly with respect to thorium fuel and technology. Effective May 10, 2005, we changed our name to Novastar Resources Ltd. During the period from September through December 2005, we entered into three agreements to acquire mining interests in two properties in Alabama and one property in Queensland, Australia.

As soon as practicable after the S-4 Registration Statement is declared effective as well as the satisfaction of the relevant closing conditions, we will acquire Thorium Power and our Nuclear Fuel Design Business when our wholly-owned subsidiary that was formed to act as an acquisition vehicle, TP Acquisition Corp., and Thorium Power, Inc. complete a merger whereby TP Acquisition merges with and into Thorium Power, which shall become a wholly owned subsidiary of Novastar. As indicated in the Introductory Statement, the information set forth in this registration statement presents all information as if the Merger was completed.

Recent Capital Raising

On February 14, 2006, we completed a private placement with a number of institutional and accredited investors. The aggregate number of units purchased by all investors in connection with this private placement was 4,208,331 units at a price of $0.30 per unit, to 13 accredited investors for total proceeds of $1,262,500 the (“February 14 Private Placement Shares”). Each unit consists of one share of our common stock and one-half of one share of common stock purchase warrant. Each whole warrant is non transferable and entitles the holder to purchase one additional share of common stock of the Company for a period of 12 months after the closing date of the offering at a price per warrant share of $0.50 (the “February 14 Warrants”).

On May 4, 2006, we completed a private placement with a number of institutional and accredited investors. The aggregate number of units purchased by all investors in connection with this private placement was 36,659,837 units at a price of $0.425 per unit, for a total of $15,580,434 (the “May 4 Private Placement Shares”). On May 4, 2006, the 200 day moving average stock price for Novastar was $0.44 per share. Each unit consists of one share of our common stock and one-half of one share of common stock purchase warrant. Each whole warrant is non transferable and entitles the holder to purchase one additional share of common stock of the Company for a period of 12 months after the closing date of the offering at a price per warrant share of $0.65 (the “May 4 Warrants”).

The February 14 Private Placement Shares and May 4 Private Placement Shares were sold pursuant to subscription agreements between Novastar and each subscriber in the offering. We also entered into a registration rights letter agreement with each subscriber in the May 4 Private Placement. Among other things, the registration rights agreement requires us to file a Registration Statement on Form SB-2 (or if Form SB-2 is not available, on such other form that is available) with the Securities and Exchange Commission simultaneous with the filing of a registration statement on Form S-4 in connection with the business combination of Novastar with Thorium Power, or within 15 days thereafter, to enable the resale of the shares and the warrant shares by the subscribers. The registration rights agreement also requires us to use reasonable best efforts to cause the registration statement to be declared effective as soon as possible, but in any event not later than the earlier of (a) the 120th day following the closing date of the offering referenced in the subscription agreement and (b) the fifth trading day following the date on which we are notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. The registration rights agreement also requires Novastar to use reasonable best efforts to keep the registration statement effective until the earlier of (i) two years from the date of the final exercise of all the warrants, (ii) the date on which the subscriber may sell all shares and warrant shares then held by the subscriber pursuant to Rule 144 without restriction as to the number of securities as of a particular date that can then be immediately sold, or (iii) the public sale of all of the shares and the warrant shares. If the registration statement is not filed within the time frame described above, then we are required to issue to each subscriber cash or additional units (at the subscriber’s option), as liquidated damages, equal to 2% of the number of units for which the subscriber subscribed on each monthly anniversary of the failure to file (if the failure has not been cured by such date). If the registration statement is not declared effective within the time frame described above, then we must issue to the subscriber cash or additional units (at the subscriber’s option), as liquidated damages, equal to 2% of the number of units for which the subscriber subscribed on each monthly anniversary of the failure to be declared effective (if the failure has not been cured by such date). If the registration statement ceases to be effective after the date first declared effective by the SEC and prior to the expiration of the effectiveness period described above, then we are obligated to issue to each subscriber cash or additional units (at the subscriber’s option), as liquidated damages, equal to 2% of the number of units for which the subscriber subscribed on each monthly anniversary of the registration statement ceasing to be effective (if the failure has not been cured by such date). In no event, however, shall the aggregate amount of cash or number of units issued as liquidated damages in the case of (a) a failure to file (as described above), (b) a failure to be declared effective (as described above) or (c) the registration Statement ceasing to be effective (as described above), exceed 12% of the amount of cash paid or the number of units paid for by the subscriber.

Pursuant to this prospectus, we are registering, among other shares described on page 54, the February 14 Private Placement Shares and the May 4 Private Placement Shares described above for resale by the selling stockholders identified on pages 54-60. These shares may be offered by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. See “PLAN OF DISTRIBUTION” on page 62. We will not receive proceeds from the sales by the selling stockholders but we will receive funds from the exercise of the warrants. Our common stock is quoted on the OTC Bulletin Board under the symbol “NVAS.OB”.

The Offering

Common stock offered by selling stockholders	86,576,829shares

Common stock outstanding before the offering	272,267,177 shares (1)

Common stock outstanding after the offering	185,690,348 shares

Proceeds to us
We will not receive any proceeds from the sale of common stock covered by this prospectus. To the extent that the selling stockholders exercise, for cash, all of the warrants covering the 20,436,180 shares of common stock registered for resale under this prospectus, we would receive approximately $12,967,892 in the aggregate from such exercises. We intend to use such proceeds for working capital, and other general corporate purposes.

(1)	Represents the number of shares outstanding on the effective date of the Merger.

Risk Factors

Because we are a development stage company with a very limited history of operations, we are subject to many risks associated with early-stage companies. We are subject to numerous risks, including: ongoing significant operating losses that the Company continues to experience due to a lack of revenue; uncertainty about the Company’s liquidity and capital resources; reliance on Seth Grae and other key individuals who are likely to be a significant factor in the Company’s future growth; risks associated with the Company’s Exploration Business, such as existence of a commercially viable deposit or reserves on properties to which the Company has mineral rights, environmental and other industry regulations relating to mining operations, and other risks attributable to mineral companies in general; risks associated with the Company’s Nuclear Fuel Design Business, such as uncertainties about new nuclear fuel designs developed by the Company that have only been partially tested in a research reactor and have not been tested or proven in existing commercial reactors or willingness of reactor operators to adopt the Company’s new nuclear fuel designs, uncertainties about licensing and regulatory approval process due to significant differences in the Company’s fuel designs from fuels currently licensed and used by commercial nuclear power plants, high dependency on U.S. government funding and support for the company’s weapons-grade plutonium disposing fuel without which commercialization of this fuel design is unlikely, intellectual property risk including that the company does not have rights to all the processes and methodologies that are used or may be used or useful in its Nuclear Fuel Design Business, political uncertainties from reliance on Russia as the main site where research and development activities on the company’s fuel designs are being conducted; risks related to integration of Novastar and Thorium Power after the Merger; high historical volatility of the Company’s stock price and other risks related to holding the Company’s stock. For a more detailed discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Additional Information

Our corporate headquarters are located at 8300 Greensboro Drive, Suite 800, McLean VA 22102. Our telephone number is (703) 918-4904. We maintain a website at www.novastarresources.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, you could lose all or part of your investment.

BUSINESS RISKS RELATING TO THE NUCLEAR FUEL DESIGN BUSINESS

NOVASTAR’S FUEL DESIGNS HAVE NEVER BEEN TESTED IN AN EXISTING COMMERCIAL REACTOR AND ACTUAL FUEL PERFORMANCE, AS WELL AS THE WILLINGNESS OF COMMERCIAL REACTOR OPERATORS AND FUEL FABRICATORS TO ADOPT A NEW FUEL DESIGN, IS UNCERTAIN.

Nuclear power research and development entails significant technological risk. New designs must be fabricated, tested and licensed before market opportunities will exist. Novastar’s fuel designs are still in the research and development stage and while irradiation testing in a test reactor in Russia (which mimics the operating characteristics of an actual commercial reactor) and thermal-hydraulic experiments have been ongoing for several years, the fuel technology is yet to be tested in an existing commercial reactor. Novastar will not be certain about the ability of the fuel it designs to perform in actual commercial reactors until it is able to commercialize its fuel designs. It will also have to establish a relationship with a fuel fabricator to actually produce fuel using its designs. If the fuel designs do not perform as anticipated in commercial use, Novastar will not realize revenues from the licensing or other use of its fuel designs. In addition, there are several technical challenges involved in commercializing thorium based fuels. Some of the technical challenges with Novastar’s technology identified by the experts at the Kurchatov Institute, Westinghouse, and International Atomic Energy Agency, include:

•	Fuel fabrication: The relatively high melting point of thorium oxide will require fuel pellet manufacturing techniques that are different from those currently used for uranium pellets.

•
Fuel fabrication: Novastar’s fuel rod designs are greater than 3 meters long compared to conventional Russian fuel rods that are 1 meter long. The longer rods will required new equipment and experience making longer extrusions.

•	Fuel design: Novastar’s “seed-and-blanket” fuel assembly design has a detachable central part which is not in conventional fuel designs.

•
Fuel design: Novastar’s fuel design includes plutonium-zirconium fuel rods which will operate in a soluble boron environment . Current reactor operating experience is with uranium-zirconium fuel in a boron-free environment.

•
Fuel use: Novastar’s fuel is expected to be capable of producing more gigawatt days per ton of fuel than is allowed by current reactor licenses, so to gain full economic benefits, reactor operators will have to get regulatory approval.

•
Fuel use: Novastar’s fuel are expected to produce energy economically for up to 9 years in the reactor core. Current fuel demonstrates the cladding can remain corrosion-free for up to 5 years. Testing is needed to prove corrosion resistance for the longer residence time.

•
Fuel reprocessing: The IAEA has identified a number of ways that reprocessing spent thorium fuel would require technologies different from existing uranium fuel reprocessing. Management’s current marketing plans do not assume or depend on the ability to reprocess and recycle spent fuel. Management expects spent thorium fuel will go into long term storage. This is current U.S. Government policy.

NOVASTAR’S FUEL DESIGNS DIFFER FROM FUELS CURRENTLY LICENSED AND USED BY COMMERCIAL NUCLEAR POWER PLANTS. AS A RESULT, THE LICENSING AND APPROVAL PROCESS FOR NOVASTAR’S FUELS MAY BE DELAYED AND MADE MORE COSTLY, AND INDUSTRY ACCEPTANCE OF THORIUM POWER’S FUELS MAY BE HAMPERED.

Novastar’s fuel designs differ significantly in some aspects from the fuel licensed and used today by commercial nuclear power plants. Some of the differences between Novastar’s fuels and those currently used include:

•	use of thorium instead of only uranium,

•	higher uranium enrichment level,

•	seed-and blanket fuel assembly design integrating thorium and uranium,

•	high burn-up levels of uranium,

•	use of metallic seed rods,

•	longer residence time of the blanket in the reactor, and

•
the ability of Novastar’s fuels to dispose of reactor-grade plutonium and/or weapons-grade plutonium through the use of a new fuel design and in reactors that have never used plutonium-bearing fresh fuels.

These differences will likely result in more prolonged and extensive review by the U.S. Nuclear Regulatory Commission and other nuclear licensing authorities and customers. Also, the nuclear industry may be hesitant to switch to another fuel with little or no history of successful commercial use because of the need for additional engineering and testing with no guarantee of success as well as investor reluctance to invest in a new technology when viable existing technologies are available.

NOVASTAR’S PLANS TO DEVELOP ITS THORIUM/WEAPONS-GRADE PLUTONIUM DISPOSING FUEL ARE DEPENDENT UPON U.S. GOVERNMENT FUNDING AND SUPPORT. WITHOUT SUCH SUPPORT, NOVASTAR IS UNLIKELY TO BE ABLE TO SERVE THIS MARKET.

Novastar’s business model and specifically its thorium/weapons-grade plutonium disposing fuel design is highly dependent upon U.S. and perhaps other government funding and acceptance as a technology appropriate to eliminate U.S. and Russian stockpiles of surplus weapons-grade plutonium. Management believes that participation in this multi-billion dollar market is a critical element in its business modeling. In the past, Novastar has faced resistance from some offices within the U.S. Department of Energy (DOE) that support other alternative plutonium disposing technology, particularly mixed plutonium uranium oxide (MOX) fuel designs. Novastar has spent a significant amount of funds to gain commercial and market acceptance for its fuel designs. Over the last two years Novastar has spent approximately $400,000, in the aggregate, including both cash and the fair market value of equity compensation, on third party service providers in connection with these lobbying efforts. Novastar expects to spend significantly more money per year than it has in the past over the next three years on these efforts to gain acceptance. These efforts may not result in funding for Novastar or government acceptance of Novastar’s technologies for plutonium disposition or other government-funded projects.

NOVASTAR DOES NOT HAVE RIGHTS TO ALL OF THE DESIGNS, PROCESSES AND METHODOLOGIES THAT ARE USED OR MAY BE USED OR USEFUL IN ITS BUSINESS IN THE FUTURE. IF NOVASTAR IS UNABLE TO OBTAIN SUCH RIGHTS ON REASONABLE TERMS IN THE FUTURE, NOVASTAR’S ABILITY TO EXPLOIT ITS INTELLECTUAL PROPERTY MAY BE LIMITED.

Dr. Alvin Radkowsky invented the thorium fuel technology that Novastar is developing. Upon founding Thorium Power (the predecessor company of Novastar) in 1992, Dr. Radkowsky assigned all of his rights in the intellectual property relating to such fuel designs to Thorium Power. Thorium Power then filed patent applications in the United States and other countries and the patents were issued and are held solely by Thorium Power. Novastar is currently conducting fuel assembly design work in Russia through Russian Research Centre Kurchatov Institute, an independent contractor that is closely affiliated with the government of the Russian Federation. Novastar does not have any licensing or other rights to acquire or utilize certain designs, methodologies or processes required for fuel assemblies. If Novastar desires to utilizes such processes or methodologies in the future, it must obtain a license or other right to use such technologies from the Kurchatov Institute or other entities that subcontract to the Kurchatov Institute. If Novastar is unable to obtain such a license or other right on terms that it deems to be reasonable, then Novastar may not be able to fully exploit its intellectual property and may be hindered in the sale of its products and services.

NOVASTAR MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, PARTICULARLY IN LIGHT OF RUSSIAN INTELLECTUAL PROPERTY LAWS.

Intellectual property rights are evolving in Russia, trending towards international norms, but are by no means fully developed. Novastar works closely with the Kurchatov Institute in Russia to develop some of its intellectual property and so some of its intellectual property rights derive, or are affected by, Russian intellectual property laws. If the application of these laws to Novastar’s intellectual property rights proves inadequate, then it may not be able to fully avail itself of its intellectual property and its business model may therefore be impeded.

NOVASTAR’S RESEARCH OPERATIONS ARE CONDUCTED PRIMARILY IN RUSSIA, MAKING THEM SUBJECT TO POLITICAL UNCERTAINTIES RELATING TO RUSSIA AND U.S.-RUSSIA RELATIONS.

Substantially all of Novastar’s present research activities are in Russia. Novastar’s research operations are subject to various political risks and uncertainties inherent in the country of Russia. If U.S.-Russia relations deteriorate, the Russian government may decide to scale back or even cease completely its cooperation with the United States on various international projects, including in the plutonium disposition program and nuclear power technology development programs. If this happened, Novastar’s research and development program in Russia could be scaled back or shut down, which could have a significant adverse impact on Novastar’s ability to execute its business model. Furthermore, the Russian institutes engaged in the Novastar project are highly regulated and, in many instances, are controlled by the Russian government. The Russian government could decide that the nuclear scientists engaged in Novastar’s project in Russia or testing facilities employed in this project should be redirected to other high priority national projects in the nuclear sector which could lead to delays or have some other significant adverse impact on Novastar’s project.

NOVASTAR SERVES THE NUCLEAR POWER INDUSTRY, WHICH IS HIGHLY REGULATED.

The nuclear power industry is a highly regulated industry. Novastar intends to license its fuel designs to nuclear fuel fabricators, who would, in turn, sell the thorium-based nuclear fuel that is produced using Novastar’s intellectual property to nuclear generating companies. All nuclear companies are subject to the jurisdiction of the United States Nuclear Regulatory Commission, or its foreign equivalents, with respect to the operation of nuclear reactors, fuel cycle facilities and handling of nuclear materials and technologies. The U.S. Nuclear Regulatory Commission, and its foreign equivalents, subject nuclear facilities to continuing review and regulation covering, among other things, operations, maintenance, emergency planning, security and environmental and radiological aspects of those facilities. These nuclear regulatory bodies may modify, suspend or revoke operating licenses and impose civil penalties for failure to comply with applicable laws and regulations such as the Atomic Energy Act, the regulations under such Act or the terms of such licenses. Possession and use of nuclear materials, including thorium-based nuclear fuel, would require the approval of the United States Nuclear Regulatory Commission or its counterparts around the world and would be subject to monitoring by international agencies.

PUBLIC OPPOSITION TO NUCLEAR POWER COULD INCREASE.

Successful execution of Novastar’s business model is dependent upon public support for nuclear power in the United States and other countries. Nuclear power faces strong opposition from certain competitive fuels, individuals and organizations. The occurrence of another major, Chernobyl-like, nuclear accident could have a significant adverse effect on public opinion about nuclear power and the favorable regulatory climate needed to introduce new nuclear technologies. Strong public opposition could hinder the construction of new nuclear power plants and lead to an early shut-down of the existing nuclear power plants. Furthermore, nuclear fuel fabrication and the use of new nuclear fuels in reactors must be licensed by the United States Nuclear Regulatory Commission and equivalent foreign governmental authorities. The licensing process includes public hearings in which opponents of the use of nuclear power might be able to cause the issuance of required licenses to be delayed or denied. In fact, since the Chernobyl nuclear accident, no new nuclear power plant has been built and opened in the United States.

MODIFICATIONS TO EXISTING NUCLEAR FUEL CYCLE INFRASTRUCTURE AS WELL AS REACTORS MAY PROVE TOO EXTENSIVE OR COSTLY.

The existing nuclear fuel cycle infrastructure is predominantly based on low-enrichment uranium oxide fuels. Introduction of thorium based fuel designs, which require relatively higher enriched uranium or plutonium as a source of reactivity, into the existing nuclear fuel cycle supply chain would necessitate certain changes to procedures, processes and equipment used by existing nuclear fuel fabrication facilities and nuclear fuel transportation companies. In addition, Novastar’s nuclear fuel designs rely on fabrication technologies that may be different from the fabrication techniques presently utilized by existing fuel fabricators. In particular, Novastar’s metallic seed rods must be produced using a co-extrusion fabrication process that was developed in Russia. Presently, most commercial nuclear fuel is produced using a pellet fabrication technology, whereby uranium oxide is packed into small pellets that are stacked and sealed inside metallic tubes. The co-extrusion fabrication technology involves extrusion of a single-piece solid fuel rod from a metallic matrix containing uranium or plutonium seed fuel. While the co-extrusion fabrication process has been successfully used in Russia for decades to produce one-meter long metallic nuclear fuel rods used in nuclear reactors that propel Russian icebreakers, it must be upgraded and tested to demonstrate its ability to produce longer metallic rods (approximately 3.5-meters long for Russian VVER reactors) so that Novastar’s seed fuel can be consistent with the standard length of fuel rods used in existing commercial reactors. Full-size metallic fuel rods have not yet been produced using this fabrication process, and there are no guarantees that this new fabrication technology will be successful.

Deployment of Novastar’s nuclear fuel designs into existing commercial reactors may require modifications to existing equipment, refueling and fuel handling procedures, and other processes utilized at existing nuclear power plants. The costs of such modifications are difficult to ascertain. While one of Novastar’s goals is to make its fuel designs as compatible as possible with the design of existing commercial reactors in order to minimize the extent and cost of modifications that may be required, Novastar may not be able to achieve compatibility sufficient to reduce the extent and costs of required modifications enough to make its design economical for reactor operations.

NOVASTAR’S NUCLEAR FUEL PROCESS IS DEPENDENT ON OUTSIDE SUPPLIERS OF NUCLEAR AND OTHER MATERIALS.

  Production of fuel assemblies using Novastar’s nuclear fuel designs is dependent on the ability of fuel fabricators to obtain supplies of thorium oxide for the “blanket” component of its fuel assembly design. Fabricators will also need to obtain metal for components, particularly zirconium. These materials are regulated and can be difficult to obtain or may have unfavorable pricing terms. The inability of fabricators to obtain these materials could have a material adverse effect on their ability to market fuel based on Novastar’s technology.

BUSINESS RISKS RELATING TO THE MINERAL EXPLORATION BUSINESS

MINERAL EXPLORATION AND DEVELOPMENT ACTIVITIES ARE SPECULATIVE IN NATURE.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from extraction. The marketability of minerals acquired or discovered by Novastar may be affected by numerous factors which are beyond the control of Novastar and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection, the combination of which factors may result in Novastar not receiving an adequate return on investment capital.

Substantial expenditures are required to establish mineral reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities and grades to justify commercial operations or that funds required for development can be obtained on a timely basis. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

NOVASTAR IS AN EXPLORATION STAGE COMPANY, AND THERE IS NO ASSURANCE THAT A COMMERCIALLY VIABLE DEPOSIT OR "RESERVE" EXISTS ON ANY PROPERTIES FOR WHICH NOVASTAR HAS, OR MIGHT OBTAIN, AN INTEREST.

Novastar is an exploration stage company and cannot be certain that a commercially viable deposit, or “reserve,” exists on any properties for which Novastar currently has or may have an interest. Therefore, determination of the existence of a reserve depends on appropriate and sufficient exploration work and the evaluation of legal, economic, and environmental factors. If Novastar fails to find a commercially viable deposit on any of its properties, its financial condition and results of operations will be materially adversely affected.

Any potential development and production of Novastar’s exploration properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand Novastar’s operations on these exploration properties is anticipated to involve consideration and evaluation of several significant factors including, but not limited to:

•	costs of bringing each property into production, including exploration work, preparation of production feasibility studies and construction of production facilities;

•	availability and costs of financing;

•	ongoing costs of production;

•	market prices for the minerals to be produced;

•	environmental compliance regulations and restraints; and

•	political climate and/or governmental regulation and control.

BUSINESS RISKS RELATED TO BOTH THE NUCLEAR FUEL DESIGN BUSINESS AND THE MINERAL EXPLORATION BUSINESS.

NOVASTAR WILL RELY ON SETH GRAE AND CERTAIN OTHER KEY INDIVIDUALS AND THE LOSS OF MR. GRAE OR ANY OF THESE OTHER KEY INDIVIDUALS WOULD HAVE AN ADVERSE EFFECT ON NOVASTAR.

Novastar’s success will depend upon Seth Grae and certain other key members of the management team. Mr. Grae’s knowledge of the nuclear power industry, his network of key contacts within that industry and in government and, in particular, his expertise in the potential use of thorium as a fuel in nuclear reactors, is critical to the implementation of the prospective business model of the combined company. Mr. Grae and these other individuals are a significant factor in Novastar’s future growth and success. The loss of the service of Mr. Grae or these other key members of the management team would have a material adverse effect on Novastar. Novastar does not have key man insurance policies relating to Seth Grae or any other key individuals and does not anticipate obtaining any such insurance.

FINANCIAL RISKS RELATING TO THE NUCLEAR FUEL DESIGN BUSINESS AND THE MINERAL EXPLORATION BUSINESS.

NOVASTAR’S LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO JUDGE ITS PROSPECTS.

Novastar is an exploration stage company that has a limited operating history upon which an evaluation of Novastar, its current business and its prospects can be based. You should consider any purchase of Novastar’s shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of corporate development

NOVASTAR’S BUSINESS AND FINANCIAL CONDITION ARE SUBJECT TO THE RISKS APPLICABLE TO MINING COMPANIES GENERALLY

Factors beyond the control of Novastar may affect the marketability of any substances discovered from any resource properties Novastar may acquire. Metal prices have fluctuated widely in recent years. Government regulations relating to price, royalties, allowable production and importing and exporting of minerals can adversely affect Novastar. There can be no certainty that Novastar will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and operations on any projects it may acquire and environmental concerns about mining in general continue to be a significant challenge for all mining companies.

NOVASTAR WILL BE SUBJECT TO OPERATING HAZARDS, COMPETITION AND DOWNWARD PRICE FLUCTUATION WHICH MAY ADVERSELY AFFECT NOVASTAR’S FINANCIAL CONDITION.

Mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Novastar’s operations will be subject to all the hazards and risks normally incidental to exploration, development and production of metallic minerals, such as unusual or unexpected formations, cave-ins or pollution, all of which could result in work stoppages, damage to property and possible environmental damage. Novastar does not have general liability insurance covering its operations. Payment of any liabilities as a result could have a material adverse effect upon Novastar’s financial condition.

Significant and increasing competition exists for the limited number of mineral acquisition opportunities available. As a result of this competition, some of which is with large established mining companies with substantial capabilities and greater financial and technical resources than Novastar, Novastar may be unable to acquire attractive mineral properties on terms it considers acceptable.

Novastar has no control over the fluctuations in the prices of the thorium and other rare earth minerals that it is exploring for. A significant decline in such prices would severely reduce the value of Novastar.

NOVASTAR’S ACTIVITIES WILL BE SUBJECT TO ENVIRONMENTAL AND OTHER INDUSTRY REGULATIONS WHICH COULD HAVE AN ADVERSE EFFECT ON THE FINANCIAL CONDITION OF NOVASTAR.

Novastar’s activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. In addition to existing laws, there can be new federal, state, or local laws banning, restricting, or taxing mining activities planned by Novastar.

Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on the financial condition of Novastar.

The operations of Novastar, including exploration and development activities and commencement of production on its properties require permits from various federal, state, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

THE PRICE OF FOSSIL FUELS OR URANIUM MAY FALL, WHICH WOULD REDUCE THE INTEREST IN NOVASTAR BY REDUCING ECONOMIC ADVANTAGES OF UTILIZING THORIUM BASED FUELS AND ADVERSELY AFFECT THE MARKET PROSPECTS FOR NOVASTAR'S FUEL DESIGNS.

Coal, uranium, natural gas and crude oil prices are currently at very high levels. Management believes the high cost of these fuels has resulted in increased interest in other sources of energy such as thorium. If prices of traditional energy sources fall, then the demand that the company expects for thorium based fuels may not materialize. A decrease in demand for thorium based fuels would negatively affect Novastar’s future operating results.

RISKS RELATED TO THE OWNERSHIP OF NOVASTAR STOCK

THERE MAY BE VOLATILITY IN THE NOVASTAR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT INVESTMENTS, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE VALUE THEY ORIGINALLY PURCHASED SUCH SHARES.

The market price of Novastar’s common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control, including:

•	quarterly variations in operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of other similar companies;

•
announcements by Novastar or its competitors of new products or of significant technical innovations, contracts, receipt of (or failure to obtain) government funding or support, acquisitions, strategic partnerships or joint ventures;

•	additions or departures of key personnel;

•	any deviations in net sales or in losses from levels expected by securities analysts or any reduction in political support from levels expected by securities analysts;

•	future sales of common stock; and

•	results of analyses of mining and resources assets.

In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause the Novastar stock price to fall regardless of its performance.

BECAUSE THE NOVASTAR SECURITIES TRADE ON THE OTC BULLETIN BOARD, THE ABILITY TO SELL SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

The shares of Novastar common stock have been listed and principally quoted on the NASD OTC Bulletin Board. Because Novastar securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell Novastar securities and otherwise affect the trading market in Novastar securities.

Because Novastar shares are deemed “penny stocks,” there may be difficulty selling them in the secondary trading market. The Securities and Exchange Commission has adopted regulations, which generally define a “penny stock” to be any equity security that has a market price (as defined in the regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As Novastar common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving Novastar common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell Novastar common stock and the ability of stockholders to sell Novastar common stock in the secondary market would be limited. As a result, the market liquidity for Novastar common stock would be severely and adversely affected.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS NOVASTAR’S STOCK PRICE.

Novastar shares that are eligible for future sale may have an adverse effect on the price of the Novastar stock. As of May 30, 2006, there were 154,508,776 shares of Novastar common stock outstanding. As of June 12, 2006, about 75 million shares of Novastar common stock were freely tradable without substantial restriction or the requirement of future registration under the Securities Act. The remainder of the Novastar outstanding shares, most of which are held by Novastar’s officers, directors and greater than 5% stockholders, may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. In addition, as of March 31, 2006, an additional 10,992,498 shares were subject to outstanding options or warrants.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of the Novastar common stock and could impair Novastar’s ability to raise capital through the sale of its equity securities.

NOVASTAR WILL NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING STOCKHOLDERS CONTROL NOVASTAR, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES.

Novastar stockholders do not have the right to cumulative voting in the election of Novastar directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to the Novastar board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock will be able to elect all of the members of the Novastar board of directors.

Novastar executive officers and directors, together with a small number of large stockholders will hold a majority of Novastar’s outstanding common stock. Similarly, Thorium Power officers and directors as a group together with a small number of large stockholders own a majority of Thorium Power’s outstanding common stock. As a result, these entities and individuals will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in the Novastar charter or bylaws and the approval of mergers and other significant corporate transactions.

WE DO NOT EXPECT TO DECLARE DIVIDENDS IN THE FORESEEABLE FUTURE.

Novastar has historically not declared or paid any dividends. Novastar does not expect that Novastar will pay dividends in the foreseeable future. Rather, Novastar plans to reinvest earnings in mining and nuclear fuel development.

RISK FACTORS RELATING TO THE MERGER

AVAILABILITY OF ADDITIONAL SHARES OF NOVASTAR COMMON STOCK RESULTING FROM THE MERGER COULD DEPRESS THE PRICE OF NOVASTAR COMMON STOCK.

As of May 30, 2006, Novastar had 154,508,776 shares outstanding, which includes 36,659,837 shares that were issued by Novastar in private placement transactions after the Merger Agreement was signed. In connection with the Merger, Novastar issued approximately 117,000,000 shares of its common stock. Therefore, immediately following the Merger there was approximately 272,000,000 shares outstanding. Novastar registered the shares issued in the Merger and is registering the shares issued in private placements under this registration statement. The Novastar stock issued in the Merger and to the private placement investors will be available for trading in the public market. The additional shares in the market may cause the price of Novastar common stock to decline. Also, if Novastar’s stockholders sell substantial numbers of shares of Novastar common stock in the public market, including shares issued on the exercise of outstanding options and warrants, the market price of Novastar common stock could fall. These sales might also make it more difficult for Novastar to sell equity or equity related securities at a time and price that Novastar would deem appropriate. All of the shares of Novastar common stock issued to Thorium Power stockholders in the Merger will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless the shares of common stock are held by an “affiliate” of Novastar or Thorium Power prior to the Merger, as that term is defined under the Securities Act.

NOVASTAR AND THORIUM POWER AGREED TO ENTER INTO THE AGREEMENT AND PLAN OF MERGER PURSUANT TO CERTAIN ASSESSMENTS, WHICH ARE INEXACT AND UNCERTAIN.

Novastar and Thorium Power each entered into the Agreement and Plan of Merger based on an assessment of the other company’s resource base, exploration potential, intellectual property rights, operating costs, potential markets for designs and products, potential environmental and other liabilities and other factors beyond the control of either Novastar or Thorium Power. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not have revealed all existing or potential problems, nor did it necessarily permit them to become sufficiently familiar with the properties of the other to fully assess their merits and deficiencies. The Merger could change the nature of the operations and business of both Thorium Power and Novastar due to the character of the properties owned by both companies. Therefore, the Merger may not be successfully implemented and may not achieve desired objectives.

THE INTEGRATION OF THE NOVASTAR AND THORIUM POWER BUSINESSES MAY BE COSTLY AND THE FAILURE OF MANAGEMENT TO SUCCESSFULLY EFFECT THE INTEGRATION MAY ADVERSELY AFFECT NOVASTAR’S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Novastar’s ability to realize some of the anticipated benefits of the Merger will depend in part on Novastar’s ability to integrate Thorium Power’s operations into Novastar’s current operations in a timely and efficient manner. The integration process may require significant efforts from each company. The integration process may distract Novastar management’s attention from the day-to-day business of the combined company. If Novastar is unable to successfully integrate the operations of the two companies or if this integration process is delayed or costs more than expected, Novastar’s business, operating results and financial condition may be negatively impacted

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference into this prospectus contain or may contain “forward looking statements.”

Any statements contained herein, including, without limitation, statements to the effect that Novastar or our management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof, that are not statements of historical fact should be considered forward-looking statements. Actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of several factors, including those set forth in “Risk Factors” beginning on page 7, which you should review carefully.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Novastar does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling stockholders pursuant to this prospectus will belong to the selling stockholders. We will not receive proceeds from the sales by the selling stockholders but we will receive funds from the exercise of the warrants. Our common stock is quoted on the OTC Bulletin Board under the symbol “NVAS.OB”. We will utilize any proceeds from the exercise of such warrants for general corporate and working capital purposes. We will have complete discretion over how we may use the proceeds, if any, from any exercise of the warrants. We cannot assure purchasers that our use of the net proceeds will not vary substantially due to unforeseen factors. Pending use of the proceeds from any exercise of the warrants, we may invest all or a portion of such proceeds in marketable securities, equity securities of other companies, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in banks.

MARKET FOR OUR COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

Principal Market and Market Prices

Novastar common stock is listed and traded on the OTC Bulletin Board. The following table sets forth the high and low closing per share sales prices of Novastar common stock as reported on the OTC Bulletin Board for the quarterly fiscal periods presented below. The quotations were obtained from the OTC Bulletin Board website and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

FISCAL YEAR	QUARTER ENDING	HIGH	LOW

2006	March 31, 2006	$0.53	$0.51

2005	December 31, 2005	$0.31	$0.13
	September 30, 2005	$0.30	$0.11
	June 30, 2005	$0.22	$0.077
	March 31, 2005	$0.22	$0.09

2004	December 31, 2004	$0.29	$0.07
	September 30, 2004	$0.04	$0.017
	June 30, 2004	$0.09	$0.025
	March 31, 2004	$0.09	$0.009

On February 13, 2006, the last full trading day before the announcement of the execution of the Merger Agreement, the closing per share sales price for the Novastar common stock was $0.80 on the OTC Bulletin Board. On June 28, 2006, the most recent practicable date, the closing per share sales price for the Novastar common stock was $0.46 on the OTC Bulletin Board.

Approximate Number of Holders of Our Common Stock

As of the effective date of the Merger, there were approximately 400 holders of record of Novastar common stock.

Dividend Policy

Novastar has never declared or paid cash dividends on its shares of common stock. Novastar anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the near future. Novastar’s board of directors has sole discretion to pay cash dividends based on its financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Novastar’s Management’s Discussion and Analysis

The following discussion should be read in conjunction with Novastar’s financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of Novastar’s plans, objectives, expectations, and intentions. Novastar’s actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

Novastar has engaged in the acquisition, exploration and evaluation of mineral rights in properties containing thorium.   All commercially viable thorium metal is extracted from monazite.  The phosphate mineral monazite exists in sands and may contain concentrations of 3.0% -12.0% thorium oxide as well as other rare earth minerals such as cerium, lanthanum, yttrium and neodymium, and platinum group metals (“platinum group metals”).

In the future, Novastar may acquire rights to properties that contain monazite deposits. Properties of interest to Novastar would be both monazite stockpiles and in ground concentrations of mineral monazite.

The current market for thorium is very limited. Novastar's objective has been to become a supplier of thorium to be used in the future as fuel in the nuclear energy industry. Thorium can be used to power existing nuclear reactors using designs developed by Thorium Power. Thorium based nuclear fuels are believed to have several important advantages over conventional nuclear fuels, such as non-proliferation benefits, environmental benefits and possible cost and safety benefits.

Novastar expects to generate revenues in the future through the sale of thorium, platinum group metals and other rare earth minerals, but we have not done so to date.

Outlook

As of the date of this prospectus, there is not any significant global demand for thorium as a source of nuclear fuel. Novastar believes that there will be significant increases in demand for thorium at some future point; however, Novastar is unable to predict when or if this will occur.

The International Atomic Energy Agency (IAEA), a United Nations organization, submitted an official report on the thorium nuclear fuel cycle in May of 2005. On July 6, 2005 Novastar issued a press release commenting on this report. The IAEA report publicly promotes the significant benefits of thorium as a nuclear fuel. In addition, on page # 91 of its report, the IAEA recommended that companies augment the exploration and mining of thorium to insure the availability of sufficient supplies of reactor grade thorium.

To date, Novastar has invested approximately $1,350,000 in Thorium Power and upon consummation of the merger, Novastar will acquire Thorium Power and it will become Novastar’s wholly-owned subsidiary.

Seth Grae, the CEO of Thorium Power, became Novastar’s CEO on March 17, 2006 pursuant to the terms of the Merger Agreement. He and Thomas Graham, Jr., a board member of Thorium Power, also became members of Novastar’s board of directors on April 2, 2006. Cornelius Milmoe became a director of Novastar on April 2, 2006 and its COO on April 4, 2006.

Novastar has worked with the government relations firm Capitol Project Partners, LLC to inform government officials on the value of thorium and a thorium nuclear fuel cycle.

In addition to the acquisition of thorium properties and mineral rights, Management believes Novastar may have potential revenue opportunities to supplement its business since other metals of commercial significance can be extracted from Novastar’s properties. These would include platinum group metals and rare earth minerals of the yttrium group. Rare earth minerals can be divided into two groups: the yttrium group, containing yttrium, lanthanum, cerium, neodymium, and the dysprosium group, containing europium, gadolinium, terbium, dysprosium, holmium, and erbium. Mineral monazite only contains concentrations of rare earth minerals classified in the yttrium group.

Management believes that Novastar’s properties may also contain zirconium oxide. Zirconium metal is used as an alloy to coat metal parts to provide heat and corrosion resistance. It is widely used in nuclear reactors and management believes that there may be a growing use in the automotive industry to replace chrome. Management believes that platinum may also be present on Novastar’s properties. Platinum may be used to coat machinery parts to impart wear resistance and to electronic components to enhance electrical conductivity. Platinum is also widely used in the automotive industry for catalytic converters and in the jewelry industry.

Novastar Resources may process and stockpile rare earth minerals as a by-product of mining and refining mineral monazite into thorium oxide. Novastar intends to identify potential buyers of rare earth minerals both in the United States and abroad. With approximately 80% of world rare earth metals production sourced from the Peoples' Republic of China and no rare earth mineral mines operating in North America, rare earth minerals may become an important strategic commodity. Novastar believes that there may be short and intermediate term revenue generating opportunities from sales of rare earth minerals. Some of the commercial applications for rare earth minerals include, but are not limited to:

•	industrial super alloys used in the aerospace and nuclear industries

•	crystals manufactured for the production of lasers

•	the refining of petroleum products

•	in magnetic refrigeration technology

•	as catalysts used in the manufacture of fuel-cells

•	in cellular phones and other wireless equipment

•	magnetic plastic technology used in computer data memory devices

•	fiber-optic lines and to color, polarize and polish glass

•	the creation of high temperature superconductors

•	catalytic converters for the automotive industry

Results of Operations - Fiscal Year Ended June 30, 2005 and 2004

Summary

The following table summarizes the results of Novastar’s operations during the fiscal year ended June 30, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal year to the 2004 fiscal year.

Line Item	6/30/05	6/30/04	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$0.00	$0.00	$0.00	0%
Operating Expenses	$2,248,703	$39,574	$2,209,129	5582%
Interest Expense	$442,813	$55,856	$386,957	693%
Net Loss	$2,691,516	$95,430	$2,596,086	2720%
Loss per common share	$(0.05)	$0.00	$0.05	—

Novastar's consolidated net loss for the fiscal year ended June 30, 2005 was $2,691,516 or $.05 per share compared to the previous year's consolidated net loss of $95,430 or $0.00 per share for a net loss increase of $2,596,086. The largest new expense was related to consulting services, totaling $2,303,533 for the year ended June 30, 2005, performed by consultants whose services included research into prospective business venues, seeking out business opportunities, making introductions and other business consulting. This increase in consulting expense was $2,279,898, which accounted for approximately 88% of the increase in Novastar’s net loss for the year ended June 30, 2005.

Corporate administration and public relations

Corporate administrative and public relations costs totaled $84,828 in the 2005 fiscal year compared to $3,996 in the previous year, representing an increase of $80,832. Included in these costs are the costs of a public relations program started in the year and business development costs in association with seeking mineral interest opportunities and promoting the use of Thorium based nuclear fuels. Also included are travel expenses for executives and geologists, travel to various conferences and other miscellaneous office expenses.

Legal and accounting costs

Legal and accounting costs totaled $30,160 in the 2005 fiscal year compared to $11,943 in the previous year, representing an increase of $18,217 or 152%. This increase reflects primarily the company’s business activity in the current year in lead up to the property acquisitions, pre-merger activities and financing achieved subsequent to fiscal year-end.

Cash Flows - Fiscal Year Ended June 30, 2005 and 2004

Cash provided by Operations

Cash provided by operations was $7,079 in the 2005 fiscal year compared to cash used of $10,294 in the previous year. The increase of $17,373 can be attributed to an increase in Novastar’s expenses.

During the 2005 fiscal year $2,239,533 of consulting services were provided to Novastar for which Novastar paid in common shares in lieu of cash. A further $1,000,000 of consulting services were provided for debt which converted to common shares and common stock purchase warrants. This compares to $22,500 of services in the prior fiscal year paid for by the issuance of shares in lieu of cash.

Including the effect of $169,818 in debt forgiven, accounts payable and accrued liabilities increased by $71,135 as compared to $7,265 in the prior year.

The above-noted increases and increases in other costs arise from increased business activity as Novastar embarked on its new business model of acquiring, exploring and developing thorium and rare earth mineral properties and rights thereto, and its alliance and merger negotiations with Thorium Power.

During the 2005 fiscal year interest attributable to the beneficial conversion of notes payable totaled $442,813 as compared to $55,178 in the prior year. This increase is attributable to the conversion of notes payable in the current year to shares and warrants.

Financing Activities

Novastar received from its noteholders cash from financing activities of $7,881 in its fiscal year ended June 30, 2005, compared to $9,400 in the previous year.

In addition Novastar received proceeds of $94,140 in the 2005 fiscal year through a private placement which was to close subsequent to year-end; this placement was terminated after year-end and the proceeds returned to the subscribers.

Results of Operations - Nine Months Ended March 31, 2006 and 2005

Summary

The following table summarizes the results of Novastar’s operations during the nine month period ended March 31, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 period to the 2005 period.

Line Item	3/31/06	3/31/05	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$0.00	$0.00	$0.00	0%
Operating Expenses	$10,899,554	$913,574	$9,985,980	1090%
Interest Expense	—	$442,813	$(442,813)	(100)%
Net Loss	$10,899,554	$1,356,387	$9,543,167	700%
Loss per common share	$(0.11)	$(0.03)	$0.08	270%

Novastar's consolidated net loss for the nine month period ended March 31, 2006 was $10,899,554 or $0.11 per share compared to the same period of the previous year consolidated net loss of $1,356,387 or $0.03 per share for a net loss increase of $9,543,167. The largest expense was related to stock-based compensation expenses of $4,150,000 to Novastar’s new director and CEO issued in accordance to an employment agreement Novastar entered into in February 2006. Novastar also issued stock for consulting services performed by consultants whose services included research into prospective business venues, seeking out business opportunities, making introductions and other business consulting. Total consulting and stock-based compensation issued to officers, consultants and others totaled approximately $8,400,000, or approximately 77% of Novastar’s total net loss for the nine month period ended March 31, 2006.

Mineral production and revenue

As Novastar is in the exploration stage regarding its mineral interests (leases located in Alabama, acquired on September 14 and December 31 2005, from entities controlled by former CEO Charles Merchant, and claims located in North Queensland, Australia, acquired on September 30, 2005), Novastar has not, as of yet, produced any minerals revenues nor produced any minerals.

Exploration, property evaluation and holding costs

As of its fiscal year-end, Novastar held no mineral interests. It subsequently acquired three mineral leases. A mineral lease in Clay County, Alabama was assigned to Novastar on September 14, 2005. The agreement is more completely described in the section captioned “PROPERTIES.”

On December 31, 2005, Novastar acquired a 51% interest in mineral leases in Clay and Cleburne Counties in Alabama. The assignment agreement is more completely described in the section captioned “PROPERTIES.”

On September 30, 2005, Novastar acquired certain North Queensland, Australia mineral interests. The acquisition agreement is more completely described in the section captioned “ PROPERTIES.”

Corporate administration and public relations

Corporate administrative and public relations costs totaled $202,779 during the nine month period ended March 31, 2006 compared to $80,526 in the same period of the previous year, representing an increase of $122,253. Included in these costs are the costs of a public relations program started in the year and business development costs in association with seeking mineral interest opportunities and promoting the use of thorium based nuclear fuels. Also included are travel expenses for executives and scientists, travel to various conferences and other miscellaneous office expenses.

Legal and accounting costs

Legal and accounting costs totaled $323,889 during the nine month period ended March 31, 2006 compared to none in the previous year, representing an increase of $323,889. This increase reflects primarily legal fees incurred in connection with the entry into the Merger Agreement with Thorium Power and related transactions, the company’s business activity in the current year in lead up to the property acquisitions and financing achieved during the nine month period ended March 31, 2006.

Cash Flows - Nine Months Ended March 31, 2006 and 2005

Cash provided by Operations

Cash used by operations was $622,572 during the nine month period ended March 31, 2006 as compared to cash used of $107,881 in the same period of the previous year.

The change can be attributed to an increase in Novastar’s period end accounts payable and accrued liabilities and other payables of $504,025. This increase was offset by a decrease in prepaid expenses at period end of $258,444.

The above-noted increases and increases in other costs (namely, public relations and legal) arise from increased business activity as Novastar embarked on its new business model of acquiring, exploring and developing thorium, platinum group metals and rare earth mineral properties and rights thereto. Additional costs were incurred in connection with the entry by Novastar into the Merger Agreement with Thorium Power and the actions taken in connection with the Merger Agreement.

Investing Activities

Cash used by investing activities increased $758,200 during the nine month period ended March 31, 2006. This increase was due primarily to an investment of $700,000 Novastar made to purchase 175,000 shares of Thorium Power at $4 per share. The remaining $58,200 was spent on exploration equipment.

Financing Activities

Novastar received cash from financing activities of $1,446,486 during the nine month period ended March 31, 2006, compared to $107,881 in the same period of the previous year.

In addition Novastar received proceeds of $631,000 in the nine month period ended March 31, 2006 through a private placement. The placement was an offering of 4,209,998 units at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and has an expiry date of twelve months from the closing date of the subscription.

The company also received $1,262,500 through another private placement, offering 4,208,331 units at $0.30 per unit. There are also warrants that were issued that entitle the holder to purchase one additional share of stock at a price of $0.50 per share.

On February 20, 2006, Novastar repurchased 5,000,000 shares of its common stock from Walter Doyle, the prior owner of Novastar’s North Queensland, Australia property, for $400,000 or $0.08 per share.

Liquidity and Capital Resources

At March 31, 2006, Novastar's total assets were $1,080,250. Liabilities as of March 31, 2006 totaled $691,505. Novastar had working capital deficiency of $366,545 at March 31, 2006.

Novastar recently closed a $15,000,000 private placement, for the purpose of acquiring, exploring and developing thorium and rare earth minerals properties as well as assist Novastar in connection with the planned acquisition of Thorium Power and the development of Thorium Power’s business.

Major cash commitments in the next fiscal year are related to the funding of Thorium Power’s business, corporate administration and operations, and proposed exploration activities.

Off Balance Sheet Arrangements

Novastar does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on Novastar’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in Novastar’s securities.

Seasonality

Novastar’s business has not been subject to any material seasonal variations in operations, although this may change in the future.

Inflation

As a development stage company, Novastar’s business, revenues and operating results have not been affected in any material way by inflation. If and when it begins marketing thorium and other minerals, Management expects its business will be affected by inflation and commodity price volatility.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, Novastar has identified the following significant policies as critical to the understanding of its financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Novastar’s management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although Novastar believes that its estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on Novastar’s results of operation and/or financial condition. Novastar has identified certain accounting policies that it believes are most important to the portrayal of its current financial condition and results of operations. Novastar’s significant accounting policies are disclosed in Note 2 to the Consolidated Financial Statements included in its Annual Report on Form 10-KSB.

Mineral Property Exploration and Acquisition Costs

Costs of acquiring property concessions and exploration costs will be capitalized by project area when a production decision is made in respect to the project and Novastar is reasonably assured that it will receive regulatory approval to permit mining operations. Costs to maintain the property concessions and leases are expensed as incurred. When a property concession reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. To date no property concessions have reached production stage.

Property concessions will be periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment. Should a property concession be abandoned, its capitalized costs will be charged to operations. Novastar charges to operations the allocable portion of capitalized costs attributable to property concessions sold. Capitalized costs will be allocated to property concessions abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Deferred tax assets and liabilities

Novastar will recognize the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of Novastar to realize deferred tax assets could be impacted. Additionally, future changes in tax laws in the jurisdictions in which Novastar operates could limit Novastar’s ability to obtain the future tax benefits.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line or accelerated methods over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment, and 39 years for buildings.

Novastar evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. Novastar determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

Accounting for Stock Based Compensation, Stock Options and Warrants Granted to Employees and Nonemployees

Novastar currently reports stock issued to employees under the rules of SFAS No. 123R.

The options were valued using the Black-Scholes option pricing model. The assumptions used were as follows: volatility of 284%, a risk-free interest rate of 4.33% and an exercise term of ten years.

Environmental Matters

When it is probable that costs associated with environmental remediation obligations will be incurred and they are reasonably estimable, Novastar will accrue such costs at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study for such facility and are charged to provisions for closed operations and environmental matters. Novastar periodically reviews its accrued liabilities for such remediation costs as evidence becomes available indicating that its remediation liability has potentially changed. Costs of future expenditures for environmental remediation are not discounted to their present value unless subject to a contractually obligated fixed payment schedule. Such costs are based on Novastar’s current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations. Recoveries of environmental remediation costs from other parties will be recorded as assets when their receipt is deemed probable.

Future remediation costs for inactive mines will be accrued based on management’s best estimate at the end of each period of the undiscounted costs expected to be incurred. Such costs estimates include, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

Accounting for reclamation and remediation obligations requires management to make estimates unique to each mining operation of the future costs Novastar will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings. At March 31, 2005 and the years ended June 30, 2005 and 2004, Novastar has no accrual for reclamation and remediation obligations because management cannot make a reasonable estimate. Any reclamation or remediation costs related to abandoned concessions has been previously expensed.

Thorium Power’s Management’s Discussion and Analysis

The following discussion should be read in conjunction with Thorium Power’s financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of Thorium Power’s plans, objectives, expectations, and intentions. Thorium Power’s actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in April 2001. Thorium Power is engaged in the development of nuclear fuel designs into three markets: (1) weapons-grade plutonium disposition, (2) reactor-grade plutonium disposition, and (3) nuclear fuel for commercial nuclear fuel designs. These fuel designs are for use in existing light water reactors. Presently, Thorium Power is focusing most of its efforts primarily on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel designs for the Russian VVER reactors.

Thorium Power’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. Thorium Power, therefore, prepares its financial statements as a Development Stage Company.

Material Opportunities and Challenges

A major opportunity for Thorium Power is the possibility that its fuel designs may be used in many existing light water reactors in the future. Thorium Power is developing nuclear fuel designs for use in Russian VVER-1000 light water reactors. Management believes that these designs can later be used in Western reactors. Light water reactors are the dominant reactor types in the world and fuels for such reactors constitute the majority of the commercial market for nuclear fuel. Thorium Power’s focus is on three different types or variants of thorium fuel designs. The first is a thorium fuel designed to dispose of weapons-grade plutonium that is stockpiled in Russia. The second is designed to dispose of reactor-grade plutonium that has been extracted from spent fuel from commercial reactors and stockpiled in Russia, Western Europe, the U.S. and Japan. The third is a fuel designed not to dispose of plutonium, but rather to provide reactor owner-operators with an economically alternative fuel that will not generate spent fuel containing weapons-usable plutonium. All three of these fuel variants are also expected to have additional benefits, including reduced volume and long-term radio-toxicity of spent fuel for the same amount of electricity generated as compared with uranium fuels that are currently used in light water reactors.

Management believes its greatest challenge is that nuclear power plant operators are hesitant to be the first to use a new type of nuclear fuel. For this reason, it is important to Thorium Power that the United States and Russian governments cooperate with each other and with Thorium Power in using Thorium Power’s fuel design to dispose of weapons-grade plutonium in Russia. Management believes that use of this fuel can help the governments meet their policy goal of eliminating this plutonium, so the plutonium can never be stolen and used by others to make nuclear weapons. If the United States and Russian governments cooperate and this fuel is used, then management believes that it will be less difficult for Thorium Power to introduce its reactor-grade plutonium disposing fuel design to governments and companies that operate nuclear power plants. If, on the other hand, Thorium Power’s weapons-grade plutonium disposing fuel is not used in Russia, it will be more difficult to have the reactor-grade plutonium disposing fuel used. If the reactor-grade plutonium disposing fuel is used, management believes that it will be less difficult to interest reactor operators and governments to use Thorium Power’s commercial fuel design. Management believes that it will be less difficult because the three fuel variants are quite similar, so demonstrating any one of them in a nuclear power plant could help show that the other designs can also be used in commercial nuclear power plants.

Thorium Power is focusing on the fuel variant to dispose of weapons-grade plutonium in Russia because it can help the United States and Russian government meet their national security goal of disposing of this plutonium. For this reason, management believes that it will be less difficult to have this fuel used first, before the other fuel variants are demonstrated.

Thorium Power has been developing relations with the United States and Russian governments for over ten years. Thorium Power, in cooperation with these governments, has been demonstrating its fuel concepts in a research reactor in Russia for over three years. Thorium Power has helped cause independent analyses of the technology to be performed, including a May 2005 report by the International Atomic Energy Agency and a Spring 2005 report by Westinghouse Electric Company, and these analyses are positive and management believes can help lead to deployment of these nuclear fuels.

Thorium Power also is working with Russian scientific institutes to have all three of the fuel variants demonstrated simultaneously in a Russian VVER-1000 rector as soon as three years from now if adequate support and funding levels are provided by the United States government and the Russian government provides necessary support. Management believes that it will be necessary to have a working relationship with a major nuclear fuel fabricator and vendor to have its fuel designs widely deployed in global markets.

Thorium Power’s nuclear fuel designs have never been demonstrated in a full size commercial reactor powering a city. The plans for demonstrating the fuels in a VVER-1000 reactor in Russia would provide that operating experience that is important to reactor owners and regulatory authorities. If the project is adequately funded by a public-private partnership, the fuels can be demonstrated in the VVER-1000 reactor, which can help convince other light water reactor operators around the world to accept thorium fuel designs.

Thorium Power has been building relationships with companies and organizations in the nuclear power industry for several years. These companies and organizations can work in a consortium with Thorium Power as government contractors to dispose of weapons-grade plutonium. If Thorium Power is unable to obtain contracts to dispose of plutonium from weapons or spent fuel, or make arrangements with companies in the nuclear power industry to seek these contracts, it will be more difficult to have the fuel designs deployed beyond the VVER-1000 market. The companies that Thorium Power is discussing these matters with can have opportunities to sell into the commercial nuclear power industry nuclear fuel branded with their name. Thorium Power would need to enter into an agreement with one or more of these companies. Without such an arrangement with a nuclear fuel fabricator, it would be more difficult for Thorium Power’s fuels to be sold. In addition to the reputations, guarantees, service, and other benefits that these companies provide when selling fuel to nuclear power plant operators, they also often have multi-year fuel supply contracts with the reactor operators, so it can be almost impossible to penetrate some markets for nuclear fuel without working with a nuclear fuel supplier that can support long term contracts. If Thorium Power is successful in demonstrating the nuclear fuel designs in Russia and in continuing to build relationships with nuclear fuel fabricators, management believes it may lead to competition among these major companies in the nuclear power industry to work with Thorium Power in producing and selling the nuclear fuels to governments and commercial reactor operators.

Results of Operations - Fiscal Year Ended December 31, 2005 and 2004

Summary

The following table summarizes the results of Thorium Power’s operations during the fiscal year ended December 31, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal year to the 2004 fiscal year.

Line Item	12/31/05	12/31/04	$ Increase (Decrease)	% Increase (Decrease)

Revenues	—	—	—	—
Operating Expenses	$760,558	$974,779	(214,221)	(21.2)%
Other Income	$54	$105	(51)	(48.5)%
Net Loss	$760,504	$974,674	(214,170)	(21.9)%
Loss per common share	$0.23	$0.30	(0.07)	23.3%

Thorium Power's net loss for the fiscal year ended December 31, 2005 was $760,504 or $0.23 per share compared to the previous year's net loss of $974,674 or $0.30 per share for a net loss decrease of $214,170.

This decrease in loss per common share is primarily attributed to a significant reduction in general and administrative expenses due to lower marketing and depreciation expenses.

Cash Flows - Fiscal Year Ended December 31, 2005 and 2004

Cash provided by Operations

Net cash used by operations was $287,597 in the 2005 fiscal year compared to cash used of $265,564 in the previous year.

The change of $22,033 can be attributed to an increase in research and development costs and salaries.

Financing Activities

Thorium Power received net cash from financing activities of $313,375 in its fiscal year ended December 31, 2005, compared to $268,950 in the previous year.

The change of $44,425 can be attributed to an increase in loans advanced to Thorium Power by related parties and proceeds from a long term note.

Results of Operations - Three Months Ended March 31, 2006 and 2005

Summary

The following table summarizes the results of Thorium Power’s operations during the three month period ended March 31, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 period to the 2005 period.

Line Item	3/31/06	3/31/05	$ Increase (Decrease)	% Increase (Decrease)

Revenues	—	—	—	—
Operating Expenses	$330,973	$113,272	217,701	192%
Other Expenses	$866	—	866	—
Net Loss	$331,839	$113,272	218,567	193%
Loss per common share	$(0.09)	$(0.03)	0.06	200%

Thorium Power's net loss for the three month period ended March 31, 2006 was $331,839 or $(0.09) per share compared to the same period of the previous year net loss of $113,272 or $(0.03) per share for a net loss increase of $0.06. The largest new expense was related to professional fees incurred in preparation for Thorium Power’s upcoming merger with Novastar.

Cash Flows - Three Months Ended March 31, 2006 and 2005

Cash provided by Operations

Cash used by operations was $839,606 during the three month period ended March 31, 2006 as compared to cash used of $31,736 in the previous year.

The change of $807,870 can be primarily attributed to a reduction or payment of Thorium Power’s accrued liabilities.

Financing Activities

Thorium Power received cash from financing activities of $1,514,333 during the three month period ended March 31, 2006, compared to $56,457 in the same period of the previous year.

This increase is due to an increase in the proceeds from the issuance of Thorium Power’s common stock of $1,532,075. This increase was offset by a decrease or repayment of loans from related parties of $24,330.

Liquidity and Capital Resources

At March 31, 2006, Thorium Power's total assets were $911,732. Total liabilities as of March 31, 2006 totaled $456,900. Thorium Power had working capital of $233,791 at March 31, 2006.

Thorium Power anticipates, prior to and following the Merger, that it will continue to have access to the cash that was raised by Novastar in its Private Placement in May, 2005. Thorium Power is in the process of creating a plan to develop and deploy its technology. While Thorium Power presently expects that the proceeds raised in the Private Placement transactions will be sufficient to meet its general operating needs for the next 12 months, Thorium Power will need additional capital to deploy its technology. At this stage of Thorium Power’s development, it is difficult to estimate the total costs to fully develop and deploy its technology

On February 22, 2006, Thorium Power entered into a teaming agreement with numerous institutions in the University of Texas System, the City of Andrews, Texas, Midland Development Corporation and the Odessa Development Corporation pursuant to which Thorium Power committed $1,250,000 for the purpose of developing a conceptual design nuclear reactor research facility.

Off Balance Sheet Arrangements

Thorium Power does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on Thorium Power’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that are material to an investor in Thorium Power’s securities.

Seasonality

Management does not expect that Thorium Power’s business will be subject to any material seasonal variations in operations.

Inflation

Management does not expect that Thorium Power’s business, revenues and operating results will be affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, Thorium Power has identified the following significant policies as critical to the understanding of its financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Thorium Power’s management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  Thorium Power considers its critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

•	Accounting for expenses in connection with stock options and warrants by using the Black-Scholes option pricing method;

•	Valuation of intangible assets;

•	Valuation of contingent liabilities

Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

DESCRIPTION OF BUSINESS

Our History

Novastar Resources Ltd. was incorporated under the laws of the state of Nevada on February 2, 1999, under the name of Aquistar Ventures (USA) Inc. Novastar was organized for the purpose of exploring for and, if possible, developing mineral properties primarily in the province of Ontario, Canada, through our wholly owned subsidiary, Aquistar Ventures Inc. ("Aquistar Canada"). Aquistar Canada was incorporated under the laws of the province of British Columbia, Canada, on April 13, 1995 and is now inactive.

On February 2, 2001, Novastar acquired 100% of the issued and outstanding capital stock of Custom Branded Networks, Inc. or CBN, a Delaware corporation, in exchange for 25,000,000 common shares of Novastar. We then changed our name to Custom Branded Networks, Inc. on or about May 29, 2001. The business of CBN, the Delaware corporation which was Novastar’s wholly owned subsidiary, was the provision of turnkey private label Internet solutions to businesses and private organizations.

In May of 2003 Novastar began actively looking for other business opportunities that would provide superior economic opportunity, and in January 2005 we retained consultants to assist in the identification of opportunities in the nuclear sector, particularly with respect to thorium fuel and technology. Effective May 10, 2005, we changed our name to Novastar Resources Ltd. During the period from September through December 2005, Novastar entered into three agreements to acquire mining interests in two properties in Alabama and one property in Queensland, Australia.

As soon as practicable after the S-4 Registration Statement is declared effective as well as the satisfaction of the relevant closing conditions, we will acquire Thorium Power and our Nuclear Fuel Design Business when our wholly-owned subsidiary that was formed to act as an acquisition vehicle, TP Acquisition Corp., and Thorium Power, Inc. completes a merger whereby TP Acquisition merges with and into Thorium Power, with Thorium Power, the surviving corporation, becoming a wholly owned subsidiary of Novastar. As indicated in the Introductory Statement, the information set forth in this registration statement presents all information as if the Merger was completed.

Our Business Generally

We have two different lines of business. Our primary line of business is research and development of proprietary nuclear fuel technology for use in nuclear power plants. Our second line of business is mineral exploration. We refer to our primary line of business as our Nuclear Fuel Design Business and we refer to our secondary line of business as our Mineral Exploration Business.

(i) Nuclear Fuel Design Business

Novastar patented proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve

•	the market for U.S. and Russian weapons grade plutonium disposition;

•	the market for disposition of plutonium in spent nuclear fuel; and

•	the market for commercial nuclear fuel.

The above designs require additional developmental work to be used in reactors, and Thorium Power plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

In 1994 Novastar, through our subsidiary, Thorium Power, began working with the Russian Research Centre Kurchatov on the development and testing of thorium fuel designs. At this time, Novastar also began working with Brookhaven National Laboratory on the development of thorium fuel designs. In 1995, 1996 and 1999, the U.S. government provided grants for work on the thorium fuel project at the Kurchatov Institute. Each of these three grants were matching grants where the US government and Novastar each provided funding. As a result of these grants, contracts between the U.S. government and the Kurchatov Institute and arrangements directly between Novastar and such institute, Novastar has obtained access to several hundred nuclear scientists and engineers at the Kurchatov Institute and other nuclear research institutes and fuel fabrication facilities in Russia that are developing and testing the fuel designs.

Once the fuel designs are further developed and tested, we intend to license our patent and other intellectual property rights to fuel fabricators, nuclear generators, and governments for use in nuclear reactors, or sell the technology to major nuclear companies or government contractors. Novastar plans to remain a technology company. We have no plans to own or operate nuclear facilities or otherwise handle nuclear materials.

Novastar’s thorium/weapons-grade plutonium and thorium/reactor-grade plutonium disposing fuels are designed for effective and safe disposition of weapons-and reactor-grade plutonium in existing nuclear power plants at a lower cost than other approaches.

Novastar’s thorium/uranium nuclear fuel is designed to replace uranium fuels that are currently used in commercial nuclear power plants worldwide. Management believes that thorium fuel could have significant non-proliferation, reactor safety, and environmental benefits compared to conventional uranium fuel. In addition to thorium-based nuclear fuel designs for existing light water reactors, Novastar is exploring the development of advanced nuclear fuel designs for use in the next generation reactors, such as a high-temperature helium-cooled reactor and small light water reactors, which are primarily intended to power commercial facilities and provide electricity for small towns located in remote areas across the globe.

The mission of the Nuclear Fuel Design Business is to develop the fastest, cheapest, and most effective means of disposing of weapons-grade and reactor-grade plutonium by using the plutonium combined with thorium as reactor fuel and to be the world’s leading developer of proliferation resistant nuclear fuel designs and to design and patent these designs and coordinate their development and commercialization with large commercial entities and governments worldwide. These designs will allow nuclear power plants to produce electricity without producing weapons-usable plutonium.

The Nuclear Fuel Design Business Story

Before World War II, a then young professor Dr. Edward Teller taught a student named Alvin Radkowsky. Dr. Teller later became one of the greatest nuclear weapons designers, at the Manhattan Project, and then a lead developer of the hydrogen bomb. Dr. Radkowsky, who never worked on bombs, was the leader of the teams that developed the nuclear reactors that propel submarines and other ships, as well as the first commercial nuclear power plant.

In 1948, H.G. Rickover, who would later be known as the legendary Admiral Rickover, proposed the creation of a U.S. nuclear-powered naval fleet. Admiral Rickover believed that the advantages of using nuclear power to propel naval vessels would include the ability of submarines to stay under water for longer periods of time making detection more difficult. Submarines and surface ships, including aircraft carriers, powered by nuclear generators, could also enter combat areas without any need to refuel, obviating the need for refueling tankers to be sent into war zones. Admiral Rickover’s dream had many disbelievers. The idea, which at the time seemed grandiose, would require the design of a nuclear reactor that could fit into a relatively small space within a naval vessel.

By this time, Dr. Teller was one of the most legendary names in physics. When asked by Dr. Teller for a recommendation for Admiral Rickover’s project, Teller referred Dr. Radkowsky, his former student. In 1948 Admiral Rickover hired Dr. Radkowsky as the first Chief Scientist of the Naval Reactors programs. Dr. Radkowsky held that position from the program’s founding in 1948 until he retired from the program in 1972.

In July 1951, the United States Congress authorized the construction of the world’s first nuclear powered submarine. Two and a half years later, on January 21, 1954, First Lady Mamie Eisenhower broke the traditional bottle of champagne across the bow of the ship, that had been named the Nautilus, as it slid into the Thames River in Groton, Connecticut, as the world’s first nuclear powered ship. Dr. Radkowsky was the Chief Scientist for the Naval Reactors project that designed the nuclear power plant of that ship, and all other nuclear powered naval vessels produced during his tenure. The Nautilus shattered all submerged speed and distance records for naval vessels.

In 1953, President Eisenhower asked Admiral Rickover to work on a project that later became known as Atoms for Peace. The project involved the design of the first commercial nuclear power plant on land that could generate electricity. Dr. Radkowsky was asked to lead the project. The reactor was built just outside Pittsburgh, in Shippingport, Pennsylvania, and it began operating on December 2, 1957. It was in operation until October 1982. The groundbreaking for the plant was held in May 1954, with President Eisenhower in attendance, and on May 26, 1958, President Eisenhower opened the plant as the cornerstone of his Atoms for Peace program and marked the beginning of the commercial nuclear power industry. The Shippingport reactor was a light water breeder reactor, and in many ways would be the prototype of all commercial nuclear power plants to follow. Dr. Radkowsky’s name was on the key patents as the inventor of the reactor, including the invention of key technologies, without which commercial nuclear power or nuclear propulsion of ships would not be practical. Dr. Radkowsky also designed a thorium-based fuel, in a novel seed-and-blanket configuration, as the original fuel for this first nuclear power plant.

In 1983, Dr. Edward Teller contacted Alvin Radkowsky to seek Dr. Radkowsky’s assistance in developing a nuclear fuel that could work in the world’s existing commercial nuclear power plants, but that would not produce nuclear weapons-usable plutonium. Dr. Teller was concerned that plutonium taken from spent fuels could be used to create nuclear weapons. Thereafter, Dr. Radkowsky immediately began working on nuclear fuel designs using thorium.

In 1991, Dr. Radkowsky contacted Seth Grae, our Chief Executive Officer, and asked Mr. Grae to assist him in the development of a company that could create and exploit these fuel designs. At the time, Mr. Grae was a business attorney and Dr. Radkowsky had heard of Mr. Grae’s work with emerging companies and asked Mr. Grae to assist in the establishment of a new company that would become Novastar. In the 1980s, while in law school, Mr. Grae had represented Soviet refuseniks, who had been scientists at nuclear institutes in Russia, on a pro bono basis. Mr. Grae was interested in high technology development and international cooperation in technology development. Mr. Grae’s father, Joel Grae, met Dr. Radkowsky soon thereafter in New York, and Joel Grae and Dr. Radkowsky founded Radkowsky Thorium Power on January 8, 1992 to develop Dr. Radkowsky’s technology.

In 1993, Thorium Power, the predecessor company of Novastar, became one of the first Western companies to have discussions with the Russian Kurchatov Institute, where the Soviet Union’s first atomic bomb had been developed, and much of its nuclear reactor technology had been developed. In 1995, Thorium Power’s project at the Kurchatov Institute became one of the first recipients of a grant from the US Department of Energy for nuclear work in Russia. Since its founding in 1992, Novastar has been a privately held company developing the nuclear fuel designs originally invented by Dr. Alvin Radkowsky.

The Nuclear Power Industry

Presently, nuclear power provides 7% of the world’s energy, including 17% of the world’s electricity. According to the International Atomic Energy Agency, there are 443 nuclear power plants in operation today, mostly light water reactors, with the most dominant types being pressurized water reactors (PWRs), boiling water reactors (BWRs) and VVER reactors (a Russian equivalent of PWRs).

The commercial nuclear power industry customers are nuclear power generators, who convert nuclear energy into electricity. The industry serving these customers includes both large vertically-integrated nuclear companies that provide a complete array of reactor services and niche providers. The services include reactor design, construction, servicing, and decommissioning; front-end nuclear fuel services (nuclear fuel materials procurement and processing; nuclear fuel design (Novastar’s market of interest) and fuel fabrication); back-end nuclear fuel services (spent fuel management and reprocessing), transportation, and various other services.

Today the vast majority of commercial nuclear power plants around the world use uranium oxide fuel. This uranium oxide fuel is comprised of uranium enriched up to 5% by uranium-235, with the remaining 95% or more being uranium-238. During irradiation inside a reactor core, some of the uranium-238 isotopes capture a neutron and become plutonium-239, a long-lived fissionable element that can be used to make nuclear weapons. Each year, an average 1,000-megawatt PWR produces over 200 kilograms of reactor-grade plutonium in its spent fuel. The plutonium-bearing spent fuel may be buried in a repository such as the US Department of Energy facility at Yucca Mt., Nevada, recycled so the plutonium is “burned” as nuclear fuel, or used to make nuclear weapons.

All three options raise environment, safety, or non-proliferation issues. One recycling technology, used by a small number of nuclear power plants, is mixed oxide (MOX) fuel, a mixture of uranium oxide and recovered plutonium oxide. MOX fuel has never been used in Russian VVER reactors and, due to its higher cost, MOX fuel has never caught on among most nuclear power generators, who prefer the ‘once through” and burial cycle. Because it contains uranium, MOX fuel generates a significant amount of weapons-usable plutonium.

Competition

Novastar’s market of interest is the supply of thorium-based nuclear fuel designs. The world's nuclear fuel fabrication market is controlled by a handful of large nuclear fuel fabricators who develop proprietary uranium-based fuel designs. The key world nuclear fuel market players are, in order of magnitude of fuel fabrication: (1) Areva of France, owned by the French government, (2) Westinghouse, owned by the British government, which has recently agreed to sell Westinghouse to Toshiba, (3) Global Nuclear Fuel, a joint venture of three companies, General Electric, Hitachi and Toshiba, and (4) Russian fuel companies supplying fuel primarily to Russian-type reactors.

Each of these companies has its own fuel design capabilities and also has the ability to fabricate nuclear fuels. Novastar, on the other hand, only intends to provide fuel design services. Novastar does not intend to fabricate fuels. Accordingly, these companies will be Novastar’s competitors in that they may design alternatives to its fuel designs, however, they will also be potential licensees of Novastar’s fuel designs and may fabricate nuclear fuels using Novastar’s fuel design technology.

Novastar faces different competition for each of its three markets for its proprietary nuclear fuel designs:

Thorium/weapons-grade plutonium disposing fuel

This fuel design (the Radkowsky Thorium Plutonium Incinerator, or “RTPI”) was developed to meet the needs of the U.S.-Russia plutonium disposition program. It is the policy of those countries to eliminate their extensive stockpiles of surplus weapons grade plutonium. In 2000, the U.S. and Russia signed a bi-lateral agreement, committing each country to dispose of 34 metric tons of surplus weapons-grade plutonium. Originally, a mixed oxide (MOX) fuel technology, promoted by Areva, was selected by the U.S. Department of Energy (DOE) for both the United States and Russia to accomplish this mission.  However, over the past several years, the implementation of the 2000 plutonium disposition agreement has been delayed due to political, financial, and technical issues experienced by the MOX program.  During the fiscal years from 1999-2005, Congress appropriated a total of over $3 billion for the MOX program. Despite such significant funding levels, the MOX program has experienced substantial schedule slippage and has made little progress since 1999 toward accomplishing the goal of plutonium disposition. In the consideration of FY07 appropriations, several members of Congress and Committees have publicly expressed doubts the MOX program should continue.

Management believes that Novastar’s thorium/weapons-grade plutonium disposing fuel could offer a faster, cheaper, and more effective means to dispose of excess quantities of weapons-grade plutonium by “burning” it using the RTPI fuel design in existing VVER nuclear power plants in Russia (a similar design may be usable in the US and other Western countries). Novastar plans to educate government officials and key decision-makers to convince them to use this technology for the plutonium disposition mission.

Thorium/reactor-grade plutonium disposing fuel

This fuel technology is designed to provide an effective means to dispose of separated reactor-grade plutonium. As of 2004, there were 274 metric tons of separated reactor-grade plutonium (equivalent of 15,000-20,000 nuclear weapons) stored at various locations around the world. According to No Future Plutonium? by Spiez Laboratory, The Swiss NBC Defense Establishment, dated November 2002, another 1,400 metric tons of this potentially weapons useable material are embedded in spent fuel and stored at hundreds of commercial reactor sites around the globe.

Management believes that Novastar’s thorium/reactor-grade plutonium disposing fuel technology may offer a more economically viable way to dispose of separated reactor-grade plutonium than the mixed oxide (MOX) fuel or burial alternatives. MOX fuel costs more than conventional uranium fuel, even if separated plutonium is treated as sunk cost and is not included in the fuel cost. Novastar’s fuel design, which management expects to be cost competitive with conventional uranium fuel designs, could offer a viable alternative to such reactor operators.

The burial alternative faces substantial opposition from the communities chosen as sites, such as Yucca Mt. Nevada, on grounds of environments and safety risks. Also, the long life of plutonium means that the buried spent fuel will be a proliferation risk for centuries. The United States and many countries have been committed to the burial alternative for a number of years. In early 2006, in announcing its Global Nuclear Energy Partnership (GNEP), the United States announced that it would work with other countries to develop proliferation-resistant environmentally compatible technologies and processes to promote recycling and reduce the need for burial in long term repositories.

Management believes that benefits offered by thorium/reactor-grade plutonium fuel designs include enhanced proliferation resistance, improved reactor safety, and significantly reduced volume, weight and long-term radio-toxicity of spent fuel.

Novastar’s marketing strategy with respect to thorium/reactor-grade plutonium disposing fuel is to educate reactor operators, who presently own stockpiles of separated reactor-grade plutonium and are forced to pay ongoing plutonium storage fees, about the benefits offered by this fuel technology to convince them to recycle these plutonium stockpiles in their reactors using thorium/reactor-grade plutonium disposing fuel. This strategy is attuned with GNEP and the strategies of countries that wish to recycle but are not committed to MOX technology.

Thorium/uranium fuel

Management believes that Novastar’s thorium/uranium nuclear fuel will offer significant advantages over uranium fuel, including: (1) enhanced proliferation resistance of spent fuel, (2) improved reactor safety, (3) significantly reduced volume, weight and long-term radio-toxicity of spent fuel, and (4) cost savings in the back-end operations (spent fuel management) of the nuclear fuel cycle. Novastar expects the front-end costs (cost of fresh thorium/uranium fuel) to be cost competitive with conventional uranium fuel. At the same time, the back-end (waste handling) costs are expected to be less than that for conventional uranium fuel due to significantly reduced volume and weight of spent thorium/uranium fuel.

The primary barrier to industry adoption of Novastar’s fuel designs is that the entire industry infrastructure is based on uranium fuel with enrichments of 3-5%. Novastar’s designs require plutonium or more highly enriched uranium (up to 20%). Although the designs can be accommodated by most existing reactors, there are no existing fuel fabrication facilities licensed and capable of fabricating commercial lots of fuel containing the more highly enriched uranium and plutonium. There are also transportation and logistics issues with the fuel that must be addressed.

The primary marketing strategy Novastar intends to pursue with respect to its thorium/uranium fuel product is to first demonstrate the fuel design under the plutonium disposition program. It will then form an alliance or alliances with existing nuclear fuel fabricators, to whom Novastar would license its intellectual property rights to Novastar's thorium/uranium nuclear fuel. An alternative marketing strategy Novastar may pursue is to form an international consortium that may involve government and/or private sectors to build “green field” nuclear fuel fabrication facilities. In that case, Novastar would license its intellectual property rights to the thorium/uranium fuel to the consortium that would own and/or operate the new nuclear fuel fabrication facilities.

Advanced Reactor Fuel

On February 22, 2006, Novastar entered into a teaming agreement with The University of Texas System, the University of Texas of the Permian Basin (UTPB) in Odessa, Texas and General Atomics (GA), for the pre-conceptual design phase (PCD) to build a next generation high-temperature reactor in Andrews County, Texas.

Under the terms of the teaming agreement, Novastar will be responsible for contributing to the specific thorium fuel designs that will be addressed in the PCD. In addition, to the extent that the PCD may address issues particular to the use of thorium fuel experiments in conjunction with hydrogen generation experiments, Novastar will provide its expertise to General Atomics. Novastar will contribute $1.25 million toward the PCD phase of the project.

Sources and Availability of Raw Materials

Novastar is a fuel designer that intends to license its technology to fuel fabricators. Accordingly, Novastar does not plan to utilize any raw materials in the conduct of its operations. However, the fuel fabricators who potentially will license Novastar’s fuel designs in the future will need thorium and uranium to fabricate thorium-based fuels.

All of Novastar 's nuclear fuel designs require both thorium and uranium in the oxide form which are the main raw materials for the blanket rods. The seed rods can contain either enriched uranium or plutonium. In addition, both the blanket and the seed rods are designed to be made of zirconium metal as will other fuels assembly components.

The current demand for thorium is very low. Thorium is sometimes used in government flares, camping lantern wicks and in other products in small quantities. If thorium based fuels become commercially accepted in the nuclear power industry, there would be a significant increase in the demand for thorium. Thorium is over three times more naturally abundant than uranium and is found in large quantities in monazite sands in many countries, including, Australia, India, the United States of America, and China. Several companies that process monazite sands to extract rare earth minerals for use in other markets have stockpiled thorium as a byproduct with no significant current market. Currently, there is no large supplier of thorium. Management believes that Novastar is the first company that has acquired rights to properties containing thorium in anticipation of providing large quantities of thorium for use in nuclear fuels or otherwise.

Uranium and zirconium are available to the fuel fabricators from various suppliers at market driven prices. Weapons-grade plutonium, which would be used to fabricate Thorium Power’s weapons grade plutonium disposing fuel, is generally unavailable. However, if government support is obtained, weapons-grade plutonium would be obtained from governments that have developed nuclear weapons capabilities. Reactor-grade plutonium is available in Europe, Russia and Japan from reprocessed spent fuel. The transfer and use of reactor-grade plutonium is highly regulated.

Dependence Upon Government Funding

Successful development and deployment of Novastar's thorium/weapons-grade plutonium disposing fuel technology is largely dependent upon government funding and support. This fuel design is being developed for application in the U.S.-Russia plutonium disposition mission that is a government program run by the National Nuclear Security Administration (NNSA) of the U.S. Department of Energy (DOE) and its Russian government counterparts pursuant to the plutonium disposition agreement the United States and Russia entered into in 2000. The total cost to carry out the plutonium disposition mission will be in the billions of dollars. To date, the plutonium disposition program in the United States and Russia has been funded primarily by the U.S. government. The G-8 countries have made funding commitments for approximately $800 million toward the Russian part of the plutonium disposition program but have not yet provided the funds.

In the fiscal year 2004 federal budget cycle, the U.S. Congress appropriated $4 million for testing and evaluation of Novastar 's thorium/weapons-grade plutonium disposing fuel technology for the plutonium disposition mission in Russia. Additional funding support is required from the U.S. and other governments to complete the development, testing, demonstration and deployment of Novastar’s thorium/weapons-grade plutonium disposing fuel.

While the other two nuclear fuel designs (thorium/reactor-grade plutonium disposing fuel and thorium/uranium fuel) that are being developed by Novastar are intended for commercial applications and are not as dependent on government funding as the thorium/weapons-grade plutonium disposing fuel, they too could benefit from government support for the thorium/weapons-grade plutonium disposing fuel. In particular, deployment of the thorium/weapons-grade plutonium disposing fuel into commercial 1,000-megawatt light water reactors through a government program would provide operating experience. Due to many similarities in the design of the three Novastar nuclear fuel designs, this operating experience could be invaluable to other reactor operators considering switching to one of Novastar 's other two fuels. There are also some potential synergies that could be achieved in the development and testing phase that may be able to reduce the overall research and development cost and shorten the product development cycle for Novastar's three nuclear fuel designs.

Intellectual Property

Novastar's nuclear fuel technologies are protected by several U.S. and international patents. The company's current patent portfolio is comprised of the following patents:

U.S. patents:

•	Patent No. 6,026,136, a seed-blanket unit fuel assembly for a nuclear reactor

•	Patent No. 5,949,837, a nuclear reactor having a core including a plurality of seed-blanket units

•	Patent No. 5,864,593, a method for operating a nuclear reactor core comprised of at least first and second groups of seed-blanket units

•	Patent No. 5,737,375, a nuclear reactor having a core including a plurality of seed-blanket units

The U.S. patents expire August 16, 2014.

International patents:

•	Russia - Patent No. 2,176,826

•	Russia - Patent No. 2,222,837

•	South Korea - Patent No. 301,339

•	South Korea - Patent No. 336,214

•	China - Patent No. ZL 96196267.4

The international patents expire August 16, 2014.

Presently, Novastar is in the process of preparing new patent applications that will cover intellectual property that has been developed since the original patent applications were filed.

Over the past two years, most of the funding for research and development activities came from the U.S. government. Since mid-2004, the U.S. Department of Energy has paid approximately $2.5 million to Kurchatov Institute and other Russian institutes for development and testing work they have performed on Novastar’s fuel designs. Novastar has paid approximately $30,000 of its own funds to these Russian contractors within the same time period.

Regulation

No safety regulatory approval is required to design thorium-based nuclear fuels, although certain technology transfers may be subject to national and international export controls. However, the testing, fabrication and use of nuclear fuels by Novastar’s future partners and licensees is heavily regulated. The Kurchatov Institute and other locations where Novastar’s fuel designs may be initially tested require governmental approvals from the host country’s nuclear regulatory authority to test fuel in research reactors and other nuclear testing facilities. The Kurchatov Institute has obtained such approvals from the Russian nuclear regulatory authorities for the ongoing tests of Novastar’s fuel designs that are taking place at Russian facilities. Nuclear fuel fabricators, who will potentially fabricate fuel using Novastar’s technology under licenses from Novastar, are similarly regulated. Nuclear power plants that may utilize the fuel produced by these fuel fabricators require specific licenses relating to possession and use of nuclear materials as well as numerous other governmental approvals for the ownership and operation of nuclear power plants.

(ii) Mineral Exploration Business

As of fiscal year-end June 30, 2005, Novastar had no mineral properties, but subsequently acquired mineral leases and claims located in Alabama, USA and North Queensland, Australia, respectively. These are exploration stage mineral properties prospective for thorium, platinum group metals (platinum group metals) and other rare earth minerals (REM).

Novastar's objective is to become a global supplier of thorium to the nuclear energy industry.

The phosphate mineral monazite, which exists as a sand, contains concentrations of thorium oxide as well as other REM. All commercially viable thorium metal is extracted from monazite.

Utilizing thorium based nuclear fuels has several important societal benefits, such as safety benefits, environmental benefits, and non-proliferation benefits. Thorium is more abundant, more efficient and safer to use as a reactor fuel than uranium. Also important, thorium fueled reactors leave behind very little weapons grade plutonium.

To this end, Novastar has acquired, and may acquire, both physical properties and rights to properties that contain monazite deposits. Properties of interest to Novastar contain both monazite stockpiles and in ground concentrations of monazite.

Government Regulation

Mining operations and exploration activities are subject to various national, state, provincial and local laws and regulations in the United States, Canada and Australia, as well as other jurisdictions, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Directly, or through a service contractor, Novastar has pending or will make applications for those licenses, permits and other authorizations required to conduct its exploration activities on our leases and claims located in Alabama, USA and North Queensland, Australia, respectively.

Such approval may involve many levels of government (i.e. Federal, State, Provincial, County and/or City approval), and Novastar cannot predict whether all such approvals will be successfully obtained.

Novastar’s exploration projects are subject to various regulations governing protection of the environment, both in North America and in Australia. These laws are continually changing and, as a general matter, are becoming more restrictive. Management intends to conduct business in a way that safeguards public health and the environment.

We believe that we are and will continue to be in compliance in all material respects with applicable statutes and regulations.

Changes to laws and regulations in the jurisdictions where Novastar owns property or may operate in the future could require additional capital expenditures and increased operating costs. Novastar is unable to predict what additional legislation or regulatory requirements, if any, might be proposed or enacted, and how such laws could impact the economics of our projects.

Management expects that it will not incur material capital expenditures for environmental control facilities until it determines that the market for its minerals will support these and all costs of mining.

Competition

Novastar competes with other mining companies in connection with the acquisition of prospective properties and mineral rights. There is competition for the limited number of opportunities, some of which is with other companies having substantially greater financial resources than Novastar. As a result, Novastar may have difficulty acquiring attractive projects at reasonable prices.

Novastar believes no single company has sufficient market power to affect the price or supply of thorium, rare earth minerals, platinum group metals or other minerals in the world market.

Employees

Currently we have four employees, three of whom were full-time employees.

We also use consultants with specific skills to assist with various aspects of its project evaluation, due diligence and business development.

PROPERTIES

Mineral Property Descriptions and Mining Contracts

On September 14, 2005, Novastar entered into an Assignment of Specific Mineral Rights agreement (the “AGH Assignment Agreement”) with Charles Merchant, Novastar’s former Chief Executive Officer, who was conducting business under the name American Graphite Holdings (“AGH”), an Alabama sole proprietorship, under which Novastar was assigned all of his mineral rights located on certain properties located in Clay County, Alabama and commonly referred to as the Ashland Graphite Properties. In consideration of the assigned rights, Novastar paid to AGH $100,000 in cash and issued 1,000,000 Novastar restricted shares to AGH, at a deemed issued price of $0.001 per share. In addition, AGH is to receive a $15.00 per ton net royalty of Thorium/monazite removed from the leased properties. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the AGH Assignment Agreement, whereby the parties agreed that the sole remedy available to AGH for breach of the AGH Assignment Agreement by Novastar shall be the termination of the AGH Assignment Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to AGH.

On September 30, 2005 Novastar entered into a Mining Acquisition Agreement (the “Acquisition Agreement”) with Walter Doyle whereby Novastar agreed to acquire an undivided 100% interest in and to any deposits of thorium, monazite and other rare earth minerals on certain mining properties in North Queensland, Australia. The consideration paid by Novastar to Mr. Doyle consisted of 5,000,000 restricted shares of common stock of Novastar. In February, 2006, Novastar purchased all such shares from Mr. Doyle for $400,000 and such shares were cancelled. Under the Acquisition Agreement, Novastar is to operate the property subject to the agreement, and is granted the right to prospect, explore, develop and engage in other mining work on and under the property as it deems necessary and desirable, including bringing and erecting buildings, plants, machinery and equipment. Novastar is further permitted to remove all metals and minerals derived from its operations as necessary for testing. Pursuant to the terms of the Acquisition Agreement, Mr. Doyle is to retain 2.5% of the gross proceeds received by Novastar in any year from the sale of thorium, monazite or rare earth minerals of commercial economic value mined from the property, and any concentrates or other materials or products derived therefrom, less (i) the cost of transportation to a smelter or other place of treatment and (ii) any smelter or other treatment charges. In addition, Novastar is to incur its proportionate share of the following amounts spent on or with respect to exploration activities, to total not more than $695,000 as follows: (i) expenditures of $125,000 by December 31, 2006; (ii) expenditures of an additional $150,000 by December 31, 2007; (iii) expenditures of an additional $140,000 by December 31, 2008; (iv) expenditures of an additional $140,000 by December 31, 2009 and (v) expenditures of an additional $140,000 by December 31, 2010. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the Acquisition Agreement, whereby the parties agreed that the sole remedy available to Mr. Doyle for breach of the Acquisition Agreement by Novastar shall be the termination of the Acquisition Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to Mr. Doyle.

On December 31, 2005 Novastar entered into an Assignment of Mineral Lease agreement with CM Properties, a sole proprietorship of Charles H. Merchant (the “CMP Assignment Agreement”), under which Novastar was assigned mineral rights located on certain properties located in Cleburne and Clay Counties, Alabama. Under the CMP Assignment Agreement, Novastar acquired a 51% interest in the leased claims on the properties in return for the issuance of 2,000,000 restricted shares of Novastar common stock to Mr. Merchant. In addition, Novastar is required to incur $1,500,000 in expenditures on exploration activities. For each additional $100,000 spent on exploration activities in excess of the initial $1,500,000 expenditure, Novastar is to receive an additional 4% interest in the leased claims on the properties, up to a maximum of $1,000,000 for an additional 40% interest. If Novastar acquires a 91% interest in the leased claims on the properties, CM Properties shall retain a 9% interest in the leased claims upon such acquisition and shall receive $17.50 per ounce of pure Platinum Group Metal (“platinum group metals”) produced. For each 2,500 ounces of platinum group metals produced, CM Properties shall receive an additional 1,000,000 restricted shares, up to a maximum of 8,000,000 shares, for a period of two years from the acquisition of the 91% interest being obtained. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the CMP Assignment Agreement, whereby the parties agreed that the sole remedy available to CM Properties for breach of the CMP Assignment Agreement by Novastar shall be the termination of the CMP Assignment Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to CM Properties.

Core drilling samples have been taken at the two Alabama properties, although they have not been assayed. Novastar has not taken any core samples from the properties located in Australia. No further mineral property descriptions are available for public dissemination at this time.

Other Properties Descriptions

Our subsidiary, Thorium Power, is obligated to pay $3,234 per month for office rent and approximately another $700-1000 per month for utilities and other fees for the rented office space located at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102.  The total size of the leased space is 280 square feet, and is used by Thorium Power's executives for administrative purposes.  The term of the lease expires on December 31, 2006.

Additionally, in 2004, Thorium Power subleased its old office space located at 1901 Pennsylvania Ave, NW, Suite 202, Washington, DC 20006.  The total size of the sub-leased space is 2,093 square feet. Pursuant to the sublease agreement, which expires on December 31, 2006 (the expiration date of the underlying lease agreement), the sublessee pays the entire fixed rent amount for the space and  Thorium Power is obligated to pay a portion of the total monthly rent payment equal to the prorated portion of the operating expenses and real estate taxes for the building. Thorium Power estimates the total remaining balance owed by Thorium Power under this sublease agreement through December 31, 2006 is about $3,300-4,000 (as of June 14, 2006).

Novastar is obligated to pay $1,540 per month for office rent and approximately another $225-$300 per month for other fees for the rented office space located at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102.  The space is used by Novastar's executives for administrative purposes.  The term of the lease expires on April 30, 2007.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS.

Directors and Officers

NAME	AGE	POSITION
Seth Grae	43	President, Chief Executive Officer and Director
Thomas Graham, Jr.	72	Interim Secretary and Director
Cornelius J. Milmoe	59	Chief Operating Officer and Director
Andrey Mushakov	29	Executive Vice President - International Nuclear Operations
Larry Goldman	49	Treasurer and Acting Chief Financial Officer

SETH GRAE. Mr. Grae, age 43, was named the Chief Executive Officer and President of Novastar on March 17, 2006, and effective April 2, 2006, became a director of Novastar. Mr. Grae was the President, the Chief Executive Officer and a director of Thorium Power prior to the consummation of the Merger from April 8, 1997 until his present appointment. Mr. Grae has played an active role in all business activities of Thorium Power prior to the consummation of the Merger since its inception in 1992. Mr. Grae led the efforts that resulted in Thorium Power’s, prior to the consummation of the Merger, project at the Kurchatov Institute becoming one of the first grant recipients from the United States Department of Energy (“DOE”) for nuclear non-proliferation-related work in Russia. He is a member of the board of directors of the Bulletin of the Atomic Scientists and has served as co-chair of the American Bar Association’s Committee on Arms Control and Disarmament. As a former member of the board of directors of the Lawyers Alliance for World Security, Mr. Grae helped advise on the drafting of nuclear export control regulations in China and Belarus, and he participated in consultations with the government of India on nuclear power and weapons. On a pro bono basis, he represented refuseniks, who were nuclear scientists, in securing exit visas from the Soviet Union. Mr. Grae obtained his B.A. from Brandeis University cum laude, J.D. from American University, LL.M. in International Law with honors from Georgetown University and M.B.A. from Georgetown University. He has been admitted to the bars of New York, Connecticut, and Florida (all now inactive).

THOMAS GRAHAM, JR. Ambassador Graham, age 72, became the Interim Secretary and a director of Novastar on April 2, 2006, and Chairman of the Board of Directors on April 4, 2006. Ambassador Graham is one of the world’s leading experts in nuclear non-proliferation. He is Chairman of the Board of the Cypress Fund for Peace and Security. Ambassador Graham has served as a senior U.S. diplomat involved in the negotiation of every major international arms control and non-proliferation agreement for the past 35 years, including the Strategic Arms Limitations Talks (SALT), Strategic Arms Reduction Talks (START Treaties), Anti-Ballistic Missile (ABM) Treaty, Intermediate Nuclear Forces (INF) Treaty, Nuclear Non-Proliferation Treaty (NPT), Conventional Armed Forces in Europe (CFE) Treaty and Comprehensive Test Ban Treaty (CTBT). In 1993, Ambassador Graham served as the Acting Director of the U.S. Arms Control and Disarmament Agency (ACDA), and for seven months in 1994 served as the Acting Deputy Director. From 1994 through 1997, he served as the Special Representative of the President of the United States for Arms Control, Non-Proliferation and Disarmament, and in this capacity successfully led U.S. government efforts to achieve the permanent extension of the NPT. He also served for 15 years as the general counsel of ACDA. Ambassador Graham worked on the negotiation of the Chemical Weapon Convention and the Biological Weapons Convention. He drafted the implementing legislation for the Biological Weapons Convention and managed the Senate approval of the ratification of the Geneva Protocol banning the use in war of chemical and biological weapons. He is also Chairman of the Board of Mexco Energy Corporation, an oil and gas exploration company listed on the American Stock Exchange (stock ticker symbol MXC). Ambassador Graham received an A.B. in 1955 from Princeton and a J.D. in 1961 from Harvard University. He is a member of the Kentucky, the District of Columbia and the New York Bars and is a member of the Council on Foreign Relations. He chaired the Committee on Arms Control and Disarmament of the American Bar Association from 1986-1994. Ambassador Graham received the Trainor Award for Distinction in Diplomacy from Georgetown University in 1995.

CORNELIUS J. MILMOE. Mr. Milmoe, age 59, became a director of Novastar on April 2, 2006 and he was appointed the Chief Operating Officer of Novastar on April 4, 2006. Mr. Milmoe served as General Counsel for General Electric’s nuclear fuel business from 1994 until 2000 that provided nuclear fuel fabrication, software and design services to 50 nuclear reactors in the U.S., Europe, Japan, Mexico and Taiwan. At GE Nuclear Fuel, Mr. Milmoe led legal negotiations for all reactor reload contracts (valued at $30 to $300 million each), created a joint venture with Hitachi and Toshiba to build a $70 million modern fuel processing plant that reduced costs by 30% and environmental effluents by 90%, and created a marketing joint venture with ENUSA that led to GE Nuclear Fuel’s first fuel sales at plants in Germany and Finland. Since leaving GE in 2000, Mr. Milmoe has run his own consulting firm that has included GE as a major client, focusing on international energy transactions. Mr. Milmoe formed a project team to recover low enriched uranium for fuel fabrication from uranium concentrates at the Ulba Metallurgical plant in Kazakhstan. The DOE-supported project team included GE, Brookhaven National Laboratory, Massachusetts Institute of Technology, Kazatomprom and RWE Nukem. Mr. Milmoe’s other projects include construction of a copper-beryllium alloy processing plant in Kazakhstan, sourcing zirconium components in Russia for Western nuclear power plants and R&D agreements for advanced nuclear technologies. Mr. Milmoe’s firm has also received contracts to improve DOE reporting and management of all projects relating to the implementation of President Bush’s National Energy Policy and DOE’s international energy agreements, particularly science and technology agreements and nuclear non-proliferation agreements. Mr. Milmoe earned his B.A. from Colgate University in 1969 and earned his J.D. from Columbia University Law School and was admitted to the bar in 1974. From 1974 to 1980, Mr. Milmoe served as Staff Attorney and Special Assistant to the New York Public Service Commission. From 1980 to 1994, Mr. Milmoe served as a counsel in the following divisions of General Electric: GE Naval & Small Steam Turbines, GE Aircraft Engines, GE Government Services, GE Automated Systems, GE Aircraft Instruments, GE Armament Systems and GE Silicones.

ANDREY MUSHAKOV. Mr. Mushakov, age 29, is the Executive Vice President - International Nuclear Operations of Novastar. From 2000 until the consummation of the Merger, he held various positions at Thorium Power, including Treasurer and Secretary. He is the primary liaison between Novasatar and the Kurchatov Institute in Moscow. Mr. Mushakov has expertise in financial analysis, financial planning and budgeting, financial reporting and accounting, structuring business transactions, and government contract negotiations. In 2004, Mr. Mushakov led successful negotiations with officials from the National Nuclear Security Administration and Oak Ridge National Laboratory (ORNL) that resulted in signing of a $3.5 million government contract between ORNL and Kurchatov Institute for work relating to the Novastar's nuclear fuel development effort in Russia. His prior experience includes finance-related work in the banking and construction sectors. Mr. Mushakov has the following degrees: PhD in Economics from St. Petersburg State University of Economics and Finance (Russia), MS in Management with excellence (MBA equivalent) from Hult International Business School (formerly the Arthur D. Little School of Management), where he was enrolled as a recipient of the Russian President's Scholarship, and BS in Banking and Finance with honors from the Finance Academy of Russia .

LARRY GOLDMAN. Mr. Goldman, age 49, became the Treasurer and Acting Chief Financial Officer of Novastar on June 13, 2006. Mr. Goldman is a certified public accountant with over 20 years of auditing, consulting and technical experience as a partner in a mid-size New York City based accounting firm, working with a wide variety of companies, assisting them in streamlining their operations and increasing profitability. Prior to joining Novastar, Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin, in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the past 19 years. Mr. Goldman is also an independent director and audit committee chairman of Winner Medical Group Inc. (OTCBB: WMDG.OB), a China based manufacturer of medical disposable products and surgical dressings. Mr. Goldman has extensive experience in both auditing and consulting with public companies, and has experience providing accounting and consulting services to the Asian marketplace, having audited several Chinese public companies

Family Relationships

There are no family relationships between any of the foregoing individuals.

Involvement in Certain Legal Proceedings

On March 31, 2006, Novastar, Thorium Power and their respective officers were served, through their counsel, with a verified complaint by Raj Pamnani. Mr. Pamnani alleges that Novastar and Thorium Power and their respective officers breached an oral consulting agreement he alleges was entered into between Mr. Pamnani and Novastar and demands a combination of shares of unrestricted common stock of Novastar and payment of monetary damages in the amount of $10 million plus an additional $5 million in punitive damages. Management believes the lawsuit is without merit. The action was filed in the Supreme Court of the State of New York, County of New York, and Novastar filed a Motion to Dismiss the complaint on May 23, 2006.  The return date is presently July 19, 2006.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Novastar's bylaws provide that its directors and officers will be indemnified to the fullest extent permitted under the laws of Nevada. Pursuant to Nevada General Corporation law, a corporation may indemnify any of its directors and officers if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, Novastar has obtained a Directors and Officers’ Insurance Policy with AIG for a coverage limit of $5 million and excess coverage with Hartford for an additional $5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person known to us to be the beneficial of more than 5 percent of our outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 8300 Greenboro Drive, Suite 800, McLean, VA 22102.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class(2)

Common	Seth Grae	19,634,842 (3)	7.03%

Common	Thomas Graham, Jr.	3,754,196 (4)	1.37%

Common	Cornelius J. Milmoe	75,000	0.03%

Common	Larry Goldman	75,000	0.03%

Common	OTC Investments Ltd. 1710-1177 West Hastings Street Vancouver, BC V6E 2L3 Canada	15,000,000	5.51%

Common	Thunder Investors, LLC200 West Madison StreetChicago, IL 60606	23,946,975	8.80%

Common	Gilliette Lee Chukat and/or Annette M. Radkowsky10 Hameah Ve echad StreetRamat Chen 52234Israel	11,157,354 (5)	4.08%

Common	Andrey Mushakov1701 East West Hwy., Apt. 401Silver Spring, MD 20910	954,525 (6)	0.35%

Common	Mark Mamolen1759 W. 28th StreetSunset Island #1Miami Beach, FL 33140	11,530,025	4.23%

Common	Craig Robins1632 Pennsylvania AvenueMiami, FL 33139	7,407,114	2.72%

Common	Directors & Officers as a Group (5 people)	24,493,564 (7)	8.66%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 272,267,177 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) Includes 7,161,050 shares underlying Novastar stock options.

(4) Includes 2,545,400 shares underlying Novastar stock options.

(5) Includes 1,272,700 shares underlying Novastar stock options.

(6) Includes 954,525 shares underlying Novastar stock options.

(7) Includes 10,660,975 shares underlying Novastar stock options.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following sets forth the annual and long-term compensation for services in all capacities to Novastar for the fiscal years ended June 30, 2005, 2004 and 2003 paid to the Novastar's Chief Executive Officer ("CEO") and other two executive officers who were serving as executive officers at the end of the last completed fiscal year.

Summary Compensation Table

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name And Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($) (4)	Restricted Stock Award(s) ($)	Securities Under-Lying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Seth Grae (1)	2005	$158,333	$0	$0	$0	$150,000	$0	$0
President, Chief	2004	$150,000	$0	$0	$0	$0	$0	$0
Executive Officer and Director	2003	$158,333	$0	$0	$0	$0	$0	$0

Paul Carter (2)	2005	$0	$0	$40,000	$0	$0	$0	$0
Chief Executive	2004	$0	$0	$0	$0	$0	$0	$0
Officer, President, Chairman and Director	2003	$0	$0	$0	$0	$0	$0	$0

Charles H. Merchant (3)	2005	$0	$0	$0	$0	$0	$0	$0
Interim Chief Executive Officer and Chief Operating Officer	2004	$0	$0	$0	$0	$0	$0	$0
Secretary	2003	$0	$0	$0	$0	$0	$0	$0

(1)
Mr. Grae’s aggregate salary in 2005, 2004 and 2003, includes $145,833, $125,000, and $75,000 of accrued, but unpaid salary. All of such accrued salary was paid to Mr. Grae in the first quarter of calendar 2006. All of Mr. Grae’s salary during the periods indicated was paid by our subsidiary, Thorium Power.

(2)	Mr. Carter served as Novastar’s Chief Executive Officer from 2002 until December 1, 2005.

(3)	Mr. Merchant served as Novastar’s interim Chief Executive Officer from December 1, 2005 until March 17, 2006.

(4)
The value of perquisites and other personal benefits, securities and property for the named executive officers that do not exceed the lesser of $1,000 or 10% of the total of the annual salary and bonus is not reported herein.

Option Grants in last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted To Employees in the Fiscal Year	Exercise Price	Expiration Date
Seth Grae	3,818,100	(1)	66%	$0.157	July 2010

Paul Carter	0		0	0	0

Charles H. Merchant	0		0	0	0

(1)  These shares were issued after the Fiscal year end of June 30, 2005.

Aggregated Novastar Option Exercises in Last Fiscal Year-End and Fiscal Year-End Option Value Table

The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2005 and the number of unexercised options held by the named executive officers at March 31, 2006.

			Number of Shares of Common Stock Underlying Unexercised Options at Year End June 30, 2005			Value of Unexercised In-The-Money Options at Year End June 30, 2005 (1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Seth Grae	0	0	7,161,050	(2)	0	349,916	0

Paul Carter	0	0	0		0	0	0

Charles H. Merchant	0	0	0		0	0	0

(1)	Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money stock options is shown as of June 30, 2005.

Novastar has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the board of directors may recommend one or more such programs for adoption in the future.

Options/Sars Grants

Effective February 14, 2006, Novastar adopted its 2006 Stock Plan. The 2006 Stock Plan provides for grants of restricted shares of common stock and grants of stock options. Under the terms of the 2006 Stock Plan, Novastar Resources may grant a maximum of 20 million shares of common stock, to consist of no more than 20 million shares issuable under incentive stock options and no more than 10 million restricted shares of common stock. The maximum number of restricted shares that may be granted to one individual in any fiscal year is five million shares, and the maximum number of options that may be granted to one individual in any fiscal year is eight million shares. Since adopting the 2006 Stock Plan, Novastar has granted a total of 8,075,000 options to its officers, directors and advisory board members.

Prior to the 2006 Stock Plan, the Novastar board of directors chose to make option or warrant awards to select officers, directors, consultants, or stockholder/investors in order to induce them to assist it in implementing its business model and to provide long term additional incentive. These options or warrants, as awarded, were not awarded pursuant to a plan but were specific individual awards with varying terms and conditions. In some instances, the board of directors reserved the right to cancel these awards for non-performance or other reasons, or established a vesting schedule pursuant to which the award is earned.

Director Compensation

Novastar does not currently have any independent directors. All of Novastar’s current directors are also officers of Novastar and are compensated for the services that they provide to Novastar in their capacity as officers. The current directors of Novastar do not receive any additional compensation for the services they provide to Novastar as directors. Directors are reimbursed for out of pocket expenses incurred as a result of their participation on Novastar’s board. Novastar intends to compensate independent directors that are elected or appointed to Novastar’s board in the future.

LEGAL PROCEEDINGS

Except as set forth below, there are no currently threatened or pending claims against Novastar.

On March 31, 2006, Novastar, Thorium Power and their respective officers were served, through their counsel, with a verified complaint by Raj Pamnani. Mr. Pamnani alleges that Novastar and Thorium Power and their respective officers breached an oral consulting agreement he alleges was entered into between Mr. Pamnani and Novastar and demands a combination of shares of unrestricted common stock of Novastar and payment of monetary damages in the amount of $10 million plus an additional $5 million in punitive damages. Management believes the lawsuit is without merit. The action was filed in the Supreme Court of the State of New York, County of New York, and Novastar filed a Motion to Dismiss the complaint on May 23, 2006.  The return date is presently July 19, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Some of Novastar’s Officers and Directors in the Merger

As of April 2, 2006, Messrs. Grae and Graham, who prior to the consummation of the business combination with Thorium Power were members of the board of directors of Thorium Power, became members of the board of directors of Novastar, post Merger. In addition, on such date, Cornelius J. Milmoe became a director of Novastar and on April 4, 2006 he became Novastar’s Chief Operating Officer. Paul Carter, who was the President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Novastar since 2002 has resigned from all of such positions with Novastar and no longer holds any positions with Novastar. Charles Merchant, who was the Chief Operating Officer and Interim Chief Executive Officer and a director of Novastar has resigned from all of such positions with Novastar and no longer holds any positions with Novastar. Sean Mulhearn, the Secretary of Novastar has resigned from such position effective March 17, 2006 and no longer is an officer of Novastar. Seth Shaw, the Director of Strategic Planning of Novastar, continues to hold such position.

CHANGE IN ACCOUNTANTS

None

SELLING STOCKHOLDERS

An aggregate of 86,576,829 shares of our common stock may be offered for sale and sold pursuant to this prospectus by the selling stockholders. These shares consist of:

•	4,208,331 shares of our common stock issued pursuant to the private placement completed on February 14, 2006;

•	36,659,837 shares of our common stock issued pursuant to the private placement completed on May 4, 2006; and

•
45,708,661 shares of our common stock that have been issued to consultants of the Company or that have been issued on the effective date of the Merger to persons who were affiliates of Thorium Power prior to the Merger.

These shares are to be offered by and for the respective accounts of the selling stockholders and any pledgees, donees, assignees and transferees or successors-in-interest of the respective selling stockholders. We have agreed to register all of such securities under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling securityholders).

The following table and notes to the table sets forth, with respect to each selling stockholder:

•	the name of the selling stockholder and any material relationship the selling stockholder has had with us over the past three years;

•	the number of shares of our common stock beneficially owned by the selling stockholder as of the date of this prospectus;

•	the number of shares of our common stock being offered for sale by the selling stockholder pursuant to this prospectus; and

•
the number of shares of our common stock and percentage that will be beneficially owned by the selling stockholder assuming the selling stockholder disposes of all of the shares being offered pursuant to this prospectus.

Except as set forth in the footnotes to the table below, none of the selling stockholders has held a position as an officer or director of us, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, unless otherwise specified in the footnotes to the table below, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders, or is a registered broker-dealer or an affiliate of a registered broker-dealer.

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*
Magnetar Capital Master Fund, Ltd.	9,900,000 (1)	9,900,000 (1)	0	0%

WTC-CIF Technical Equity Portfolio	1,727,300 (2)	1,727,300 (2)	0	0%

Raytheon Master Pension Trust	1,723,100 (3)	1,723,100 (3)	0	0%

Raytheon Master Pension Trust	840,800 (4)	840,800 (4)	0	0%

WTC-CIF Opportunistic Equity Portfolio	784,800 (5)	784,800 (5)	0	0%

Raytheon Master Pension Trust	452,000 (6)	452,000 (6)	0	0%

Madeira Partners, L.P.	409,800 (7)	409,800 (7)	0	0%

Madeira Investors (Bermuda) L.P.	396,400 (8)	396,400 (8)	0	0%

The Hartford Mutual Funds, Inc.: The Hartford Capital Appreciation II Fund	375,000 (9)	375,000 (9)	0	0%

WTC-CIF Special Equity Portfolio	349,470 (10)	349,470 (10)	0	0%

Highfields Capital Ltd.	2,541,180 (11)	2,541,180 (11)	0	0%

Highfields Capital II LP	705,880 (12)	705,880 (12)	0	0%

Highfields Capital I LP	282,350 (13)	282,350 (13)	0	0%

Cumberland Partners	1,240,156 (14)	1,240,156 (14)	0	0%

Cumberland Benchmarked Partners, L.P.	840,320 (15)	840,320 (15)	0	0%

Cumber International S.A.	369,550 (16)	369,550 (16)	0	0%

LongView Partners B, L.P.	291,480 (17)	291,480 (17)	0	0%

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*
Summer Street Cumberland Investors, LLC	123,580 (18)	123,580 (18)	0	0%

HFR HE Platinum Master Trust	72,860 (19)	72,860 (19)	0	0%

Cumberland Long Partners, L.P.	3,230 (20)	3,230 (20)	0	0%

SF Capital Partners Ltd.	2,352,942 (21)	2,352,942 (21)	0	0%

Sunrise Equity Partners, L.P.	1,764,705 (22)	1,764,705 (22)	0	0%

CAMOFI Master LDC	1,176,470 (23)	1,176,470 (23)	0	0%

Whalehaven Capital Fund Limited	1,176,470 (24)	1,176,470 (24)	0	0%

SDS Capital Group SPC, Ltd.	1,176,470 (25)	1,176,470 (25)	0	0%

Excalibur Limited Partnership	1,000,000 (26)	1,000,000 (26)	0	0%

RHP Master Fund, Ltd.	588,236 (27)	588,236 (27)	0	0%

Springbok Capital Master Fund, LP	1,144,294 (28)	524,176 (28)	620,118	0.21%

David Hovey	1,028,921 (29)	470,588 (29)	558,333	0.19%

Nite Capital	353,000 (30)	353,000 (30)	0	0%

AJW Off Shore Ltd.	277,882 (31)	277,882 (31)	0	0%

Amnon Mandelbaum	235,294 (32)	235,294 (32)	0	0%

Ethel Marie Grossfeld	235,294 (33)	235,294 (33)	0	0%

Daniel M. Kornhauser	235,294 (34)	235,294 (34)	0	0%

BH Capital Investments LP	235,000 (35)	235,000 (35)	0	0%

David M. Lewis	780,000 (36)	180,000 (36)	600,000	0.20%

Richard and Linda Grossfeld as Joint Tenants	176,470 (37)	176,470 (37)	0	0%

Aaron Foley	150,000 (38)	150,000 (38)	0	0%

AJW Qualified Partners, LLC	134,117 (39)	134,117 (39)	0	0%

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*
Gloria Kassin	127,058 (40)	127,058 (40)	0	0%

Thomas Heinlein	1,027,000 (41)	127,000 (41)	900,000	0.31%

Francis X. Colannino	100,000 (42)	100,000 (42)	0	0%

DCM Limited	255,706 (43)	75,824 (43)	179,882	0.06%

AS Capital Partners, LLC	60,000 (44)	60,000 (44)	0	0%

Bruce L. Lewis	160,000 (45)	60,000 (45)	100,000	0.03%

Marilyn Adler	58,823 (46)	58,823 (46)	0	0%

David Goodfriend	58,823 (47)	58,823 (47)	0	0%

AJW Partners LLC	52,235 (48)	52,235 (48)	0	0%

Jeffrey Grossfeld	23,529 (49)	23,529 (49)	0	0%

Kevin Grossfeld	23,529 (50)	23,529 (50)	0	0%

Michael P. Murphy	15,000 (51)	15,000 (51)	0	0%

New Millenium Capital Partners II, LLC	6,352 (52)	6,352 (52)	0	0%

Thomas Heinlein	900,000 (53)	900,000 (53)	0	0%

Aaron Leiben	1,093,333 (54)	800,000 (54)	293,333	0.10%

David M. Lewis	600,000 (55)	600,000 (55)	0	0%

Dynamis Energy Fund L.P.	425,000 (56)	425,000 (56)	0	0%

REF Securities & Co.	333,333 (57)	333,333 (57)	0	0%

John S. Lemak	250,000 (58)	250,000 (58)	0	0%

Keith Bolognese	166,666 (59)	166,666 (59)	0	0%

Philippe Allain	150,000 (60)	150,000 (60)	0	0%

Arthur Veytsman	150,000 (61)	150,000 (61)	0	0%

Michael Karp	108,333 (62)	108,333 (62)	0	0%

Bruce L. Lewis	100,000 (63)	100,000 (63)	0	0%

David S. Cannizzo	83,333 (64)	83,333 (64)	0	0%

Dynamis Energy Fund Ltd.	75,000 (65)	75,000 (65)	0	0%

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*
Stuart Fox	66,666 (66)	66,666 (66)	0	0%

David DiRicco (67)	182,291 (67)	182,291 (67)	0	0%

Alan Gelband Company Inc. (68)	2,642,256 (68)	2,642,256 (68)	0	0%

Mark Mamolen	11,530,025	11,530,025	0	0%

Craig Robins	7,407,114	7,407,114	0	0%

Thunder Investors, LLC	23,946,975	23,946,975	0	0%

TOTAL SHARES BEING REGISTERED		86,576,829

* Assumes that all of the May 4 Warrants and February 14 Warrants have been exercised and sold.
(1) Includes 4,950,000 shares of common stock issuable upon exercise of the May 4 Warrants. Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owed by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.
(2) Includes 863,650 shares of common stock issuable upon exercise of the May 4 Warrants.
(3) Includes 861,550 shares of common stock issuable upon exercise of the May 4 Warrants.
(4) Includes 420,400 shares of common stock issuable upon exercise of the May 4 Warrants.
(5) Includes 392,400 shares of common stock issuable upon exercise of the May 4 Warrants.
(6) Includes 226,000 shares of common stock issuable upon exercise of the May 4 Warrants.
(7) Includes 204,900 shares of common stock issuable upon exercise of the May 4 Warrants
(8) Includes 198,200 shares of common stock issuable upon exercise of the May 4 Warrants
(9) Includes 187,500 shares of common stock issuable upon exercise of the May 4 Warrants
(10) Includes 174,735 shares of common stock issuable upon exercise of the May 4 Warrants
(11) Includes 1,270,590 shares of common stock issuable upon exercise of the May 4 Warrants. Highfields Associates LLC is the General Partner of Highfields Capital Ltd.; Jonathan S. Jacobson and Richard L. Grubmann are senior managing members of Highfields LLC and they have voting and/or investment control over the Novastar securities held by Highlands Capital Ltd.
(12) Includes 352,940 shares of common stock issuable upon exercise of the May 4 Warrants. Highfields Associates LLC is the General Partner of Highfields Capital II LP; Jonathan S. Jacobson and Richard L. Grubmann are senior managing members of Highfields LLC and they have voting and/or investment control over the Novastar securities held by Highlands Capital II LP.
(13) Includes 141,175 shares of common stock issuable upon exercise of the May 4 Warrants. Highfields Associates LLC is the General Partner of Highfields Capital I LP; Jonathan S. Jacobson and Richard L. Grubmann are senior managing members of Highfields LLC and they have voting and/or investment control over the Novastar securities held by Highlands Capital I LP.
(14) Includes 620,078 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumberland Partners.
(15) Includes 420,160 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumberland Benchmarked Partners, L.P.
(16) Includes 184,775 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumber International S.A.

(17) Includes 145,740 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Long View Partners B, L.P.
(18) Includes 61,790 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Summer Street Cumberland Investors, LLC.
(19) Includes 36,430 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by HFR HE Platinum Master Trust.
(20) Includes 1,615 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumberland Long Partners, L.P.
(21) Includes 1,176,471 shares of common stock issuable upon exercise of the May 4 Warrants. Michael A. Roth and Brian J. Stark exercise voting and investment control over the Novastar securities owned by SF Capital Partners Ltd. Messrs. Roth and Stark disclaim beneficial ownership of such securities.
(22) Includes 882,352 shares of common stock issuable upon exercise of the May 4 Warrants.
(23) Includes 588,235 shares of common stock issuable upon exercise of the May 4 Warrants. Richard Smithline has voting and/or investment control over the Novastar securities held by CAMOFI Master LDC. Mr. Smithline disclaims beneficial ownership of these securities.
(24) Includes 588,235 shares of common stock issuable upon exercise of the May 4 Warrants.
(25) Includes 588,235 shares of common stock issuable upon exercise of the May 4 Warrants. Steve Derby maintains voting and/or investment control over the Novastar securities held by SDS Capital Group SPC, Ltd. Mr. Derby disclaims beneficial ownership of the securities except to the extent, if any, of his pecuniary interest.
(26) Includes 500,000 shares of common stock issuable upon exercise of the May 4 Warrants. Excalibur Capital Management Inc. is the General Partner of Excalibur LP. William Hechter, president of Excalibur Management Inc. has voting and/or investment control over the Novastar securities held by Excalibur LP.
(27) Includes 294,118 shares of common stock issuable upon exercise of the May 4 Warrants. RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management LP, a limited partnership of which the general partner is RHP General Partner LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Novastar securities owned by the RHP Master Fund.
(28) Includes 262,088 shares of common stock issuable upon exercise of the May 4 Warrants.
(29) Includes 235,294 shares of common stock issuable upon exercise of the May 4 Warrants.
(30) Includes 176,500 shares of common stock issuable upon exercise of the May 4 Warrants.
(31) Includes 138,941 shares of common stock issuable upon exercise of the May 4 Warrants. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities held by AJW Offshore Ltd.
(32) Includes 117,647 shares of common stock issuable upon exercise of the May 4 Warrants.
(33) Includes 117,647 shares of common stock issuable upon exercise of the May 4 Warrants.
(34) Includes 117,647 shares of common stock issuable upon exercise of the May 4 Warrants.
(35) Includes 117,500 shares of common stock issuable upon exercise of the May 4 Warrants. Henry Branchfield has voting and/or investment control over the Novastar securities held by BH Capital Investments LP.
(36) Includes 90,000 shares of common stock issuable upon exercise of the May 4 Warrants.
(37) Includes 88,235 shares of common stock issuable upon exercise of the May 4 Warrants.
(38) Includes 75,000 shares of common stock issuable upon exercise of the May 4 Warrants.
(39) Includes 67,058 shares of common stock issuable upon exercise of the May 4 Warrants. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by MW Manager, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities owned by MW Qualified Partners, LLC.
(40) Includes 63,529 shares of common stock issuable upon exercise of the May 4 Warrants.
(41) Includes 63,500 shares of common stock issuable upon exercise of the May 4 Warrants.
(42) Includes 50,000 shares of common stock issuable upon exercise of the May 4 Warrants.
(43) Includes 37,912 shares of common stock issuable upon exercise of the May 4 Warrants.
(44) Includes 30,000 shares of common stock issuable upon exercise of the May 4 Warrants.
(45) Includes 30,000 shares of common stock issuable upon exercise of the May 4 Warrants.
(46) Includes 29,411 shares of common stock issuable upon exercise of the May 4 Warrants.

(47) Includes 29,411 shares of common stock issuable upon exercise of the May 4 Warrants.
(48) Includes 26,117 shares of common stock issuable upon exercise of the May 4 Warrants. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities owned by MW Partners, LLC.
(49) Includes 11,764 shares of common stock issuable upon exercise of the May 4 Warrants.
(50) Includes 11,764 shares of common stock issuable upon exercise of the May 4 Warrants.
(51) Includes 7,500 shares of common stock issuable upon exercise of the May 4 Warrants.
(52) Includes 3,176 shares of common stock issuable upon exercise of the May 4 Warrants. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities owned by New Millennium Capital Partners II, LLC.
(53) Includes 450,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(54) Includes 400,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(55) Includes 300,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(56) Includes 212,500 shares of common stock issuable upon exercise of the February 14 Warrants.
(57) Includes 166,667 shares of common stock issuable upon exercise of the February 14 Warrants. Rodd Friedman has voting and/or investment control over the Novastar securities held by REF Securities & Co.
(58) Includes 125,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(59) Includes 83,333 shares of common stock issuable upon exercise of the February 14 Warrants.
(60) Includes 75,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(61) Includes 75,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(62) Includes 54,167 shares of common stock issuable upon exercise of the February 14 Warrants.
(63) Includes 50,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(64) Includes 41,666 shares of common stock issuable upon exercise of the February 14 Warrants.
(65) Includes 37,500 shares of common stock issuable upon exercise of the February 14 Warrants.
(66) Includes 33,333 shares of common stock issuable upon exercise of the February 14 Warrants.
(67) David DiRicco was formerly a consultant to the Company assisting with investor relations.
(68) Alan Gelband is the sole officer and director of Alan Gelband Company Inc. and has voting and/or investment control over the securities being registered herewith. Alan Gelband is the investment banker for the Company.

DESCRIPTION OF SECURITIES

General

Novastar's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of the effective date of the Merger, Novastar will have 272,267,177 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of Novastar's liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

PREFERRED STOCK

Novastar's board of directors may, without stockholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that Novastar's Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by stockholders.

No other classes of preferred stock are outstanding.

The transfer agent and registrar for Novastar's common stock is Computershare Investor Services, Shareholder Communications Department, 2 LaSalle Street, 3rd Floor, Chicago, IL 60602. Its telephone number is 888-243-5445 and facsimile is 212-701-7664.

SHARES ELIGIBLE FOR FUTURE SALE

As of the effective date of the Merger, we had outstanding 272,267,177 shares of common stock.

 Shares Covered by this Prospectus

All of the  86,576,829 shares being registered in this offering may be sold without restriction under the Securities Act of 1933.

Rule 144

The resale of shares that are held by our affiliates and the resale of shares that are held by non-affiliates for a period of less than two years are governed by the following requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of the effective date of the Merger would equal approximately 2,722,672; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

 We believe that none of our outstanding shares may currently be sold in reliance on Rule 144.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

We believe that  none of our outstanding shares may currently be sold in reliance on Rule 144(k).

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

–	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

–	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

–	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–	an exchange distribution in accordance with the rules of the applicable exchange;

–	privately negotiated transactions;

–	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

–	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

–	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

–	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Gary R. Henrie, Las Vegas, NV.

EXPERTS

Novastar's financial statements for the year ending June 30, 2005 appearing in this prospectus have been audited by the accounting firm of Telford Sadovnick, P.L.L.C., independent registered public accounting firm, 114 W. Magnolia Street, Suite 423, Bellingham, Washington 98225, and Novastar’s financial statements for the year ending June 30, 2004 appearing in this prospectus have been audited by the accounting firm of Morgan and Company, Chartered Accountants, Suite 1488, 700 West Georgia Street, Vancouver, British Columbia V7Y 181 Canada. The Novastar financial statements are included in this Prospectus in reliance upon the said report, given upon such firms’ authority as experts in auditing and accounting.

Thorium Power's (pre-Merger) financial statements for the years ending December 31, 2005 and 2004 appearing in this prospectus have been audited by the accounting firm of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm, 5296 South Commerce Drive, Suite 300, Salt Lake City, Utah 84107. The Thorium Power (pre-Merger) financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, DC 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

The following financial statements listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

UNAUDITED CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS - NOVASTAR

Novastar Consolidated Balance Sheets as of March 31, 2006 and June 30, 2005	F-1

Novastar Consolidated Statements of Operations for the three months and nine months ended March 31, 2006 and 2005 and from the period from June 28, 1999 (inception) to March 31, 2006	F-2

Novastar Consolidated Statements of Cash Flows for the nine months ended March 31, 2006 and 2005 and from the period from June 28, 1999 (inception) to March 31, 2006	F-3

Novastar Consolidated Statement of Stockholders Equity (Deficiency) for the period from the period from June 28, 1999 (inception) to March 31, 2006	F-4

Notes to Unaudited Consolidated Quarterly Financial Statements	F-7

AUDITED CONSOLIDATED FINANCIAL STATEMENTS - NOVASTAR

Report of Telford Sadovnick P.L.L.C., Registered Public Accounting Firm of Novastar	F-20

Report of Morgan & Company, Independent Auditor of Novastar	F-21

Novastar Audited Consolidated Balance Sheets as of June 30, 2005 and 2004	F-22

Novastar Audited Consolidated Statements of Operations for the year ended June 30, 2005 and 2004 and from the period from June 28, 1999 (inception) to June 30, 2005	F-23

Novastar Audited Consolidated Statements of Cash Flows for the year ended June 30, 2005 and 2004 and from the period from June 28, 1999 (inception) to June 30, 2005	F-24

Novastar Audited Consolidated Statement of Stockholders Equity for the period from the period from June 28, 1999 (inception) to June 30, 2005	F-25

Notes to Audited Consolidated Financial Statements	F-28

UNAUDITED QUARTERLY FINANCIAL STATEMENTS - THORIUM POWER

Thorium Power Balance Sheet as of March 31, 2006	F-41

Thorium Power Statements of Operations for the three months ended March 31, 2006 and 2005 and for the period from January 8, 1992 (inception) to March 31, 2006	F-42

Thorium Power Statement of Stockholders Equity for the period from January 8, 1992 (inception) to March 31, 2006	F-43

Thorium Power Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to March 31, 2006	F-44

Thorium Power Statements of Cash Flows for the three months ended March 31, 2006 and 2005 and for the period from January 8, 1992 (inception) to March 31, 2006	F-47

Notes to Unaudited Quarterly Financial Statements	F-49

AUDITED FINANCIAL STATEMENTS - THORIUM POWER

Report of Child Van Wagoner and Bradshaw, PLLC, Independent Auditor to Thorium Power	F-62

Thorium Power Audited Balance Sheets as of December 31, 2005 and 2004	F-63

Thorium Power Audited Statements of Operations for the years ended December 31, 2005 and 2004	F-65

Thorium Power Audited Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to December 31, 2006	F-66

Thorium Power Audited Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the period from January 8, 1992 (inception) to December 31, 2005	F-69

Notes to Audited Financial Statements	F-71

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS	F-86

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	MARCH 31 2006	JUNE 30 2005
ASSETS
Current
Cash	$66,516	$802
Restricted cash	-	94,140
Less: Refundable to subscribers of common stock	-	(94,140)
Prepaid expenses	258,444	-
	324,960	802
Long Term Investment	700,000	-
Exploration Equipment	55,290	-

	$1,080,250	$802

LIABILITIES
Current
Accounts payable	$306,581	$121,438
Accrued liabilities	378,061	103,542
Due to related party	6,863	-
	691,505	224,980

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Share Capital
Authorized:
250,000,000 voting common shares with a par value of $0.001 per share
50,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
112,015,606 common shares (June 30, 2005 -
86,072,532)	112,015	86,073

Additional paid-in capital	11,259,343	3,832,247

Share Subscriptions Received	250,000	-
Common Share Purchase Warrants	352,918	495,834
Shares Committed For Issuance	4,150,000	-
Accumulated Deficit	(15,037,919)	(4,138,365)
Deferred Stock Compensation	(697,612)	(499,967)
	388,745	(224,178)
	$1,080,250	$802

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

	THREE MONTHS ENDED MARCH 31		NINE MONTHS ENDED MARCH 31		CUMULATIVE PERIOD FROM INCEPTION JUNE 18 1999 TO MARCH 31
	2006	2005	2006	2005	2006

Revenue	$-	$-	$-	$-	$184,162

Expenses
Consulting	1,219,379	833,048	3,362,399	833,048	5,860,312
Interest attributable to
beneficial conversion
feature for notes
payable	-	411,693	-	442,813	579,379
Interest - other	-	-	-	-	678
Public relations	37,167	-	132,785	-	276,128
Legal	246,704	-	273,776	-	483,372
General and
administrative	58,488	77,439	69,994	80,526	990,117
Accounting	7,811	-	50,113	-	128,981
Forgiveness of debt	-	-	-	-	(169,818)
Mineral property
acquisition costs	-	-	1,720,544	-	1,770,544
Mineral property
exploration
expenses	224,946	-	269,608	-	269,608
Cancellation costs	(1,754,166)	-	-	-	-
Stock based
compensation	5,020,335	-	5,020,335	-	5,020,335
Write down of
equipment	-	-	-	-	12,445
	5,060,664	1,322,180	10,899,554	1,356,387	15,222,081

Net Loss For The Period	$(5,060,664)	$(1,322,180)	$(10,899,554)	$(1,356,387)	$(15,037,919)

Net Loss Per Common
Share, Basic and diluted	$(0.04)	$(0.02)	$(0.11)	$(0.03)

Weighted Average
Number Of Shares Outstanding	130,887,505	65,722,532	103,148,271	50,110,123

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

	NINE MONTHS ENDED MARCH 31		CUMULATIVE PERIOD FROM JUNE 28, 1999(INCEPTION) TO MARCH 31
	2006	2005	2006

Cash provided by (used in):
Operating Activities
Loss for the period	$(10,899,554)	$(1,356,387)	$(15,037,919)
Items not involving cash:
Shares issued for other than cash	10,028,491	733,048	12,413,024
Interest attributable to beneficial conversion feature for notes payable	-	442,813	579,379
Amortization of equipment	2,910	117	6,723
Forgiveness of debt	-	-	(169,818)
Write down of equipment	-	-	12,445
Changes in non-cash operating working capital items:
Accounts payable and accrued liabilities	459,662	72,528	854,460
Due to related party	44,363	-	44,363
Prepaid expenses	(258,444)	-	(258,444)
Net Cash Used In Operating Activities	(622,572)	(107,881)	(1,555,787)

Investing Activities
Purchase of equipment	(58,200)	-	(60,008)
Acquisition of long term investment	(700,000)	-	(700,000)
Net Cash Used In Investing Activities	(758,200)	-	(760,008)

Financing Activities
Proceeds from loan payable to shareholder	-	-	16,097
Issue of common shares	1,596,486	-	1,615,436
Share subscriptions received	250,000	-	250,000
Cash paid for redemption of shares	(400,000)	-	(400,000)
Advances on notes payable	-	107,881	900,000
Cash acquired on acquisition of subsidiary	-	-	778
Net Cash Provided By Financing Activities	1,446,486	107,881	2,382,311

Net Increase (Decrease) In Cash	65,714	-	66,516

Cash, Beginning Of Period	802	-	-

Cash, End Of Period	$66,516	$-	$66,516

Supplemental Disclosure of Cash Flow Information
Cash paid during the period:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM JUNE 28, 1999 (INCEPTION) TO MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		COMMON STOCK PURCHASE WARRANTS		ADDITIONAL PAID-IN	DEFERRED	SHARE SUBSCRIPTIONS	SHARES COMMITTED FOR	ACCUMULATED
	SHARES	AMOUNT	WARRANTS	AMOUNT	CAPITAL	COMPENSATION	RECEIVED	ISSUANCE	DEFICIT	TOTAL
Issuance of shares to founders	3,465	$3	-	$-	$18,947	$-	$-	$-	$-	$18,950
Net loss for the period	-	-	-	-	-	-	-	-	(159,909)	(159,909)

Balance, June 30, 2000	3,465	3	-	-	18,947	-	-	-	(159,909)	(140,959)

Repurchase of common stock by
consideration of forgiveness of loan	(1,445)	(1)	-	-	16,098	-	-	-	-	16,097
payable to shareholder
	2,020	2	-	-	35,045	-	-	-	(159,909)	(124,862)
Adjustment to number of shares issued and
outstanding as a result of the reverse
take-over transaction -
Custom Branded Networks, Inc.	(2,020)	(2)	-	-	2	-	-	-	-	-
Aquistar Ventures (USA) Inc.	15,463,008	15,463	-	-	(15,463)	-	-	-	-	-
	15,463,008	15,463	-	-	19,584	-	-	-	(159,909)	(124,862)
Shares allotted in connection with the
acquisition of Custom Branded Networks,	25,000,000	25,000	-	-	(9,772)	-	-	-	-	15,228
Inc.
Less: Allotted and not yet issued	(8,090,476)	(8,090)	-	-	8,090	-	-	-	-	-
Common stock conversion rights	-	-	-	-	421,214	-	-	-	-	421,214
Net loss for the year	-	-	-	-	-	-	-	-	(723,239)	(723,239)

Balance, June 30, 2001	32,372,532	32,373	-	-	439,116	-	-	-	(883,148)	(411,659)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (Continued)

PERIOD FROM JUNE 28, 1999 (INCEPTION) TO MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		COMMON STOCK PURCHASE WARRANTS		ADDITIONAL PAID-IN CAPITAL	DEFERRED COMPENSATION	SHARE SUBSCRIPTIONS RECEIVED	SHARES COMMITTE FOR ISSUANCE	ACCUMULATED DEFICIT	TOTAL
	SHARES	AMOUNT	WARRANTS	AMOUNT
Balance, June 30, 2001	32,372,532	$32,373	-	$-	$439,116	$-	$-	$-	$(883,148)	$(411,659)

Additional shares issued in connection with
the acquisition of Custom Branded
Networks, Inc.	1,500,000	1,500	-	-	(1,500)	-	-	-	-	-
Common stock conversion rights	-	-	-	-	109,748	-	-	-	-	109,748
Net loss for the year	-	-	-	-	-	-	-	-	(326,038)	(326,038)

Balance, June 30, 2002	33,872,532	33,873	-	-	547,364	-	-	-	(1,209,186)	(627,949)

Issue of common stock for deferred
compensation expense	4,500,000	4,500	-	-	40,500	(45,000)	-	-	-	-
Amortization of deferred compensation	-	-	-	-	-	22,500	-	-	-	22,500
Common stock conversion rights	-	-	-	-	45,116	-	-	-	-	45,116
Net loss for the year	-	-	-	-	-	-	-	-	(142,233)	(142,233)

Balance, June 30, 2003	38,372,532	38,373	-	-	632,980	(22,500)	-	-	(1,351,419)	(702,566)

Amortization of deferred compensation	-	-	-	-	-	22,500	-	-	-	22,500
Common stock conversion rights	-	-	-	-	3,301	-	-	-	-	3,301
Net loss for the year	-	-	-	-	-	-	-	-	(95,430)	(95,430)

Balance, June 30, 2004	38,372,532	38,373	-	-	636,281	-	-	-	(1,446,849)	(772,195)

Issue of common stock for services	14,800,000	14,800	-	-	901,200	-	-	-	-	916,000
Issue of common stock and warrants for
convertible notes	20,000,000	20,000	20,000,000	495,834	484,166	-	-	-	-	1,000,000
Issue of common stock for services	11,600,000	11,600	-	-	1,583,900	(598,000)	-	-	-	997,500
Issue of common stock for services	1,300,000	1,300	-	-	226,700	-	-	-	-	228,000
Amortization of deferred compensation	-	-	-	-	-	98,033	-	-	-	98,033
Net loss for the year	-	-	-	-	-	-	-	-	(2,691,516)	(2,691,516)

Balance, June 30, 2005	86,072,532	86,073	20,000,000	495,834	3,832,247	(499,967)	-	-	(4,138,365)	(224,178)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (Continued)

PERIOD FROM JUNE 28, 1999 (INCEPTION) TO MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK		COMMON STOCK PURCHASE WARRANTS		ADDITIONAL PAID-IN	DEFERRED	SHARE SUBSCRIPTIONS	SHARES COMMITTED FOR	ACCUMULATED
	SHARES	AMOUNT	WARRANTS	AMOUNT	CAPITAL	COMPENSATION	RECEIVED	ISSUANCE	DEFICIT	TOTAL
Balance, June 30, 2005	86,072,532	$86,073	20,000,000	$495,834	$3,832,247	$(499,967)	$-	$-	$(4,138,365)	$(224,178)

Issuance of common stock for services	17,358,078	17,358	-	-	3,578,443	-	-	-	-	3,595,801
Issuance of common
stock and warrants for settlement debt	249,999	250	124,999	7,569	29,681	-	-	-	-	37,500
Issuance of common stock for property
acquisition	6,000,000	6,000	-	-	1,604,000	-	-	-	-	1,610,000
Private placement for issuance of common
stock, warrants and subscriptions
received	7,334,997	7,334	3,667,499	345,349	1,243,803	-	250,000	-	-	1,846,486
Cancellation of warrants	-	-	(20,000,000)	(495,834)	495,834	-	-	-	-	-
Issuance of shares as compensation for
warrants cancelled by shareholder	15,000,000	15,000	-	-	1,739,166	-	-	-	-	1,754,166
Amortization of deferred compensation	-	-	-	-	-	499,967	-	-	-	499,967
Deferred compensation	-	-	-	-	-	(697,612)	-	-	-	(697,612)
Repurchase of issued shares	(5,000,000)	(5,000)	-	-	(395,000)	-	-	-	-	(400,000)
Shares returned to treasury	(15,000,000)	(15,000)	-	-	(1,739,166)	-	-	-	-	(1,754,166)
Shares committed for issuance	-	-	-	-	-	-	-	4,150,000	-	4,150,000
Stock based compensation	-	-	-	-	870,335	-	-	-	-	870,335
Net loss for the period	-	-	-	-	-	-	-	-	(10,899,554)	(10,899,554)

Balance, March 31, 2006	112,015,606	$112,015	3,792,498	$352,918	$11,259,343	$(697,612)	$250,000	$4,150,000	$(15,037,919)	$388,745

Deficit accumulated during the
development stage										$(1,351,419)
Deficit accumulated during the
exploration stage										(13,686,500)

Balance, March 31, 2006										$(15,037,919)

The accompanying notes are an integral part of these financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the Company’s interim financial position and the results of its operations for the periods presented. This report on Form 10-QSB should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s Form 10-KSB/A for the fiscal year ended June 30, 2005. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s Form 10-KSB/A for the fiscal year ended June 30, 2005, has been omitted. The results of operations for the nine-month period ended March 31, 2006 are not necessarily indicative of results for the entire fiscal year ending June 30, 2006.

2.	NATURE OF OPERATIONS AND GOING CONCERN

Novastar Resources Ltd. (the “Company”) was previously a development stage company engaged in the business of providing turnkey private label internet services to organizations throughout the domestic United States and Canada. Commencing July 1, 2003 the Company became an exploration stage company engaged in the acquisition and exploration of mineral claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

During the year ended June 30, 2005 the Company changed its name from Custom Branded Networks, Inc. and increased its authorized common shares from 50,000,000 shares to 250,000,000 shares and also authorized 50,000,000 preferred shares for issuance at a par value of $0.001.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

2.	NATURE OF OPERATIONS AND GOING CONCERN (Continued)

As shown in the accompanying financial statements, the Company has incurred a net loss of $15,037,919 since inception, and has had minimal sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement or public offering of its common stock (See Note 14 (a)). The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.	RESTRICTED CASH

During the year ended June 30, 2005 proceeds totaling $94,140 were received in accordance with a planned private placement of common stock scheduled to close subsequent to the year end. This private placement was terminated and no shares of the Company were issued. During the period ended March 31, 2006, $89,140 was reimbursed to the subscribers in cash, while the balance was used, with the consent of the subscribers, towards a private placement that closed in the period .

4.	LONG TERM INVESTMENT

As disclosed in Note 13, as at March 31, 2006 the Company has invested a total of $700,000 in Thorium Power Inc. (“Thorium Power”). The investment consists of 175,000 common shares of Thorium Power purchased at $4.00 per share. The Company’s investment of less than 5% of the common stock of Thorium Power is carried at cost because the Company does not exercise influence over Thorium Power’s operating and financial activities.

5.	MINERAL PROPERTIES

a)
On September 14, 2005 the Company entered into an agreement whereby certain mineral leases in the Clay County District of Alabama were assigned to the Company. The Company assumed a lease held by the lessee, who has subsequently become an officer of the Company, for consideration of $100,000 cash (paid as at March 31, 2006), 1,000,000 restricted common shares of the Company at a deemed price of $160,000 (issued on October 21, 2005) and a $15 per ton net royalty of Thorium/monazite removed from the leased properties.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

5.	MINERAL PROPERTIES (Continued)

b)
On May 1, 2005 the Company entered into an agreement to purchase a 92.25% interest in three mineral interests located in the state of North Queensland, Australia. This agreement was replaced and superceded by an agreement dated September 30, 2005, to increase the Company’s purchase to a 100% interest. As consideration, the Company issued 5,000,000 restricted common shares of the Company to the vendor at a deemed value price of $1,450,000 (issued on October 21, 2005). In addition, the Company must incur the following exploration expenditures, not to exceed $695,000:

i)	$125,000 by December 31, 2006;
ii)	an additional $150,000 by December 31, 2007;
iii)	an additional $140,000 by December 31, 2008;
iv)	an additional $140,000 by December 31, 2009;
v)	an additional $140,000 by December 31, 2010.

The vendor retains a 2.5% net smelter return royalty on the property.

On February 20, 2006 the Company repurchased the 5,000,000 common shares from the vendor for cash consideration of $400,000. The Company can still acquire the 100% interest by incurring the exploration expenditures disclosed above. Once returned to the Company’s treasury, the 5,000,000 shares were cancelled.

c)
On December 31, 2005 the Company entered into an agreement whereby certain mineral leases in the Cleburne and Clay County Districts of Alabama are to be assigned to the Company. The Company will assume 51% of a lease held by the lessee, who subsequently become an officer of the Company but no longer served as an officer as at March 31, 2006, for consideration of 2,000,000 restricted common shares of the Company (not issued as at March 31, 2006). In addition, the Company must incur $1,500,000 on property expenditures and for each $100,000 in additional expenditures, the Company will receive an additional 4% interest in the lease up to a maximum of an extra 40% interest. Upon reaching a 91% interest, the lessee shall retain a 9% interest and shall receive $17.50 per ounce of pure Platinum Group Metal (PGM) produced. For each 2,500 ounces of PGM produced, the lessee shall receive an additional 1,000,000 restricted common shares of the Company, up to a maximum of 8,000,000 shares, for a period of two years from the acquisition of the Company’s 91% interest being obtained.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

6.	CONVERTIBLE NOTE PAYABLE

On January, 31, 2002 the Company executed $1,000,000 aggregate principal amount of convertible notes due not earlier than January 31, 2009. These notes were secured by the assets of the Company. The Company received $1,000,000 in advances through to June 20, 2005 (2004 - $892,119), including in-kind consideration of $100,000. The notes bore no interest until the maturity date.

On January 20, 2005 the Company issued 20,000,000 common shares at a price of $0.05 per share, and 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, to the holder on conversion of the notes. The warrants are exercisable at a price of $0.05 per share until January 20, 2008. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 3 years, volatility of 284%, rate of quarterly dividends - $nil, risk free interest rate of 3.5%. The $1,000,000 consideration was allocated to the common stock and share purchase warrants based upon their relative fair values on the date of conversion. The amount allocated to the common shares issued was $504,166. The amount allocated to the share purchase warrants was $495,834.

Because the market interest rate on similar types of notes was approximately 14% per annum the day the notes were issued, the Company had recorded a discount of $579,378 related to the beneficial conversion feature. During the year ended June 30, 2005, $442,813 (2004 - $55,170) was amortized and recorded as interest expense. The discount was fully amortized as interest expense upon conversion.

During the period ended March 31, 2006 the share purchase warrants were cancelled by mutual agreement of the holder and the Company, in return for 15,000,000 shares of the Company’s common stock.

On February 20, 2006 the holder returned all 15,000,000 shares to the Company’s treasury for cancellation. The Company did not compensate the holder for the return of the shares.

7.	SHARE CAPITAL

	i)	Common Stock

a)
On August 3, 2005 the Company issued 800,000 restricted shares of common stock to its advisory board as compensation for consulting services performed (Note 11(c)). The value attributed to these shares was $128,000 ($0.16 per share).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	i)	Common Stock (Continued)

b)
On September 22, 2005 the Company issued a total of 4,187,500 shares of common stock to outside consultants as payment for services rendered. Of the total issuance, 4,000,000 were issued pursuant to the March 2005 Compensation Plan (Note 11(a)), while 187,500 were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)). The value attributed to these shares was $462,828 ($0.11 per share).

c)
On September 30, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)), and the value attributed was $51,000 ($0.17 per share).

		d)	On October 21, 2005 the Company issued 1,000,000 restricted common shares with value of $160,000 ($0.16 per share) for mineral property acquisition costs, as described in note 5(a).

		e)	On October 21, 2005 the Company issued 5,000,000 restricted common shares with value of $1,450,000 ($0.29 per share) for mineral property acquisition costs, as described in note 5(b).

f)
On November 1, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)) and the value attributed to these shares was $51,000 ($0.17 per share).

g)
On November 23, 2005 the Company closed a private placement of $631,500, consisting of an offering of 4,209,998 units of at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and have an expiry date of twelve months from the closing date of the subscription. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 1 year, volatility of 141%, rate of quarterly dividends - $Nil, risk free interest rate of 3.61%. The amount allocated to the share purchase warrants was $127,467. Of the 4,209,998 units issued in the private placement, 249,999 units were issued as settlement of debt of $37,500. The remainder of the units were issued for total cash proceeds of $594,000.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	i)	Common Stock (Continued)

h)
On December 1, 2005 the Company issued 15,000,000 shares of common stock as compensation for the cancellation of 20,000,000 share purchase warrants, which were issued during the year ended June 30, 2005 with a value of $495,834. The total value attributable to the compensating shares was $2,250,000 ($0.15 per share). On February 20, 2006, all 15,000,000 of these shares were returned to the Company’s treasury for cancellation.

i)
On December 1, 2005 the Company issued 4,158,333 shares of common stock to various outside consultants as payment for services rendered. The total issuance was pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)). The value attributed to these shares was $706,916 ($0.17 per share).

j)
On December 1, 2005 the Company issued 1,000,000 shares of common stock to an outside consultant as payment for their services rendered. The value attributable to these shares was $150,000 ($0.15 per share).

k)
On December 1, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)) and the value attributed to these shares was $51,000 ($0.17 per share).

l)
On January 9, 2006 the Company issued 355,714 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. These shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $104,173.

m)
On January 11, 2006 the Company issued 3,100,000 shares of common stock to various outside consultants as payment for services rendered. The total issuance was pursuant to the August 2005 Augmented Compensation Plan (Note 11(b)). The value attributed to these shares was $527,000 ($0.17 per share).

n)
On January 24, 2006 the Company issued 181,428 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $53,132.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	i)	Common Stock (Continued)

		o)	On January 27, 2006 the Company issued 150,000 shares of common stock to an outside consultant as payment for his services rendered. The value attributed to these shares was $94,500 ($0.63 per share).

p)
On February 2, 2006 the Company issued 135,545 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $39,695.

q)
On February 13, 2006 the Company issued 2,389,558 shares of common stock to an outside consultant as payment for services rendered, and a portion for services to be rendered. The value attributed to these shares was $955,823 ($0.40 per share).

		r)	On February 20, 2006 15,000,000 shares at the Company’s common stock were returned to treasury for cancellation, as described in Note 6.

		s)	On February 20, 2006 5,000,000 shares of the Company’s common stock were returned to treasury for cancellation, as described in Note 5(b).

t)
On March 30, 2006 3,374,998 shares of the Company’s common stock were issued pursuant to a private placement whereby the Company offered 4,208,331 units at $0.30 per unit for cash proceeds of $1,262,500. The proceeds are to be used to complete the proposed merger with Thorium Power Inc. as described in Note 12. Each unit consists of one share of common stock and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.50 per share and expires twelve months from the closing date of the subscription. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 1 year, volatility of 148%, rate of quarterly dividends $Nil, risk free interest rate of 2.86%. The amount allocated to the share purchase warrants was $225,450. As at March 31, 2006, the Company has an obligation to issue a further 833,333 units to various subscribers pursuant to this private placement (issued subsequently).

The Company valued all shares issued in the nine month period ended March 31, 2006 using exchange amounts of the Company’s common stock as of the agreement dates.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	ii)	Stock Options

On February 14, 2006 the Company approved the 2006 Stock Option Plan (the “Plan”) for directors, employees and consultants of the Company. The Company has reserved up to 20,000,000 shares of common stock of its unissued share capital for the Plan. Other limitations are as follows:

		a)	No more than 10,000,000 options can be granted for the purchase of restricted common shares.

		b)	No more than 8,000,000 options can be granted to any one person.

		c)	No more than 5,000,000 options can be granted to any one person for the purchase of restricted common shares.

The following is a summary of the stock option activity for the period ended March 31, 2006:
	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE

Outstanding, June 30, 2005	-	$-

Granted	7,200,000	0.80
Expired	-	-

Outstanding, March 31, 2006	7,200,000	$0.80

The following is a summary of the status of stock options exercisable at March 31, 2006:

NUMBER OF OPTIONS	EXERCISE PRICE	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)

1,050,000	$ 0.80	9.917

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

7.	SHARE CAPITAL (Continued)

	iii)	Stock Based Compensation

During the period ended March 31, 2006 the Company granted options to purchase 7,200,000 shares at $0.80 per share. The options will vest over a period of 42 months; with 6/48 vesting immediately and 1/48 vesting each month thereafter.

The fair value of options granted has been estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of options granted during the year is $0.83 (2004 - $Nil).

Assumptions used in the option-pricing model are as follows:

2005

Average risk-free interest rate	4.33%
Average expected life	5 years
Expected volatility	284%
Expected dividends	Nil

During the period ended March 31, 2006, $870,335 was recorded as stock based compensation expense to the statement of operations as the result of stock option grants.

8.	DEFERRED COMPENSATION

a)
On June 1, 2005 the Company entered into a consulting agreement with two consultants whereby the consultants were issued 4,600,000 common shares at $0.13 per share. The terms of the agreements are for 6 months. Amortization is taken on a monthly basis over the term of the agreement. As at March 31, 2006, this amount was fully amortized.

	b)	On August 15, 2005 the Company entered into consulting agreements with two consultants, whereby the consultants were to be issued shares on certain dates over the 8 month terms of the agreements.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

8.	DEFERRED COMPENSATION (Continued)

On December 1, 2005 these consultants were issued 1,060,000 common shares at $0.17 per share on an accelerated basis. Amortization is taken on a monthly basis over the remainder of the terms. As at March 31, 2006, $21,250 has yet to be amortized from this accelerated issuance.

c)
On January 11, 2006 the Company issued an aggregate of 3,100,000 common shares to various consultants at $0.17 per share pursuant to various consulting agreements. A portion of these shares were issued on an accelerated basis. Amortization is taken on a monthly basis over the remainder of the terms. As at March 31, 2006, $676,362 has yet to be amortized from this accelerated issuance.

9.	RELATED PARTIES

a)
During the nine month period ended March 31, 2006 an officer and director of the Company made payments on behalf of the Company in the amount of $51,613. These amounts were advanced without interest and are due on demand. A total of $50,000 was reimbursed to this individual through cash payment and the issuance of common stock. As at March 31, 2006 this individual was no longer an officer of the Company.

Pursuant to the consulting agreement disclosed in Note 12(a), the Company incurred $9,000 in consulting fees to this individual for the period ended March 31, 2006. $6,000 was paid in cash, while the remainder was owing as at March 31, 2006, such that the outstanding balance payable to this individual as at March 31, 2006 is $4,613.

During the nine month period ending March 31, 2006 this individual was issued on aggregate of 2,050,000 common shares of the Company for consulting services rendered. The value of these services totaled $348,500 ($0.17 per share).

b)
During the nine month period ended March 31, 2006 an officer and director of the Company was paid $100,000 in cash and issued 1,000,000 restricted common shares of the Company pursuant to the mineral property agreement discussed in Note 5(a). As at March 31, 2006 this individual was no longer an officer of the Company.

Pursuant to the consulting agreement disclosed in Note 12(b), the Company incurred $26,250 in consulting fees to this individual for the period ended March 31, 2006. $24,000 was in paid in cash, while the remainder was owing as at March 31, 2006, such that the outstanding balance payable to this individual as at March 31, 2006 is $2,250.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

9.	RELATED PARTIES (Continued)

During the nine month period ended March 31, 2006 this individual was issued an aggregate 1,000,000 common shares of the Company for consulting services rendered. The value of these services totalled $170,000 ($0.17 per share).

10.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES

During the nine month period ended March 31, 2006 the Company had the following non- cash financing and investing activities:

	a)	The Company issued 16,685,391 common shares to consultants for consulting services provided to the Company with value of $3,398,802.

	b)	The Company issued 6,000,000 common shares to two individuals for mineral property acquisition costs with value of $1,610,000 as described in Notes 5(a) and 5(b).

On February 20, 2006, 5,000,000 of these shares were returned to the Company’s treasury for cancellation.

c)
The Company issued 15,000,000 common shares to an individual as compensation for 20,000,000 share purchase warrants that were cancelled as described in Note 7(h). On February 20, 2006 all 15,000,000 of these shares were returned to the Company’s treasury for cancellation.

11.	CONSULTING AGREEMENTS

a)
On March 3, 2005 the Company filed a registration statement dated March 10, 2005, relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment for services rendered, pursuant to the 2005 Compensation Plan for Outside Consultants that was approved by the board of directors. At March 31, 2006, all of the shares have been issued under this prospectus.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

11.	CONSULTING AGREEMENTS (Continued)

b)
On August 18, 2005 the Company filed a registration statement relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment of services rendered, pursuant to the 2005 Augmented Compensation Plan for Outside Consultants as approved by the board of directors. It then entered into various consulting agreements with outside consultants to provide certain consulting services to the Company. Compensation is by way of issuance of an aggregate of 11,875,000 shares of common stock of the Company over the term of the agreements. As at March 31, 2006, 8,345,833 shares have been issued, having a value of $1,418,523 ($0.17 per share).

	c)	On September 30, 2005 the Company issued 800,000 restricted shares of common stock to its advisory board, having a value of $128,000 ($0.16 per share).

12.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

a)
On January 1, 2006 the Company entered into a consulting agreement with an officer and a director whereby the Company is obligated to pay $3,000 per month for a period of six months. This individual resigned as an officer on March 17, 2006.

b)
On August 15, 2005 the Company entered into a consulting agreement with an officer and a director whereby the Company is obligated to pay $3,500 per month for a period of eight months. This individual resigned as an officer on March 17, 2006.

	c)	On February 1, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay $600 per week for a period of one year.

	d)	On January 24, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay $600 per week for a period of one year.

e)
On February 14, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay an annual salary of $275,000, issue 5,000,000 shares of the Company’s common stock, and grant 7,200,000 stock options (granted as at March 31, 2006). A total value of $4,150,000 has been attributed to the common shares committed for issuance, which was recorded as stock based compensation to the statement of operations. This individual was appointed an officer of the Company on March 17, 2006.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2006
(Unaudited)
(Stated in U.S. Dollars)

13.	DEFINITIVE MERGER AGREEMENT

On February 14, 2006 the Company entered into a Definitive Merger Agreement (“Agreement and Plan of Merger”) for a business combination with Thorium Power, Inc. (“Thorium Power”). Under the Agreement and Plan of Merger, each common share of Thorium Power will be converted into securities of the Company pursuant to a conversion ratio formula. The combined company will operate under the name of Thorium Power Ltd. The merger transaction is subject to certain conditions precedent, including an increase in the Company’s authorized share capital and the declaration of the effectiveness of a registration statement by the Securities and Exchange Commission. Other conditions precedent include that since January 1, 2006 Novastar shall have raised at least $2,750,000 in an equity financing transaction (raised as at March 31, 2006), and shall have invested at least $1,350,000 in Thorium Power common stock at a price per share of $4.00 ($700,000 invested as at March 31, 2006).

In conjunction with the Agreement and Plan of Merger, the Company entered into a consulting agreement to issue 2,389,558 common shares as consideration for services received in connection with the business combination (issued as at March 31, 2006).

Subsequent to the period ended March 31, 2006, a majority of the shareholders of Thorium Power voted in favor of the business combination.

14.	SUBSEQUENT EVENTS

Subsequent to March 31, 2006 the Company:

a)
Closed a 36,659,837 unit private placement at $0.425 per unit for cash proceeds of $15,580,434. Each unit consists of one share of common stock and one-half of a non- transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.65 per share and expires twelve months from the closing date of the subscription.

b)
Granted 2,000,000 stock options to a member of the Company’s advisory board pursuant to the 2006 stock option plan. The first 500,000 options will vest October 1, 2006 and the remainder will vest in monthly increments of 41,667. The options are exercisable at a price of $0.64 for a period of ten years from the date of grant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Novastar Resources Ltd.
(formerly Custom Branded Networks, Inc.)
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheet of Novastar Resources Ltd. (formerly Custom Branded Networks, Inc.)(the “Company”) (an Exploration Stage Company) as at June 30, 2005, the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year ended June 30, 2005 and for the cumulative period from June 28, 1999 (inception) to June 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the Company’s consolidated financial statements as of and for the year ended June 30, 2004, and the cumulative data from June 28, 1999 (inception) to June 30, 2004 in the consolidated statements of operations, stockholders’ deficiency and cash flows, which were audited by other auditors whose report, dated September 27, 2004, which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from June 28, 1999 (inception) to June 30, 2004, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Novastar Resources Ltd. (formerly Custom Branded Networks, Inc.)(an Exploration Stage Company) as at June 30, 2005 and the results of its operations and its cash flows for the year then ended, and for the period from June 28, 1999 (inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
October 11, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Custom Branded Networks, Inc.
(An exploration stage company)

We have audited the consolidated balance sheet of Custom Branded Networks, Inc. (an exploration stage company) as at June 30, 2004 and the consolidated statements of operations, cash flows and stockholders’ deficiency for the year then ended, and for the period from inception on June 28, 1999 to June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2004 and the results of its operations, cash flows, and changes in stockholders’ deficiency for the year then ended, and for the period from inception on June 28, 1999 to June 30, 2004 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                          /s/ “Morgan & Company”
September 27, 2004	Chartered Accountants

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED BALANCE SHEET
(Audited)
(Stated in U.S. Dollars)
	JUNE 30
	2005	2004

ASSETS
Current
Cash	$802	$-
Restricted cash	94,140	-
Less: refundable to subscribers of common stock	(94,140)	-
	802
Equipment, net	-	774

	$802	$774

LIABILITIES

Current
Accounts payable and accrued liabilities	$224,980	$323,663

Convertible Notes Payable,net of discount	-	449,306
	224,980	772,969

STOCKHOLDERS’ DEFICIENCY

Share Capital
Authorized:
250,000,000 (2004 - 50,000,000) common shares with a par value of $0.001 per share
50,000,000 (2004 - nil) preferred shares with a par value of $0.001 per share

Issued and outstanding:
86,072,532 common shares at June 30, 2005 and
38,372,532 common shares at June 30, 2004	86,073	38,373

Additional paid-in capital	3,832,247	636,281

Share Purchase Warrants	495,834	-

Accumulated Deficit	(4,138,365)	(1,446,849)

Deferred Compensation	(499,967)	-
	(224,178)	(772,195)

	$802	$774

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)
(Stated in U.S. Dollars)

	YEAR ENDED		CUMULATIVE FROM JUNE 28, 1999 (INCEPTION) TO
	JUNE 30		JUNE 30,
	2005	2004	2005

Revenue	$-	$-	$184,162

Expenses
Consulting	2,303,533	23,635	2,497,913
Interest attributable to beneficial conversion feature for notes payable	442,813	55,178	579,379
Interest - other	-	678	678
Public relations	68,899	-	143,343
Legal	27,654	8,912	209,596
Administrative	15,929	3,996	920,123
Accounting	2,506	3,031	78,868
Forgiveness of debt	(169,818)	-	(169,818)
Mineral property payment	-	-	50,000
Write down of equipment	-	-	12,445
	2,691,516	95,430	4,322,527

Net Loss For The Period	$(2,691,516)	$(95,430)	$(4,138,365)

Net Loss Per Common Share, Basic And Diluted	$(0.05)	$(0.00)

Weighted Average Number Of Common Shares Outstanding, Basic and Diluted	57,188,970	38,372,532

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Audited)
(Stated in U.S. Dollars)

	YEAR ENDED			CUMULATIVE PERIOD FROM JUNE 28, 1999 (INCEPTION) TO
	JUNE 30			JUNE 30,
	2005		2004	2005
Cash provided by (used in):
Operating Activities
Loss for the period	<3trong>$	(2,691,516)	$(95,430)	$(4,138,365)
Items not involving cash:
Shares issued for other than cash		2,339,533	22,500	2,384,533
Interest attributable to beneficial conversion feature for notes payable		442,813	55,178	579,379
Amortization of equipment		774	193	3,813
Forgiveness of debt		(169,818)	-	(169,818)
Write down of equipment		-	-	12,445
		(78,214)	(17,559)	(1,328,013)
Changes in non-cash operating working capital items:
Accounts payable and accrued liabilities		71,135	7,265	394,798
		7,079	(10,294)	(933,215)
Investing Activity
Purchase of equipment		-	-	(1,808)

Financing Activities
Proceeds from loan payable to shareholder		-	-	16,097
Issue of common shares		-	-	18,950
Advances on notes payable		7,881	9,400	900,000
Cash acquired on acquisition of subsidiary		-	-	778
		7,881	9,400	935,825

Increase (Decrease) In Cash		802	(894)	802

Cash, Beginning Of Period		-	894	-

Cash, End Of Period		$802	$-	$802

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid		$-	$-	$-
Income taxes paid		$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

			COMMON STOCK			ADDITIONAL
	COMMON STOCK		PURCHASE WARRANTS			PAID-IN	DEFERRED	ACCUMULATED
	SHARES	AMOUNT	WARRANTS		AMOUNT	CAPITAL	COMPENSATION	DEFICIT	TOTAL
Issuance of shares to founders	3,465	$3	-	$$	-	18,947	$-	$-	$18,950
Net loss for the period	-	-	-		-	-	-	(159,909)	(159,909)

Balance, June 30, 2000	3,465	3	-		-	18,947	-	(159,909)	(140,959)

Repurchase of common stock by consideration of forgiveness of loan payable to shareholder	(1,445)	(1)	-		-	16,098	-	-	16,097
	2,020	2	-		-	35,045	-	(159,909)	(124,862)
Adjustment to number of shares issued and outstanding as a result of the reverse take-over transaction -
Custom Branded Networks, Inc.	(2,020)	(2)	-		-	2	-	-	-
Aquistar Ventures (USA) Inc.	15,463,008	15,463	-		-	(15,463)	-	-	-
	15,463,008	15,463	-		-	19,584	-	(159,909)	(124,862)
Shares allotted in connection with the acquisition of Custom Branded Networks, Inc.	25,000,000	25,000	-		-	(9,772)	-	-	15,228
Less: Allotted and not yet issued	(8,090,476)	(8,090)	-		-	8,090	-	-	-
Common stock conversion rights	-	-			-	421,214	-	-	421,214
Net loss for the year	-	-	-		-	-	-	(723,239)	(723,239)
Balance, June 30, 2001	32,372,532	$32,373	-	$$	-	439,116	$-	$(883,148)	$(411,659)

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

			COMMON STOCK			ADDITIONAL
	COMMON STOCK		PURCHASE WARRANTS			PAID-IN	DEFERRED	ACCUMULATED
	SHARES	AMOUNT	WARRANTS		AMOUNT	CAPITAL	COMPENSATION	DEFICIT	TOTAL
Balance, June 30, 2001	32,372,532	$32,373	-	$$	-	439,116	$-	$(883,148)	$(411,659)

Additional shares issued in connection with the acquisition of Custom Branded Networks, Inc.	1,500,000	1,500	-		-	(1,500)	-	-	-
Common stock conversion rights	-	-	-		-	109,748	-	-	109,748
Net loss for the year	-	-	-		-	-	-	(326,038)	(326,038)

Balance, June 30, 2002	33,872,532	33,873	-		-	547,364	-	(1,209,186)	(627,949)

Issue of common stock for deferred compensation expense	4,500,000	4,500	-		-	40,500	(45,000)	-	-
Amortization of deferred compensation	-	-	-		-	-	22,500	-	22,500
Common stock conversion rights	-	-	-		-	45,116	-	-	45,116
Net loss for the year	-	-	-		-	-	-	(142,233)	(142,233)
Balance, June 30, 2003	38,372,532	$38,373	-	$$	-	632,980	$(22,500)	$(1,351,419)	$(702,566)

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

					ADDITIONAL
	COMMON STOCK		PUHASE WARRANTS		PAID-IN	DEFERRED	ACCUMULATED
	SHARES	AMOUNT	WARRANTS	AMOUNT	CAPITAL	COMPENSATION	DEFICIT	TOTAL
Balance, June 30, 2003	38,372,532	$38,373	-	$-	$632,980	$(22,500)	$(1,351,419)	$(702,566)

Amortization of deferred compensation	-	-	-	-	-	22,500	-	22,500
Common stock conversion rights	-	-	-	-	3,301	-	-	3,301
Net loss for the year	-	-	-	-	-	-	(95,430)	(95,430)

Balance, June 30, 2004	38,372,532	38,373	-	-	636,281	-	(1,446,849)	(772,195)
-
Issue of common stock for services	16,100,000	16,100	-	-	1,127,900	-	-	1,144,000
Issue of common stock and warrants for convertible notes	20,000,000	20,000	20,000,000	495,834	484,166	-	-	1,000,000
Issue of common stock for services	11,600,000	11,600	-	-	1,583,900	(598,000)	-	997,500
Amortization of deferred compensation	-	-	-	-	-	98,033	-	98,033
Net loss for the year	-	-	-	-	-		(2,691,516)	(2,691,516)
Balance, June 30, 2005	86,072,532	$86,073	20,000,000	$495,834	$3,832,247	$(499,967)	$(4,138,365)	$(224,178)
Deficit accumulated during the development stage						$(1,351,419)
Deficit accumulated during the exploration stage						(2,786,946)

Balance, June 30, 2005						$(4,138,365)

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

Novastar Resources Ltd. (the “Company”) was previously engaged in the business of providing turnkey private label internet services to organizations throughout the domestic United States and Canada. During the year ended June 30, 2003, the Company became an exploration staged company engaged in the acquisition and exploration of mineral claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. During the year ended June 30, 2005, the Company changed its name from Custom Branded Networks, Inc. and increased its authorized common shares from 50,000,000 shares to 250,000,000 shares and also authorized 50,000,000 preferred shares for issuance at a par value of $0.001.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.
As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $4,138,365 since inception, and currently has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation

These consolidated financial statements include the accounts of the Company (a Nevada corporation) and its wholly-owned subsidiary, Custom Branded Networks, Inc. (a Delaware corporation).

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s best estimates as additional information becomes available in the future.

Equipment

Equipment is recorded at cost and is amortized over its useful life at a rate of 20% on a declining balance basis. As of June 30, 2005, the equipment has been fully amortized.

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - “Accounting for Income Taxes” (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion of all of a deferred tax asset will not be realized, a valuation allowance is recognized.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mineral Property Option Payments and Exploration Expenditures

The Company follows a policy of expensing exploration expenditures until a production decision is made in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion. The Company has no mineral property interest as at June 30, 2005.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The Company’s financial instruments consist of cash, restricted cash on deposit, accounts payable and accrued liabilities and refundable to subscribers of common stock.

Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Stock-Based Compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB”) No. 25 (“APB”), “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock-based compensation is accounted for using the fair value method in accordance with Statement of Financial Accounting Standard No. 123 (“SFAS 123”), “Accounting for Stock-based Compensation.

The Company has not granted any stock options during the years ended June 30, 2005 and 2004.

Basic and Diluted Loss Per Share

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard No. 128 (“SFAS 128”), “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2005, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment of Disposal of Long-lived Assets”. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Revenue Recognition

Revenue from the sale of minerals is recognized when the risks and rewards of ownership pass to the purchaser, including delivery of the product the selling price is fixed or determinable and collectibility is reasonably assured. Settlement adjustments, if any, are reflected in revenue when the amounts are known.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 (“SFAS 130”) “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognizable over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not anticipate any material capital expenditures for environmental control facilities because it has no mineral property holdings as at June 30, 2005.

Intangible Assets

The Company has adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over their useful life. The Company does not have any goodwill nor intangible assets with indefinite or definite life since inception.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

Advertising costs are expensed as incurred. No advertising costs were incurred in fiscal year 2005.

Exploration Stage Enterprise

The Company’s consolidated financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration stage.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)
In November 2004, FASB issued Statement of Financial Accounting Standards No. 151 (“SFAS 151”), “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, “to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company has determined that the adoption of SFAS 151 does not have an impact on its results of operations of financial position.

b)
In December 2004, FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29”. This Statement amended APB Opinion 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company has determined that the adoption of SFAS 153 does not have an impact on its results of operations or financial position.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

c)
In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123 Revised”), “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supercedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning its fiscal year ending 2007. The Company has determined that the adoption of SFAS 123 (Revised) does not have an impact on its results of operations or financial position.

4.	RESTRICTED CASH

During the year ended June 30, 2005, proceeds totaling $94,140 were received through a private placement of common stock that was to close subsequent to the year end. This private placement was terminated and no shares of the Company were issued. The full amount of proceeds received from this private placement was reimbursed to subscribers subsequent to the Company’s year end.

5.	CONVERTIBLE NOTES PAYABLE

On January 31, 2002, the Company executed $1,000,000 aggregate principal amount of convertible notes due not earlier than January 31, 2009. These notes were secured by the assets of the Company. The Company received $1,000,000 in advances through to June 30, 2005 (2004 - $892,119), including in-kind consideration of $100,000. The notes bore no interest until the maturity date.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

5.	CONVERTIBLE NOTES PAYABLE (Continued)

On January 20, 2005, the Company issued 20,000,000 common shares at a price of $0.05 per share, and 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, to the holder on conversion of the notes. The warrants are exercisable at a price of $0.05 per share until January 20, 2008. The warrants was valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 3 years, volatility of 24%, rate of quarterly dividends - $nil, risk free interest rate of 3.5%. The $1,000,000 consideration was allocated to the common stock and share purchase warrants based upon their relative fair values on the date of conversion. The amount allocated to the common shares issued is $504,166. The amount allocated to the share purchase warrants is $495,834.

Because the market interest rate on similar types of notes was approximately 14% per annum the day the notes were issued, the Company had recorded a discount of $579,378 related to the beneficial conversion feature. During the year ended June 30, 2005, $442,813 (2004 - $55,170) was amortized and recorded as interest expense. The discount was fully amortized as interest expense upon conversion.

6.	MINERAL PROPERTIES

 On February 5, 2003, the Company entered into an agreement to acquire 100% interest in mineral properties located in outer Mongolia by making a cash payment of $50,000 (paid) and issuing 5,000,000 common shares, as such time as legal title to the mineral property is delivered. The shares were not issued and title was not transferred. The Company does not intend to further pursue the acquisition of these properties.

On May 1, 2005, the Company entered into an agreement with a shareholder of the Company to purchase a 92.25% interest in three mineral properties in North Queensland, Australia. To obtain the interest, the Company must either:

i)	raise $1,000,000 and deposit the funds in a separate bank account on or before May 1, 2006, such funds to be used for testing and/or developing the properties, or
ii)
if the Company fails to raise the $1,000,000 in development funds and deposit such funds into a separate bank account by May 1, 2006, then the Company has an option to acquire the 92.25% interest in the property by issuing common shares of the Company the aggregate number of which will be equal to the aggregate share price (defined as an amount equal to $1,000,000 less the aggregate amount of funds deposited into the separate development bank account (if any)) divided by the value of the individual shares of the Company (defined as an amount equal to the greater of (a) the closing price per share for the sale of Company shares on the OTC bulletin board on May 1, 2006 and (b) the amount of $0.10 per common share).

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

7.	DEFERRED COMPENSATION

On June 1, 2005, the Company entered into consulting agreements with two consultants whereby the consultants were issued 4,600,000 common shares at $0.13 per share. The terms of the agreements are for 6 months. Amortization is taken on a monthly basis over the term of the agreement. Accordingly, $98,033 was expensed in 2005.

8.	RELATED PARTIES

During the year ended June 30, 2005, two former directors and officers forgave $169,818 of accounts payable owed to them, relating to consulting fees, rent, payroll and benefits.

During the year ended June 30, 2005, the Company issued 2,000,000 common shares to a director for consulting services rendered at a value of $40,000, which was based on exchange amounts, representing the amounts established and agreed upon by the related parties.

9.	INCOME TAX LOSSES

The Company’s provision for income taxes differs from the amounts computed by applying the United States federal statutory income tax rates to the loss as a result of the following:

	2005	2004
Statutory rates	35%	35%

Recovery of income taxes computed at statutory rates	$(942,031)	$(33,000)
Mineral property	(315)	1,000
Tax benefit not recognized on current year’s losses	942,346	32,000

	$-	$-
The tax effects of temporary timing differences that give rise to significant components of the future tax assets and future tax liabilities are as follows:

	2005	2004

Net operating loss carry forward	$1,442,031	$500,000
Mineral property	945	4,000
Less: Valuation allowance	(1,442,976)	(504,000)

Deferred tax asset	$-	$-

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

9.	INCOME TAX LOSSES (Continued)

At June 30, 2005, the Company has net operating losses of approximately $4,098,000, which may be carried forward to apply against future years’ income for tax purposes expiring as follows:

2020	$159,000
2021	$723,000
2022	$326,000
2023	$102,000
2024	$96,000
2025	$2,692,000

10.	2005 COMPENSATION PLAN FOR OUTSIDE CONSULTANTS

On March 3, 2005 the Company filed a prospectus dated March 10, 2005, relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment for services rendered, pursuant to the 2005 Compensation Plan for Outside Consultants that was approved by the board of directors. At June 30, 2005, 16,000,000 shares had been issued under this prospectus. The balance of 4,000,000 shares was issued subsequently.

11.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES

During the year ended June 30, 2005, the Company had the following non-cash financing and investing activities:

a)
The Company issued 16,900,000 common shares to consultants pursuant to consulting agreements entered into with the Company with value of $1,144,000, which was based on exchange amounts, representing the amounts established and agreed upon by the parties.

b)	The Company issued 20,000,000 common shares and 20,000,000 common stock purchase warrants with a value of $1,000,000 pursuant to the exercise of convertible notes payable referred to in Note 5.

c)
The Company issued 11,600,000 common shares to consultants pursuant to consulting agreements entered into with the Company with a value of $1,595,500. Of this amount, $598,000 was recorded as deferred compensation to be amortized over the life of the consulting contracts as described in Note 7.

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

11.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES (Continued)

d)	Two former directors of the Company forgave a total of $169,818 relating to accrued vacation payable, payroll liabilities and other accrued expenses incurred.

12.	CONSULTING AGREEMENTS

The Company had entered into various consulting agreements with certain outside consultants. Duties of the consultants included providing consulting services to the Company as directed by the board of directors from time to time. Services included research into prospective business venues that may be beneficial to the Company, seeking out such business opportunities and the making of introductions and all other business consultations on matters that may be of intrinsic value to the Company in developing and promoting the business enterprises of the Company. Compensation comprised the issuance of shares of the common shares, as disclosed in these financial statements.

13.	COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the current year’s presentation.

14.	COMMITMENTS AND CONTRACTUAL OBLIGATIONS

Except as noted, the Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters. Rental of premises is on a month-to-month basis.

15.	SUBSEQUENT EVENTS

Subsequent to June 30, 2005, the Company:

a)
entered into an agreement whereby certain mineral leases in the Clay County District of Alabama were assigned to the Company. The Company assumed a lease held by the lessee for the consideration of $100,000 cash (paid), 1,000,000 restricted common shares of the Company at a deemed issue price of $0.001 per share and a $15 net royalty per ton of Thorium/monazite removed from the leased properties;

NOVASTAR RESOURCES LTD.
(formerly Custom Branded Networks, Inc.)
(an Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(Audited)
(Stated in U.S. Dollars)

15.	SUBSEQUENT EVENTS(Continued)

b)
filed a prospectus dated August 18, 2005, relating to the offer and sale of up to 20,000,000 shares of its common stock to outside consultants in payment of services rendered, pursuant to the 2005 Augmented Compensation Plan for Outside Consultants as approved by the board of directors. It then entered into various consulting agreements with outside consultants to provide certain consulting services to the Company. Compensation is by way of issuance of an aggregate of 11,875,000 shares of common stock of the Company over the term of the agreements. Subsequent to June 30, 2005,
4,527,500 shares have been issued, having a value of $747,000. The Company also issued 800,000 shares of common stock to its advisory board, having a value of $128,000.

c)
cancelled the agreement entered into on May 1, 2005 to purchase a 92.25% interest in three mineral properties in North Queensland, Australia. It then entered into a new agreement to purchase a 100% undivided interest in these mineral interests. As consideration, the Company must issue 5,000,000 restricted common shares to the vendor. In addition, the Company must incur the following exploration expenditures, not to exceed $695,000:

i)	$125,000 by December 31, 2006;
ii)	an additional $150,000 by December 31, 2007;
iii)	an additional $140,000 by December 31, 2008;
iv)	an additional $140,000 by December 31, 2009;
v)	an additional $140,000 by December 31, 2010.

The vendor shall retain a 2.5% net smelter return royalty on the property;

d)	cancelled the 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, that had been issued on January 20, 2005;

e)	returned proceeds to subscribers of $94,140 received relating to a private placement that was cancelled.

f)
closed a private placement of $631,500, consisting of an offering of 4,209,998 units at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and having an expiry date of twelve months from the closing date of the subscription.

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
March 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$673,653
Prepaid expenses and other current assets:	3,293
Total Current Assets	676,946

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	37,153
Accumulated depreciation	(17,185)

Total Property, Plant and Equipment	19,968

OTHER ASSETS
Patent costs - net of accumulated amortization of $198,054	207,251
Security deposits	7,567

Total Other Assets	214,818

TOTAL ASSETS	$911,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable:	$85,631
Accrued salaries - officers	-
Other accrued expenses	329,945
Notes payable - related party	17,500
Current portion of long-term debt	4,196
Other current liabilities	5,882

Total Current Liabilities	443,154

LONG-TERM LIABILITIES
Note payable	13,746

Total Liabilities	456,900

STOCKHOLDERS' EQUITY
Common Stock-$.05 par value-authorized 20,000,000 shares issued and outstanding 3,690,019 shares	184,501
Common stock and warrants - Additional paid-in capital	16,071,832
Deficit accumulated during the development stage	(15,801,501)

Total Stockholders' Equity	454,832

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$911,732

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations

	For the three months ended March 31,		Cumulative From January 8, 1992 Through March 31,
	2006	2005	2006
Revenue
License revenue	$-	-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	-	-	3,892,158
Salaries	73,700	57,000	3,578,714
Professional fees	138,144	32,098	2,201,269
Stock based compensation	-	-	2,229,871
Other selling, general and administrative expenses	119,128	24,174	4,555,308

Total operating expenses	330,972	113,272	16,457,320
Loss from operations	330,972	113,272	15,832,335

Other (income) expenses
Interest (income) expense - net	566	-	(107,576)
Other (income) expense	(200)	-	(359)
Foreign currency translation loss	501	-	501
Settlement costs	-	-	76,600

Net Loss	$331,839	113,272	$15,801,501

Basic and diluted net loss per share	$(0.09)	(0.03)
Number of shares used to comput% per share data	3,558,395	3,289,463

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount
Inception - January 8, 1992
Authorized 2,500,000 shares - $.05 par value	-	$-	$-	$-	$-
Issuance of common stock for technology and service	1,200,000	60,000	-	-	60,000
Net (loss) for the period ended	-	-	-	(60,000)	(60,000)

Balance - January 1, 1993	1,200,000	60,000	-	(60,000)	-
Issuance of common stock and warrants for cash	258,500	12,925	535,030	-	547,955
Issuance of stock in exchange for services	47,000	2,350	20,000	-	22,350
Exercise of stock options and warrants	10,000	500	99,500		100,000
Net (loss) for the year ended December 31, 1993	-	-	-	(81,526)	(81,526)

Balance - January 1, 1994	1,515,500	75,775	654,530	(141,526)	588,779
Authorized 10,000,000 shares - $.05 par value
Issuance of common stock and warrants for cash	26,200	1,310	260,690	-	262,000
Issuance of stock in exchange for services	10,000	500	9,500	-	10,000
Issuance of options to non-employees for services	-	-	15,400	-	15,400
Net (loss) for the year ended December 31, 1994	-	-	-	(639,861)	(639,861)

Balance - January 1, 1995	1,551,700	77,585	940,120	(781,387)	236,318
Issuance of common stock and warrants for cash	41,500	2,075	412,925	-	415,000
Issuance of stock in exchange for services	7,800	390	7,410	-	7,800
Exercise of stock options and warrants	10,000	500	9,500	-	10,000
Net (loss) for the year ended December 31, 1995	-	-	-	(1,088,082)	(1,088,082)

Balance - January 1, 1996	1,611,000	80,550	1,369,955	(1,869,469)	(418,964
Issuance of common stock for cash	30,300	1,515	301,485	-	303,000
Issuance of common stock for services	8,000	400	7,600	-	8,000
Exercise of stock options and warrants	34,000	1,700	32,300	-	34,000
Issuance of options to non-employees for services	-	-	7,950	-	7,950
Net (loss) for the year ended December 31, 1996	-	-	-	(763,179)	(763,179)

Balance Forward	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)

 Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount

Balance - January 1, 1997	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Issuance of common stock and warrants for cash	56,700	2,835	564,165	-	567,000
Exercise of stock options and warrants	51,000	2,550	79,450	-	82,000
Issuance of options to non-employees for services	-	-	15,960	-	15,960
Net (loss) for the year ended December 31, 1997	-	-	-	(598,718)	(598,718)

Balance - January 1, 1998	1,791,000	89,550	2,378,865	(3,231,366)	(762,951)
Issuance of common stock and warrants for cash	66,536	3,327	662,033	-	665,360
Exercise of stock options and warrants	280,000	14,000	456,000	-	470,000
Issuance of options to non-employees for services			1,325		1,325
Net (loss) for the year ended December 31, 1998	-	-	-	(792,185)	(792,185)

Balance - January 1, 1999	2,137,536	106,877	3,498,223	(4,023,551)	(418,451)
Issuance of common stock for cash	35,675	1,784	354,966	-	356,750
Exercise of stock options and warrants	35,250	1,762	180,738	-	182,500
Net (loss) for the year ended December 31, 1999	-	-	-	(822,803)	(822,803)

Balance - January 1, 2000	2,208,461	110,423	4,033,927	(4,846,354)	(702,004)
Issuance of common stock for cash	284,600	14,230	2,831,770	-	2,846,000
Issuance of common stock for services	102,000	5,100	449,900	-	455,000
Net (loss) for the year ended December 31, 2000	-	-	-	(1,487,354)	(1,487,354)

Balance - January 1, 2001	2,595,061	129,753	7,315,597	(6,333,708)	1,111,642
Issuance of common stock and warrants for cash	350,000	17,500	3,468,031	-	3,485,531
Issuance of common stock for settlement	10,000	500	36,100	-	36,600
Exercise of stock options and warrants	28,600	1,430	139,570	-	141,000
Modification of options	-	-	28,500	-	28,500
Net (loss) for the year ended December 31, 2001	-	-	-	(2,606,466)	(2,606,466)

Balance Forward	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount

Balance - January 1, 2002	2,983,661	149,183	10,987,798	(8,940,174)	2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	$161,048	$13,328,360	$(13,734,483)	$(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	$164,311	$13,941,101	$(14,709,158)	$(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance Forward	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Accumulated (Deficit)	Stockholders’ Equity
	Shares	Amount

Balance - January 1, 2006	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)
Issuance of common stock and warrants for cash	326,010	16,301	1,523,373		1,539,674
Loan conversion into stock	1,025	51	4,049		4,100
Issuance of options to non-employees for services	-	-	-	-	0
Net (loss) for the quarter ended March 31, 2006	-	-	-	(331,839)	(331,839)

Balance Forward	3,690,019	$184,501	$16,071,832	$(15,801,501)	$454,832

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the three months ended March 31		Cumulative From January 8, 1992 Through March 31,
	2006	2005	2006

Cash flows from operating activities:
Net loss	$(331,839)	$(113,272)	$(15,801,501)
Adjustments to reconcile net (loss) to net cash
provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	6,564	5,467	277,889
(Gain) loss on disposition of assets	-	-	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Stock based compensation	-	-	2,229,870
(Increase) decrease in prepaid and other expenses	2,987	3,486	(3,293)
Increase (decrease) in accrued expenses	(517,318)	72,583	421,459

Net cash used by operating activities	(839,606)	(31,736)	(12,625,471)

Cash flows from investing activities:
Patent costs	(300)	(2,310)	(405,305)
Security deposits	-	32	(7,567)
Purchase of equipment	(1,057)	(22,217)	(275,241)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of property and equipment	-	-	13,583

Net cash used by investing activities	(1,357)	(24,495)	(674,530)

Cash flows from financing activities:
Proceeds from issuance of stock	1,543,774	7,599	13,938,212
Proceeds from loans - related parties	-	26,640	384,690
Repayment of loans - related parties	(28,430)	-	(268,089)
Conversion of related party loans to stock	-	-	(99,100)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-	-	(42,663)
Proceeds from issuance of long-term debt	61	22,218	22,278
Principal repayments of long-term debt	(1,072)	-	(4,337)

Net cash provided by financing activities	1,514,333	56,457	13,973,654

Net increase (decrease) in cash and cash equivalents	673,370	226	673,653

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the quarters ended March 31		Cumulative From January 8, 1992 Through March 31,
	2006	2005	2006

Cash and cash equivalents - beginning	283	462	-

Cash and cash equivalents - end	$673,653	$688	$673,653

Supplemental disclosures
Cash paid - interest	$566	$143	$5,376
Cash paid - taxes	$-	$-	$-
Non-Cash Transactions:
Conversion of debt to equity	$4,100	$26,200	$103,200

 The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992 (“Inception”), changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

Once the fuels are further developed and tested, Thorium Power plans to license its intellectual property rights to fuel fabricators, nuclear generators, and governments for use in commercial light water nuclear reactors, or sell the technology to a major nuclear company or government contractor or some combination of the two.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a. Revenue Recognition -

All of the Company’s revenue to date had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million, cumulative from inception to March 31, 2006. These amounts were not paid to us but paid directly from the US government to third party research and development companies that work on our project, as well as other projects.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $4,259 and $4,261 for the three month periods ended March 31, 2006 and March 31, 2005 and $198,504 for the cumulative period from Inception to March 31, 2006.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s current products will become ready for market and revenue generating sometime between 2008 and 2009. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $- for the three months ended March 31, 2006 and March 31, 2005 and $3,892,158 cumulative from inception date through March 31, 2006

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at March 31, 2006:

	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	$14,935	$12,235	$2,700
Automobile	22,218	4,950	17,268
	$37,153	$17,185	$19,968

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993:

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2005.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively. In the three months ended March 31, 2006, the price of those warrants was further reduced from $9.60 to $9.17 and an additional 2,458 stock options were issued.

The following summarizes information for options and warrants currently outstanding and exercisable at March 31, 2006:

March 31, 2006	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.5 years	$1.00
$4.00	475,000	4.0 years	$4.00
$5.00	80,000	1.4 years	$5.00
$9.6017-10.00	416,258	0.9 years	$9.89

	2,987,258		$2.82

Of the total number of stock options and warrants outstanding at March 31, 2006, 1,662,700 were stock options and the remaining 1,322324,100 558 were warrants. All of the stock options and warrants outstanding at March 31, 2006 have vested.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of March 31, 2006 are as follows:

Assets
Approximate net operating loss	13,182,000
Less: valuation allowance	(13,182,000)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed back to the plan’s participants.

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At March 31, 2006, the Company fulfilled its funding obligation in full with respect to this agreement.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

10.	Commitments and Contingencies

Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 (paid $10,000) toward those research and development activities. The work to be performed under this amendment is to be completed by July 31, 2006.

Lease Commitments

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars

Year ending December 31, 2006	4,500

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998. At March 31, 2006, $17,500 was due to related parties.

12.     Capital Stock Transactions

For the three month period ended March 31, 2006, we sold 327,035 shares of our common stock in a private placement to 27 accredited investors and received proceeds from the sale of these shares totalling $1,539,674.

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037                              PHONE: (801) 927-1337 FAX: (801) 927-1344
5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107                        PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Thorium Power, Inc.
Washington, DC

We have audited the accompanying balance sheets of Thorium Power, Inc.(a development stage enterprise) as of December 31, 2005 and 2004, and the related statements of operations, statement of changes in stockholders’ equity, and cash flows for the years then ended and for the period from January 1, 2002 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements from January 8, 1992 (date of inception), to December 31, 2001. Those statements were audited by other auditors, whose report dated March 29, 2002, gave an unqualified opinion thereon.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thorium Power, Inc. (a development stage enterprise) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 1, 2002 to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 5, 2006

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$283	$462
Prepaid expenses and other current assets:
Prepayment of premium for directors & officers liability insurance	3,881	3,881
Prepayment of premium for life insurance	911	911
Other prepaid expenses and current assets	1,488	2,014

Total Current Assets	6,563	7,268

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	36,096	31,235
Accumulated depreciation	(14,881)	(22,156)

Total Property, Plant and Equipment	21,215	9,079

OTHER ASSETS
Patent costs - net of accumulated amortization of $193,794 and $176,524 respectively	211,211	223,959
Security deposits	7,567	7,412

Total Other Assets	218,778	231,371

TOTAL ASSETS	$246,556	$247,718

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Current portion of long-term debt	4,135	-
Accrued expenses and accounts payable:
Accrued salaries	387,500	205,000
Accrued legal fees	207,276	238,405
Other accrued expenses and accounts payable	338,090	346,560
Note payable	45,930	55,600
Other current liabilities	5,910	5,899

Total Current Liabilities	988,841	851,464

LONG-TERM LIABILITIES
Note payable	14,818

Total Liabilities	1,003,659	851,464

STOCKHOLDERS' DEFICIENCY
Common Stock-$.05 par value-authorized 20,000,000 shares; issued and outstanding 3,362,984 shares and 3,286,211 shares, respectively	168,149	164,311
Common stock and warrants - Additional paid-in capital	14,544,410	13,941,101
Deficit accumulated during the development stage	(15,469,662)	(14,709,158)

Total Stockholders' Deficiency	(757,103)	(603,746)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$246,556	$247,718

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations

	For the years ended December 31		Cumulative From January 8, 1992
	2005	2004	Through December 31, 2005
Revenue
License revenue	$-	-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	17,500	-	3,892,158
Salaries	257,383	231,271	3,505,014
Professional fees	14,527	32,257	2,063,125
Stock based compensation	303,055	351,253	2,229,871
Other selling, general and administrative expenses	168,093	359,998	4,436,180

Total operating expenses	760,558	974,779	16,126,348
Loss from operations	760,558	974,779	15,501,363

Other (income) expenses
Interest income	-	0	(108,142)
Other income	(54)	(105)	(159)
Settlement costs	-	0	76,600

Net Loss	$760,504	974,674	$15,469,662

Basic and diluted net loss per share	0.23	0.30
Number of shares used to compute per share data	3,314,862	3,249,421

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity
Inception - January 8, 1992
Authorized 2,500,000 shares - $.05 par value	-	$-	$-	$-	$-
Issuance of common stock for technology and service	1,200,000	60,000	-	-	60,000
Net (loss) for the period ended	-	-	-	(60,000)	(60,000)

Balance - January 1, 1993	1,200,000	60,000	-	(60,000)	-
Issuance of common stock and warrants for cash	258,500	12,925	535,030	-	547,955
Issuance of stock in exchange for services	47,000	2,350	20,000	-	22,350
Exercise of stock options and warrants	10,000	500	99,500		100,000
Net (loss) for the year ended December 31, 1993	-	-	-	(81,526)	(81,526)

Balance - January 1, 1994	1,515,500	75,775	654,530	(141,526)	588,779
Authorized 10,000,000 shares - $.05 par value
Issuance of common stock and warrants for cash	26,200	1,310	260,690	-	262,000
Issuance of stock in exchange for services	10,000	500	9,500	-	10,000
Issuance of options to non-employees for services	-	-	15,400	-	15,400
Net (loss) for the year ended December 31, 1994	-	-	-	(639,861)	(639,861)

Balance - January 1, 1995	1,551,700	77,585	940,120	(781,387)	236,318
Issuance of common stock and warrants for cash	41,500	2,075	412,925	-	415,000
Issuance of stock in exchange for services	7,800	390	7,410	-	7,800
Exercise of stock options and warrants	10,000	500	9,500	-	10,000
Net (loss) for the year ended December 31, 1995	-	-	-	(1,088,082)	(1,088,082)

Balance - January 1, 1996	1,611,000	80,550	1,369,955	(1,869,469)	(418,964)
Issuance of common stock for cash	30,300	1,515	301,485	-	303,000
Issuance of common stock for services	8,000	400	7,600	-	8,000
Exercise of stock options and warrants	34,000	1,700	32,300	-	34,000
Issuance of options to non-employees for services	-	-	7,950	-	7,950
Net (loss) for the year ended December 31, 1996	-	-	-	(763,179)	(763,179)

Balance Forward	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Balance - January 1, 1997	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Issuance of common stock and warrants for cash	56,700	2,835	564,165	-	567,000
Exercise of stock options and warrants	51,000	2,550	79,450	-	82,000
Issuance of options to non-employees for services	-	-	15,960	-	15,960
Net (loss) for the year ended December 31, 1997	-	-	-	(598,718)	(598,718)

Balance - January 1, 1998	1,791,000	89,550	2,378,865	(3,231,366)	(762,951)
Issuance of common stock and warrants for cash	66,536	3,327	662,033	-	665,360
Exercise of stock options and warrants	280,000	14,000	456,000	-	470,000
Issuance of options to non-employees for services			1,325		1,325
Net (loss) for the year ended December 31, 1998	-	-	-	(792,185)	(792,185)

Balance - January 1, 1999	2,137,536	106,877	3,498,223	(4,023,551)	(418,451)
Issuance of common stock for cash	35,675	1,784	354,966	-	356,750
Exercise of stock options and warrants	35,250	1,762	180,738	-	182,500
Net (loss) for the year ended December 31, 1999	-	-	-	(822,803)	(822,803)

Balance - January 1, 2000	2,208,461	110,423	4,033,927	(4,846,354)	(702,004)
Issuance of common stock for cash	284,600	14,230	2,831,770	-	2,846,000
Issuance of common stock for services	102,000	5,100	449,900	-	455,000
Net (loss) for the year ended December 31, 2000	-	-	-	(1,487,354)	(1,487,354)

Balance - January 1, 2001	2,595,061	129,753	7,315,597	(6,333,708)	1,111,642
Issuance of common stock and warrants for cash	350,000	17,500	3,468,031	-	3,485,531
Issuance of common stock for settlement	10,000	500	36,100	-	36,600
Exercise of stock options and warrants	28,600	1,430	139,570	-	141,000
Modification of options	-	-	28,500	-	28,500
Net (loss) for the year ended December 31, 2001	-	-	-	(2,606,466)	(2,606,466)

Balance Forward	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity

Balance - January 1, 2002	2,983,661	149,183	10,987,798	(8,940,174)	2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	$161,048	$13,328,360	$(13,734,483)	$(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	$164,311	$13,941,101	$(14,709,158)	$(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance Forward	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the years ended December 31		Cumulative From January 8, 1992
	2005	2004	Through December 31, 2005

Cash flows from operating activities:
Net loss	$(760,504)	$(974,674)	$(15,469,662)
Adjustments to reconcile net (loss) to net cash
provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	22,704	40,700	271,325
(Gain) loss on disposition of fixed assets	3,710	80,227	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Stock based compensation	303,055	351,253	2,229,870
(Increase) decrease in prepaid and other expenses	525	38,651	(6,280)
Increase (decrease) in accrued and other expenses	142,913	198,279	938,777

Net cash used by operating activities	(287,597)	(265,564)	(11,785,865)

Cash flows from investing activities:
Patent costs	(4,523)	(40,238)	(405,005)
Security deposits	(154)	(1,520)	(7,567)
Purchase of equipment	(22,217)	-	(274,184)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of property and equipment	937	12,596	13,583

Net cash used by investing activities	(25,957)	(29,162)	(673,173)

Cash flows from financing activities:
Proceeds from issuance of stock	260,992	257,750	12,295,338
Proceeds from loans - related parties	85,227	26,750	384,690
Repayment of loans - related parties	(51,796)	(15,550)	(239,659)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-	-	(42,663)
Net changes in current portion of long-term debt	4,135	-	4,135
Proceeds from issuance of long-term debt	18,082	-	18,082
Principal repayments of long-term debt	(3,265)	-	(3,265)

Net cash provided by financing activities	313,375	268,950	12,459,321

Net increase (decrease) in cash and cash equivalents	(179)	(25,776)	283

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	For the years ended December 31		Cumulative From January 8, 1992
	2005	2004	Through December 31, 2005

Cash and cash equivalents - beginning	462	26,238	-

Cash and cash equivalents - end	$283	$462	$283

Supplemental disclosures
Cash paid - interest	$2,621	$-	$4,810

Non-Cash Transactions:
Conversion of debt to equity	43,100	7,000	99,100

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

The Company’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company being able to license its patent.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a.	Revenue Recognition -

All of the Company’s prior revenue had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million cumulative from inception to December 31, 2005. These amounts were paid directly from the US government to third party research and development companies and were not recognized in income because of the direct payment from the US Government to third party researchers on the Thorium project.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $17,270 and $17,044 for the years ended December 31, 2005 and 2004 and $193,794 for the cumulative period from Inception to December 31, 2005.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004 as reflected in its financial position at December 31, 2005 and 2004 for its results of operations for the years then ended. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s products will become ready for market and revenue generating sometime between 2010 and 2012. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $17,500 and nil for the years ended December 31, 2005 and 2004 respectively and $3,892,158 cumulative from inception date through December 31, 2005.

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at December 31, 2005 and 2004:

December 31, 2005	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	13,879	11,821	2,058
Automobile	22,217	3,060	19,157
	$36,096	$14,881	$21,215

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	31,235	22,156	9,079
	$31,235	$22,156	$9,079

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993:

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

	Beginning Balance	In Exchange for Services	In Connection with purchase of stock	Issued as Incentive	Converted to stock/ Exercised	Expired	Repriced	Ending Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2004.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively.

The following summarizes information for options and warrants currently outstanding and exercisable at December 31, 2005 and 2004:

December 31, 2005	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.8 years	$1.00
$4.00	475,000	4.3 years	$4.00
$5.00	80,000	1.7 years	$5.00
$9.60-10.00	413,800	1.1 years	$9.95
	2,984,800		$2.83

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,017,000	2.8 years	$1.00
$4.00	250,000	5.0 years	$4.00
$5.00	80,000	2.7 years	$5.00
$9.73-10.00	413,095	2.1 years	$9.97
	2,760,095		$2.73

Of the total number of stock options and warrants outstanding at December 31, 2005, 1,662,700 were stock options and the remaining 1,322,100 were warrants. All of the stock options and warrants outstanding at December 31, 2005 have vested.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of December 31, 2005 are as follows:

Assets
Net operating loss	12,850,000
Less: Valuation allowance	(12,850,000)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed to the plans participants.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At December 31, 2005, the Company fulfilled its funding obligation in full with respect to this agreement.

10.	Commitments and Contingencies

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars
Year ending December 31, 2006	6,000

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998.

Since inception, Thorium Power has received approximately $385,000 in loans from related parties. Of this amount, $240,000 has been repaid, $99,100 was converted into capital and $45,930 remains outstanding at December 31, 2005.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

12.	Subsequent Events

a.	Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon, among other things, approvals by stockholders of Novastar Resources and Thorium Power of certain corporate matters, no legal impediment to the merger, the absence of any material adverse effect on Novastar Resources or Thorium Power, completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

b.	Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 toward those research and development activities. The work to be performed under this amendment is to be completed by July 31, 2006.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

c.	Private equity financing

Subsequently to December 31, 2005, the Company has raised a total of $1.54 million in private equity investments. Of the $1.54 million, $550,000 was invested by Novastar Resources Ltd. and the remaining approximately $990,000 came from a private equity placement that was conducted in January 2006.

NOVASTAR RESOURCES, LTD.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

On February 14, 2006, Novastar Resources Ltd., entered into a Share Exchange Agreement with Thorium Power, Inc. and its stockholders, pursuant to which Novastar Resources Ltd. acquired all of the issued and outstanding capital stock of Thorium Power, Inc. in exchange for a total of 117,249,321shares of our common stock, constituting 54.5% shares of Novastar Resources Ltd. issued and outstanding common stock at the time of the merger agreement, $0.001 par value per share.

Novastar Resources Ltd expects to complete the acquisition of Thorium Power, Inc., pursuant to the Merger Agreement, sometime in 2006. The acquisition will be accounted for as a reverse merger effected by a share exchange, wherein Thorium Power, Inc. is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of Novastar Resources Ltd in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the merger occurred on March 31, 2006. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on March 31, 2006. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

Novastar Resources Ltd.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2006

Note: This merger will be accounted for as a recapitalization of Thorium Power, Inc.

				Pro Forma	PPM
	Novastar	Thorium		Adjustment	Equity Raise	Pro Forma
ASSETS
Currrent Assets
Cash	66,516	673,653	1	0	15,580,434	16,320,603
Prepaid Expenses	258,444	3,293		0		261,737
Total Current Assets	324,960	676,946		0	15,580,434	16,582,340

Property Plant and Equipment -net	55,290	19,968				75,258

Other Assets
Investment in Thorium Power	700,000	0	2	(700,000)		0
Patent Costs - net	0	207,251				207,251
Security Deposits	0	7,567				7,567
Total Other Assets	700,000	214,818		(700,000)	0	214,818

Total Assets	1,080,250	911,732		-700,000	15,580,434	16,872,416

Liabilities and Stockholdes Equity

Current Liabilities
Current portion long term debt	0	4,196				4,196
Accounts Payable	306,581	85,631				392,212
Accrued Liabilities	378,061	329,945				708,006
Due to related party	6,863	17,500				24,363
Other current liabilities	0	5,882				5,882
Total Current Liabilities	691,505	443,154		0		1,134,659

Notes Payable - long term	0	13,746		0		13,746

Total Liabilites	691,505	456,900		0		1,148,405

Stockholders Equity

Common Stock	112,015	184,501	1		36,660	265,924
			2	(8,750)
			3	117,249
			5	(175,751)
Additional Paid in Capital - Stock and Warrants	11,612,261	16,071,832	1		15,543,774	27,557,200
			2	(691,250)
			3	(117,249)
			4	(15,037,919)
			5	175,751
Common stock subscribed	250,000	0				250,000
Common stock reserved for issuance	4,150,000	0				4,150,000
Accumulated deficit - development stage	(15,037,919)	(15,801,501)	4	15,037,919		(15,801,501)
Deferred stock compensation	(697,612)	0				(697,612)

Total Stockholders Equity	388,745	454,832		-700,000	15,580,434	15,724,011

Total Liabilities and Stockholders Equity	1,080,250	911,732		-700,000	15,580,434	16,872,416

Pro-Forma Adjustments

Pro-Forma Adjustment - 1	Debit	Credit

Cash	15,580,434
Common Stock		36,660
Additional Paid In Capital		15,543,774

To record private placement sale of 36,659,837 shares at $.425 per share, money raised due to the merger

Note for pro-forma purposes only, this PPM equity raise is for accounting purposes deemed to be raised subsequent to the recapitalization of Thorium

Pro-Forma Adjustment - 2

Common Stock - Thorium	8,750
Additonal Paid in Capital - Thorium	691,250
Investment - Thorium Power		700,000
To eliminate Novastar's investment in Thorium
175,000 shares at $4 per share

Pro-Forma Adjustment - 3

Additional paid in Capital	117,249
Common Stock		117,249

To record the issuance of Novastar stock pursuant to the merger agreement
Novastar will issue 117,249,321 common shares at $.001 par value granting Thorium Sharholders a 54.5% interest in Novastar, prior to the private placement (Adjustment 1) above. In addition, Thorium management will control the combined entity and Board of Directors, therefore this will be accounted for as a recapitalization of Thorium Power, Inc. Novastar was a shell with minimal assets prior to the merger agreement

Pro-Forma Adjustment - 4

Additional Paid in Captial - Novastar	15,037,919
Retained Earnings - Novastar		15,037,919
To eliminate Novastar's retained earnings

Pro-Forma Adjustment - 5

Common Stock - Thorium	175,751
Additonal Paid In Capital		175,751

To eliminate Thorium's capital stock - recapitalization
March 31, 2006 Balance            184,501
Elimin. Of Novastar Invest         (8,750)

Novastar Resources Ltd.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended June 30, 2005
				Pro Forma
	Novastar	Thorium		Adjustment	Pro Forma

Revenue	0	0			0

Operating Expenses	2,691,516	540,515			3,232,031

Other Income and Expense	-	327,129			327,129

Net Loss	2,691,516	867,644			3,559,160

Basic and Dilluted Loss Per Share	0.05	0.26			0.02

Weighted Avg. Shares Outstanding	57,188,970	3,282,142	1	117,249,321	174,438,291

Proforma Adjustment - 1
Novastar outstanding shares are restated to reflect the shares to be issued in the reverse merger, 117,249,321
Novastar Resources Ltd.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For The Nine Months Ended March 31, 2006

Pro Forma

Novastar
Thorium
Adjustment
Pro Forma

 Revenue
-

 Operating Expenses
10,899,554
675,204
11,574,758

 Other Income and Expense
0
303,867
303,867

 Net Loss
10,899,554
979,071
11,878,625

 Basic and Dilluted Loss Per Share
0.11
0.28
0.05

 Weighted Avg. Shares Outstanding
103,148,271
3,436,629
117,249,321
220,397,592

Proforma Adjustment - 1
Novastar outstanding shares are restated to reflect the shares to be issued in the reverse merger, 117,249,321
See outstanding shares on 3/31/06 pro forma balance sheet

NOVASTAR RESOURCES LTD.

86,576,829 shares of common stock

PROSPECTUS

_______, 2006

Dealer Prospectus delivery obligation

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Limitation of Liability of Directors, Officers and Others

Section 78.7502 of the Nevada Revised Statutes provides:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Pursuant to Novastar’s Certificate of Incorporation and Bylaws, Novastar shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director of officer, but the foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of the Certificate of Incorporation and Bylaws.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee and the NASD fee, are estimates. We will pay all these expenses.

Amount to be Paid
SEC Registration Fee	$4,168.67
Printing Fees and Expenses	1,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	30,000
Miscellaneous	3,000
Total	$188,168.67

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued the below listed unregistered securities. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. The Company believes that the various issuances described below were to "accredited investors". The Company valued all shares issued to consultants using quoted exchange amounts of the Company’s common stock as of the measurement date.

During the three month period ended March 31, 2005, the Company issued 20,000,000 common shares upon the conversion of $1,000,000 in debt owed by the Company to such person. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

During the three month period ended June 30, 2005, the Company issued 16,100,000 common shares to consultants for consulting services provided to the Company with value of $1,144,000. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

During the three month period ended June 30, 2005 the Company issued 11,600,000 common shares to consultants for consulting services provided to the Company with a value of $1,595,500. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On August 3, 2005, the Company issued 800,000 restricted shares of common stock to its advisory board as compensation for consulting services performed. The value attributed to these shares was $128,000 ($0.16 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On September 22, 2005, the Company issued a total of 4,187,500 shares of common stock to outside consultants as payment for services rendered. Of the total issuance, 4,000,000 were issued pursuant to the March 2005 Compensation Plan, while 187,500 were issued pursuant to the August 2005 Augmented Compensation Plan. The value attributed to these shares was $462,828 ($0.11 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On September 30, 2005, the Company issued 300,000 shares of common stock to an outside consultant as payment for services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan and the value attributed was $51,000 ($0.17 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On October 21, 2005, the Company issued 1,000,000 restricted common shares with value of $160,000 ($0.16 per share) for mineral property acquisition costs. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On November 1, 2005, the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan and the value attributed to these shares was $51,000 ($0.17 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On November 23, 2005, the Company closed a private placement of $631,500, consisting of an offering of 4,209,998 units of at a price of $0.15 per unit. Each unit consists of one common share and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and have an expiry date of twelve months from the closing date of the subscription. Of the 4,209,998 units issued in the private placement, 249,999 units were issued as settlement of debt of $37,500. The remainder of the units were issued for total cash proceeds of $594,000. As a result of the foregoing, Novastar Resources relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

On December 1, 2005, the Company issued 4,158,333 shares of common stock to various outside consultants as payment for services rendered. The total issuance was pursuant to the August 2005 Augmented Compensation Plan. The value attributed to these shares was $706,916 ($0.17 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On December 1, 2005, the Company issued 1,000,000 shares of common stock to an outside consultant as payment for his services rendered. The value attributable to these shares was $150,000 ($0.15 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On December 1, 2005, the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered. These shares were issued pursuant to the August 2005 Augmented Compensation Plan and the value contributed to these shares was $51,000 ($0.17 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On January 9, 2006 the Company issued 355,714 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. These shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $104,173. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On January 11, 2006 the Company issued 3,100,000 shares of common stock to various outside consultants as payment for services rendered. The total issuance was pursuant to the August 2005 Augmented Compensation Plan. The value attributed to these shares was $527,000 ($0.17 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On January 24, 2006 the Company issued 181,428 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $53,132. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On January 27, 2006 the Company issued 150,000 shares of common stock to an outside consultant as payment for his services rendered. The value attributed to these shares was $94,500 ($0.63 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On February 2, 2006 the Company issued 135,545 shares of common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.293 per share for total consideration of $39,695. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On February 13, 2006 the Company issued 2,389,558 shares of common stock to an outside consultant as payment for services rendered, and a portion for services to be rendered. The value attributed to these shares was $955,823 ($0.40 per share). These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On February 14, 2006, we completed a private placement with a number of institutional and accredited investors. The aggregate number of units purchased by all investors in connection with this private placement was 4,208,331 units at a price of $0.30 per unit, to 13 accredited investors for total proceeds of $1,262,500. Each unit consists of one share of our common stock and one-half of one share of common stock purchase warrant. Each whole warrant is non transferable and entitles the holder to purchase one additional share of common stock of the Company for a period of 12 months after the closing date of the offering at a price per warrant share of $0.50.

On June 6, 2006, the Company granted an incentive option for the purchase of 525,000 shares of common stock of the Company to an officer pursuant to the Company’s Amended and Restated 2006 Stock Option Plan (the “Plan”). The Company also agreed to issue by June 12, 2006, 75,000 shares of the Company’s common stock, subject to the restrictions in the Employment Agreement. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On June 13, 2006, the Company granted to an officer, pursuant to the Plan, a non-qualified option for the purchase of 350,000 shares of common stock of the Company. The Company also agreed to issue 75,000 shares of the Company’s common stock by June 20, 2006, subject to the restrictions in the Consulting Agreement. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

On June 12, 2006, the Company issued 3,000,000 shares of common stock of the Company to Green Eagle Capital Corp., for services provided to the Company, for Strategic Planning, pursuant to a verbal agreement between Green Eagle Capital Corp. and the Company. These stock issuances were exempt from registration pursuant to Section 4(2) of the Securities Exchange Act of 1933.

 Pursuant to the agreements with Mr. Gelband, we issued to Mr. Gelband 2,389,558 restricted shares of common stock on February 13, 2006. Mr. Gelband confirmed that he is an accredited investor and represented his intention to acquire the securities for investment purposes and not with a view to distribution. Mr. Gelband acknowledged that the sale of the securities was not registered under the Securities Act of 1933, as amended, and that the securities could not be resold unless the securities were registered or an exemption from registration was available. As a result of the foregoing, we relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

Pursuant to the terms of the employment agreement with Seth Grae, we agreed to issue 5,000,000 restricted shares of common stock to Mr. Grae, and grant to Mr. Grae 7,200,000 non-qualified stock options, with a term of ten years at an exercise price of $0.795 per share. The stock options shall be granted under the newly adopted 2006 Stock Plan. As a result of the relationship with Mr. Grae, we relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

On May 4, 2006, we completed a private placement of 36,659,837 Units at a price of $0.425 per Unit with a number of institutional investors, including Magnetar Capital Master Fund, Ltd., clients of Wellington Management Company, LLP, clients of Highfields Capital Management LP, clients of Cumberland Associates LLC, SF Capital Partners Ltd., Sunrise Equity Partners, L.P., and several other institutional investors as well as several accredited individual investors for total proceeds of $15,580,434.20. Each Unit consists of one share of our common stock and one-half of one purchase warrant. Each whole purchase warrant is non transferable and entitles the holder to purchase one additional share of our common stock for a period of 12 months at a price per share of $0.65.

Each investor confirmed in writing that it is an accredited investor and represented its intention to acquire the securities for investment purposes and not with a view to distribution. We did not use, and no person acting on its behalf used, any form of general solicitation or general advertising in connection with this offering. Appropriate legends shall be affixed to the stock certificates to be issued to each investor. Each investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, as amended, and that the securities could not be resold unless the securities were registered or an exemption from registration was available. As a result of the foregoing, we relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the securities.

Item 27. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form SB-2.

Exhibit Number	Description

3.1	Articles of Incorporation *

3.2	By-laws *

5	Opinion of Gary Henrie, as to the validity under Nevada law of the Securities being registered hereunder

4.1	2005 Compensation Plan for Outside Consultants of Custom Brand Networks, Inc. dated March 1, 2005 *

4.2	2005 Augmented Compensation Plan for Outside Consultants of Novastar Resources Ltd. dated August 15, 2005 *

4.3	2006 Stock Plan *

4.4	Amended and Restated 2006 Stock Plan *

10.1	Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Walter Doyle *

10.2	Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Adam Harrison *

10.3	Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Tim Lelek *

10.4	Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Bruce Fearn *

10.5	Compensation Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Paul G. Carter *

10.6	Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Walter Doyle *

10.7	Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Sanjeev Pamnani *

10.8	Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Seth Shaw *

10.9	Assignment of Specific Mineral Rights dated September 14, 2005 between American Graphite Holdings and Novastar Resources Ltd. *

10.10	Amendment No. 1, dated March 5, 2006, to Assignment of Specific Mineral Rights between American Graphite Holdings and Novastar Resources Ltd. *

10.11	Mining Acquisition Agreement dated September 30, 2005 between Walter Doyle and Novastar Resources Ltd. *

10.12	Amendment No. 1, dated March 5, 2006, to Mining Acquisition Agreement between Walter Doyle and Novastar Resources Ltd. *

10.13	Agreement and Plan of Merger dated as of February 14, 2006, between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. *

10.14	Amendment No. 1, dated June 9, 2006, to Agreement and Plan of Merger between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. *

10.15	Employment Agreement, dated as of February 14, 2006, between Novastar and Seth Grae *

10.16	Stock Option Agreement, dated as of February 14, 2006, between Novastar and Seth Grae *

10.17	Subscription Agreement, dated as of February 14, 2006, between Novastar and Thorium Power *

10.18	Amended and Restated Consulting Agreement, dated February 6, 2006, between Novastar and Alan Gelband *

10.19	Form of Subscription Agreement between Novastar and the investors in the private placement closed on February 14, 2006 *

10.20	Assignment of Minerals Lease, dated December 31, 2005, between CM Properties and Novastar Resources Ltd. *

10.21	Amendment No. 1 to Assignment of Minerals Lease, dated March 5, 2006 between CM Properties and Novastar Resources Ltd. *

10.22	Office Service Renewal Agreement, dated September 21, 2005, between Tysons Business Center, LLC and Thorium Power *

10.23	Sublease Agreement, dated May 28, 2004, between Thorium Power and Carmen & Muss, P.L.L.C. *

10.24	Office Building Lease, dated August 14, 2001, between Washington Real Estate Investment Trust and Thorium Power *

10.25
Teaming Agreement dated February 22, 2006 between The University of Texas System, The University of Texas of the Permian Basin, The University of Texas at Austin, The University of Texas at Arlington, The University of Texas at Dallas, The University of Texas at El Paso, The City of Andrews, Texas, Andrews County, Texas, the Midland Development Corporation, the Odessa Development Corporation, Thorium Power and General Atomics *

10.26	Amendment No. 1 to Amended and Restated Consulting Agreement, dated June 12, 2006, among Novastar Resources, Ltd., Alan Gelband and Alan Gelband Company, Inc. *

10.27	Employment Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe *

10.28	Stock Option Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe *

10.29	Consulting Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman *

10.30	Stock Option Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman *

10.31	Office Service Agreement, dated April 19, 2006, between Tysons Business Center LLC and Novastar Resources Ltd. *

10.32	Form of Subscription Agreement between Novastar and the investors in the private placement closed on May 4, 2006 *

10.33	Form of Registration Rights Letter Agreement between Novastar and the investors in the private placement closed on May 4, 2006 *

10.34	Form of Warrants between Novastar and the investors in the private placement closed on May 4, 2006 *

10.35	Stock Option Agreement, dated April 26, 2006, between Novastar Resources, Ltd. and George Crowley *

14.1	Code of Ethics *

16.1	Letter from Morgan and Company dated September 14, 2005 regarding change in independent accountant *

23.1	Consent of Gary Henrie, Esq.

23.2	Consent of Telford Sadovnick, P.L.L.C.

23.3	Consent of Morgan and Company, Chartered Accountants

23.4	Consent of Child, Van Wagoner & Bradshaw, PLLC

24	Power of Attorney (included on the signature page to this registration statement)
____________
* Incorporated by reference. See Exhibit List.

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act, and

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(c) Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the registrant and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of McLean, State of Virginia, on the 29th day of June 2006.

NOVASTAR RESOURCES LTD.

By:	/s/ Seth Grae
Seth Grae, President and Chief Executive Officer

By:	/s/ Larry Goldman
Larry Goldman Treasurer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date stated.

By:	/s/ Seth Grae
Seth Grae President, Chief Executive Officer and Director

By:	/s/ Larry Goldman
Larry Goldman Treasurer and Acting Chief Financial Officer

By:	/s/ Thomas Graham, Jr.
Thomas Graham, Jr. Interim Secretary and Director

By:	/s/ Cornelius J. Milmoe
Cornelius J. Milmoe Chief Operating Officer and Director

By:	/s/ Andrey Mushakov
Andrey Mushakov Executive Vice President - International Nuclear Operations

S-1

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference from Novastar’s Registration Statement on Form 10-SB filed on December 17, 1999).

3.2	By-laws (incorporated by reference from Novastar’s Registration Statement on Form 10-SB filed on December 17, 1999).

5*	Opinion of Gary Henrie, as to the validity under Nevada law of the Securities being registered hereunder

4.1
2005 Compensation Plan for Outside Consultants of Custom Brand Networks, Inc. dated March 1, 2005 (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on March 10, 2005).

4.2
2005 Augmented Compensation Plan for Outside Consultants of Novastar Resources Ltd. dated August 15, 2005 (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on August 19, 2005).

4.3	2006 Stock Plan (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed February 21, 2006)

4.4	Amended and Restated 2006 Stock Plan (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed May 10, 2006)

10.1
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Walter Doyle (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.2
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Adam Harrison (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.3
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Tim Lelek (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.4
Consulting Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Bruce Fearn (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

10.5
Compensation Agreement dated October 15, 2004 between Custom Branded Networks, Inc. and Paul G. Carter (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on October 19, 2004).

1

10.6
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Walter Doyle (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.7
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Sanjeev Pamnani (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.8
Consulting Agreement dated January 24, 2005 between Custom Branded Networks, Inc. and Seth Shaw (incorporated by reference from Novastar’s Registration Statement on Form S-8 filed on January 27, 2005).

10.9
Assignment of Specific Mineral Rights dated September 14, 2005 between American Graphite Holdings and Novastar Resources Ltd. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

10.10
Amendment No. 1, dated March 5, 2006, to Assignment of Specific Mineral Rights between American Graphite Holdings and Novastar Resources Ltd. (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.11	Mining Acquisition Agreement dated September 30, 2005 between Walter Doyle and Novastar Resources Ltd. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

10.12
Amendment No. 1, dated March 5, 2006, to Mining Acquisition Agreement between Walter Doyle and Novastar Resources Ltd. (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.13
Agreement and Plan of Merger dated as of February 14, 2006, between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference from Novastar’s Current Report on Form 8-K filed on June 13, 2006).

10.14
Amendment No. 1, dated June 9, 2006, to Agreement and Plan of Merger between Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.15	Employment Agreement, dated as of February 14, 2006, between Novastar and Seth Grae (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.16	Stock Option Agreement, dated as of February 14, 2006, between Novastar and Seth Grae (incorporated by reference to Exhibit 10.3 of the current report of Novastar on Form 8-K filed February 21, 2006)

2

10.17
Subscription Agreement, dated as of February 14, 2006, between Novastar and Thorium Power (incorporated by reference to Exhibit 10.4 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.18
Amended and Restated Consulting Agreement, dated February 6, 2006, between Novastar and Alan Gelband (incorporated by reference to Exhibit 10.5 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.19
Form of Subscription Agreement between Novastar and the investors in the private placement closed on February 14, 2006 (incorporated by reference to Exhibit 10.6 of the current report of Novastar on Form 8-K filed February 21, 2006)

10.20
Assignment of Minerals Lease, dated December 31, 2005, between CM Properties and Novastar Resources Ltd. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed January 10, 2006)

10.21
Amendment No. 1 to Assignment of Minerals Lease, dated March 5, 2006 between CM Properties and Novastar Resources Ltd. (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.22
Office Service Renewal Agreement, dated September 21, 2005, between Tysons Business Center, LLC and Thorium Power (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.23	Sublease Agreement, dated May 28, 2004, between Thorium Power and Carmen & Muss, P.L.L.C. (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.24
Office Building Lease, dated August 14, 2001, between Washington Real Estate Investment Trust and Thorium Power (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.25
Teaming Agreement dated February 22, 2006 between The University of Texas System, The University of Texas of the Permian Basin, The University of Texas at Austin, The University of Texas at Arlington, The University of Texas at Dallas, The University of Texas at El Paso, The City of Andrews, Texas, Andrews County, Texas, the Midland Development Corporation, the Odessa Development Corporation, Thorium Power and General Atomics (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.26
Amendment No. 1 to Amended and Restated Consulting Agreement, dated June 12, 2006, among Novastar Resources, Ltd., Alan Gelband and Alan Gelband Company, Inc. (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

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10.27
Employment Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.28
Stock Option Agreement, dated June 6, 2006, between Novastar Resources, Ltd. and Cornelius J. Milmoe (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.29
Consulting Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.30
Stock Option Agreement, dated June 12, 2006, between Novastar Resources, Ltd. and Larry Goldman (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed June 13, 2006).

10.31
Office Service Agreement, dated April 19, 2006, between Tysons Business Center LLC and Novastar Resources Ltd. (incorporated by reference from Novastar’s Registration Statement on Form S-4 filed on June 14, 2006).

10.32
Form of Subscription Agreement between Novastar and the investors in the private placement closed on May 4, 2006 (incorporated by reference to Exhibit 10.1 of the current report of Novastar on Form 8-K filed May 8, 2006)

10.33
Form of Registration Rights Letter Agreement between Novastar and the investors in the private placement closed on May 4, 2006 (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed May 8, 2006)

10.34
Form of Warrants between Novastar and the investors in the private placement closed on May 4, 2006 (incorporated by reference to Exhibit 10.3 of the current report of Novastar on Form 8-K filed May 8, 2006)

10.35
Stock Option Agreement, dated April 26, 2006, between Novastar Resources, Ltd. and George Crowley (incorporated by reference to Exhibit 10.2 of the current report of Novastar on Form 8-K filed May 10, 2006).

14.1	Code of Ethics (incorporated by reference from Novastar’s Annual Report on Form 10-KSB filed on October 13, 2004).

16.1	Letter from Morgan and Company dated September 14, 2005 regarding change in independent accountant (incorporated by reference from Novastar’s Current Report on Form 8-K filed on October 11, 2005).

23.1*	Consent of Gary Henrie, Esq. (included in Exhibit 5)

23.2*	Consent of Telford Sadovnick, P.L.L.C.

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23.3*	Consent of Morgan and Company, Chartered Accountants

23.4*	Consent of Child, Van Wagoner & Bradshaw, PLLC

24*	Power of Attorney (included on the signature page to this registration statement)

* filed herewith

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